    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1999
                                                         REGISTRATION NO. 333---
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                AFFYMETRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                8731                               77-0319159
   (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               VERN NORVIEL, ESQ.
                             SENIOR VICE PRESIDENT,
                    GENERAL COUNSEL AND CORPORATE SECRETARY
                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

                   NEIL T. ANDERSON, ESQ.                                      MICHAEL E. LYTTON, ESQ.
                    SULLIVAN & CROMWELL                                           PALMER & DODGE LLP
                      125 BROAD STREET                                            ONE BEACON STREET
                  NEW YORK, NEW YORK 10004                                   BOSTON, MASSACHUSETTS 02108
                       (212) 558-4000                                               (617) 573-0100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Genetic MicroSystems, Inc. with and into GMS Acquisition, Inc. pursuant to the Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                   AMOUNT TO        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
          SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PER SHARE             PRICE(2)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,
together with attached rights to purchase
Series B Junior Participating Preferred
Stock..........................................      1,070,000             N.A.              $8,513.91              $2.37
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to common stock, par value $0.01 per share, together with attached rights to purchase Series B Junior Participating Preferred Stock, of the Registrant, Affymetrix, Inc., estimated to be issuable upon the consummation of the merger of Genetic MicroSystems, Inc., a Massachusetts corporation, with and into GMS Acquisition, Inc., a Massachusetts corporation, pursuant to the Agreement and Plan of Merger, dated as of September 10, 1999, by and among Genetic MicroSystems, Inc., Affymetrix, Inc., GMS Acquisition, Inc., Jean Montagu as Stockholder Representative, and the stockholders of Genetic MicroSystems, Inc. set forth in the signature pages to that document.

(2) Genetic MicroSystems, Inc. is a privately held corporation and there is no market for its securities. Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is based upon the book value of the securities of Genetic MicroSystems, Inc. being acquired in the proposed merger. The book value of the securities of Genetic MicroSystems being acquired in the proposed merger was determined as of October 13, 1999 and is a negative number. Since Genetic MicroSystems has an accumulated capital deficit, pursuant to Rule 457(f)(2) of the Securities Act, one-third of the principal amount, par value or stated capital of Genetic MicroSystems' securities is used. The Genetic MicroSystems' shares of common stock have no par value and no stated capital and the Genetic MicroSystems' shares of convertible preferred stock have a par value of $0.01 per share. The number of Genetic MicroSystems' shares of convertible preferred stock outstanding and subject to warrants as of October 13, 1999, is 2,554,174. The proposed maximum aggregate offering price is equal to: (i) 2,554,174 multiplied by (ii) 0.01 and divided by (iii) 3.

(3) Calculated by multiplying .000278 by the proposed maximum aggregate offering price.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          [GENETIC MICROSYSTEMS LOGO]
                                34 COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801
                           -------------------------

To the Stockholders of Genetic MicroSystems, Inc.:

    Genetic MicroSystems, Inc. has entered into a merger agreement with Affymetrix, Inc. Under that agreement, Genetic MicroSystems would become a wholly owned subsidiary of Affymetrix.

    In the merger, Affymetrix will issue up to 1,070,000 shares of its common stock, representing less than 4% of the outstanding Affymetrix common stock after the merger. For each share of Genetic MicroSystems stock that you own, you will be entitled to receive a fraction of a share of Affymetrix common stock determined by dividing 1,070,000 by the number of outstanding shares of Genetic MicroSystems common stock and convertible preferred stock and the outstanding options and warrants to purchase Genetic MicroSystems common stock and convertible preferred stock immediately before the effective time of the merger. In addition, 10% of the shares to be issued at the closing of the merger will be placed on a pro-rata per stockholder basis in an escrow fund to satisfy certain indemnification obligations of Genetic MicroSystems.

    The merger has been structured with the intent that you will not recognize gain or loss for federal income tax purposes on the receipt of Affymetrix common stock in exchange for your Genetic MicroSystems shares. A more detailed discussion of the material federal income tax consequences of the merger is contained in the accompanying proxy statement/prospectus.

    Your Board of Directors has scheduled a special meeting of stockholders to be held on --, 1999 at Genetic MicroSystems headquarters, 34 Commerce Way, Woburn, Massachusetts 01801, commencing at 10:00 a.m. local time to vote for adoption of the merger agreement and the appointment of a stockholder representative.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS OF THE PROPOSED MERGER, HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE IN THE BEST INTERESTS OF GENETIC MICROSYSTEMS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL THAT THE MERGER DOES NOT CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.

    I, together with five other stockholders of Genetic MicroSystems, who together with me beneficially own and have voting control over approximately 69.5% of the outstanding shares of Genetic MicroSystems common stock and approximately 72% of the outstanding shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger proposals. These shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.

    Please complete, sign and date the enclosed proxy card and return it in the enclosed self-addressed and stamped envelope, even if you plan to attend the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adopting the merger proposals.

    We appreciate your support in this very important transaction. We are very enthusiastic about the merger with Affymetrix, and are confident that the combined company will grow and prosper in a competitive marketplace. On behalf of the board of directors of Genetic MicroSystems, I urge you to vote "FOR" approval of the merger proposals.

    PLEASE READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS CAREFULLY FOR DETAILED INFORMATION ABOUT THE PROPOSED MERGER CAREFULLY AND TO CONSIDER THE RISK FACTORS RELATING TO THE MERGER BEGINNING ON PAGE 21 OF THE PROXY STATEMENT/PROSPECTUS.

                                          Sincerely,

                                          /s/ Jean Montagu

                                          Jean Montagu
                                          President and Chief Executive Officer

                          [GENETIC MICROSYSTEMS LOGO]

                                34 COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON --, 1999

TO THE STOCKHOLDERS OF GENETIC MICROSYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Genetic MicroSystems, Inc. will be held on --, 1999, at 10:00 a.m., local time, at the offices of Genetic MicroSystems located at 34 Commerce Way, Woburn, Massachusetts 01801, for the following purposes:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 10, 1999, by and among Affymetrix, Inc., a Delaware corporation, GMS Acquisition, Inc., a Massachusetts corporation wholly owned directly by Affymetrix, Genetic MicroSystems, Inc., a Massachusetts corporation, Jean Montagu as Stockholder Representative and the stockholders of Genetic MicroSystems, Inc. listed in the signature pages of that document, pursuant to which, among other things:

        - Each outstanding share of Genetic MicroSystems common stock and convertible preferred stock will be converted into the right to receive a fraction of a share of Affymetrix common stock, based on an exchange ratio described in the accompanying proxy statement/prospectus.

        - Genetic MicroSystems will be merged with and into GMS Acquisition, Inc. as a result of which Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix.

        - Affymetrix will assume each outstanding option and warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, which will be converted into an option or warrant to purchase a fraction of a share of Affymetrix common stock.

        - 10% of the shares to be issued at the closing of the merger will be placed into an escrow fund.

          2. To have the holders of shares of Genetic MicroSystems Series A convertible preferred stock vote on the proposal that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems.

          3. To appoint Jean Montagu as Stockholder Representative to act on behalf of the current Genetic MicroSystems stockholders in connection with the escrow fund established pursuant to the terms of the merger agreement and the escrow agreement.

          4. To transact such other business as may properly come before the special meeting or any adjournment(s) of the special meeting.

     Stockholders of record at the close of business on --, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each holder of record of common stock and convertible preferred stock on such record date will be entitled to one vote for each share held on each matter to be acted upon at the special meeting, except with respect to Item 2, with respect to which only holders of Genetic MicroSystems Series A convertible preferred stock will be entitled to vote.

     THE BOARD OF DIRECTORS OF GENETIC MICROSYSTEMS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL THAT THE MERGER DOES NOT CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.

     Please complete, sign, date and promptly return the enclosed proxy card in the enclosed self-addressed and stamped envelope even if you plan to attend the special meeting. If you decide to attend the special meeting you may vote in person even if you have returned a proxy.

     Holders of outstanding shares of Genetic MicroSystems common stock and convertible preferred stock have the right to dissent from the merger and, subject to certain conditions, receive payment for their shares. These rights are described in greater detail in the accompanying proxy statement/prospectus under the caption "Appraisal Rights" and are set forth in full in Appendix E to the attached document.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY AT THIS TIME.

                                          By Order of the Board of Directors,

                                               /s/ Peter Lewis

                                          Peter Lewis
                                          Corporate Clerk of Genetic
                                          MicroSystems, Inc.

Woburn, Massachusetts
             , 1999

THIS DOCUMENT AND THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS DOCUMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to completion, dated October 14, 1999

[AFFYMETRIX GENECHIP LOGO][GENETIC MICROSYSTEMS, INC. LOGO]
                                PROXY STATEMENT
                     FOR SPECIAL MEETING OF STOCKHOLDERS OF
                           GENETIC MICROSYSTEMS, INC.

                                 PROSPECTUS OF
                                AFFYMETRIX, INC.
                           UP TO 1,070,000 SHARES OF
                                  COMMON STOCK

     Affymetrix, Inc. and Genetic MicroSystems, Inc. have entered into a merger agreement. As a result of the merger, Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix. Pursuant to the terms of the merger agreement, Affymetrix will exchange an aggregate of up to 1,070,000 shares of Affymetrix common stock for all the outstanding common stock and convertible preferred stock of Genetic MicroSystems and all shares issuable upon exercise of all outstanding options and warrants to acquire Genetic MicroSystems stock. Based on the number of Genetic MicroSystems shares, and vested and unvested options or warrants outstanding as of October 13, stockholders of Genetic MicroSystems will receive approximately 0.2832 of a share of Affymetrix common stock for each share of Genetic MicroSystems common stock or convertible preferred stock. This exchange ratio, however, is subject to reduction if Genetic MicroSystems issues or grants additional shares, options or warrants in the ordinary course of business prior to the effective time of the merger. In addition, pursuant to the terms of the merger agreement and an escrow agreement, 10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger will be placed in an escrow fund to satisfy certain indemnification obligations of Genetic MicroSystems. See "The Merger
Agreement -- Indemnification and Liability Obligations" on page 64 and "Escrow Agreement" on page 68.

     The merger is intended to qualify as a tax-free reorganization and to be accounted for as a pooling-of-interests. See "The Merger -- Material Federal Income Tax Consequences" on page 49 and "The Merger -- Accounting Treatment" on page 51.

     THE BOARD OF DIRECTORS OF GENETIC MICROSYSTEMS UNANIMOUSLY RECOMMENDS THAT GENETIC MICROSYSTEMS STOCKHOLDERS VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL THAT THE MERGER DOES NOT CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.

     Massachusetts law is applicable to the merger and requires that the merger agreement be approved by the affirmative vote of two-thirds of the shares of each class of stock of Genetic MicroSystems. Affymetrix has entered into stockholder voting agreements with Jean Montagu, the Chairman, Chief Executive Officer and founder of Genetic MicroSystems, and with five other stockholders of Genetic MicroSystems who are all either family members of Jean Montagu or executive officers or directors of Genetic MicroSystems. These six stockholders, who together beneficially own and have voting control over approximately 69.5% of the shares of Genetic MicroSystems common stock and approximately 72% of the shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger proposals and their shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.

     Affymetrix is a Delaware corporation and the shares of Affymetrix common stock trade on the NASDAQ National Market under the symbol "AFFX." Genetic MicroSystems is a privately held Massachusetts corporation with fewer than ninety stockholders.

     THIS DOCUMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE MERGER AGREEMENT AND THE PROPOSED MERGER. AFFYMETRIX PROVIDED THE INFORMATION CONCERNING AFFYMETRIX. GENETIC MICROSYSTEMS PROVIDED THE INFORMATION CONCERNING GENETIC MICROSYSTEMS. PLEASE SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94 FOR ADDITIONAL INFORMATION ON AFFYMETRIX.

     WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS DOCUMENT IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 21.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      We are first mailing this proxy statement/prospectus dated --, 1999 and the form of proxy on or about --, 1999.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Questions and Answers About the
  Merger............................    ii
Summary.............................     1
Recent Developments.................    12
Summary of Selected Historical
  Information of Affymetrix.........    13
Summary of Selected Historical
  Financial Data of Genetic
  MicroSystems......................    14
Pro Forma Combined Financial
  Information of Affymetrix.........    15
Unaudited Selected Pro Forma
  Condensed Combined Financial
  Data..............................    16
Comparative Per Share Information...    17
Market Price and Dividend
  Information.......................    19
Risk Factors........................    21
Cautionary Statement Concerning
  Forward-Looking Statements........    39
The Companies.......................    39
The Genetic Microsystems Special
  Meeting...........................    41

                                      PAGE
                                      ----
Appraisal Rights....................    43
The Merger..........................    45
The Merger Agreement................    53
Stock Option Agreement..............    66
Escrow Agreement....................    68
Stockholder Voting Agreements.......    69
Stock Ownership of Directors,
  Executive Officers and Principal
  Stockholders......................    70
Interests of Certain Persons in the
  Merger............................    72
Genetic Microsystems' Management's
  Discussion and Analysis of the
  Financial Condition and Results of
  Operation.........................    75
Description of Affymetrix Capital
  Stock.............................    78
Comparison of Stockholder Rights....    84
Validity of Shares..................    94
Experts.............................    94
Where You Can Find More
  Information.......................    94

                               LIST OF APPENDICES

Appendix A -- Agreement and Plan of Merger, dated as of September 10, 1999, by and among Affymetrix, Inc., GMS Acquisition, Inc., Genetic MicroSystems, Inc., Jean Montagu, as Stockholder Representative, and the stockholders of Genetic MicroSystems, Inc. listed in the signature pages thereto

Appendix B -- Stock Option Agreement, dated as of September 10, 1999, between
              Affymetrix, Inc. and Genetic MicroSystems, Inc.

Appendix C -- Escrow Agreement, dated as of September 10, 1999, among Genetic
              MicroSystems, Inc., Affymetrix, Inc., GMS Acquisition, Inc., Jean Montagu, as Stockholder Representative, and Bank One Trust Company, N.A., as Escrow Agent

Appendix D -- Form of Stockholder Voting Agreement

Appendix E -- Sections 85 through 98 of the Massachusetts Business Corporation
              Law Regarding Appraisal Rights

Appendix F -- Genetic MicroSystems' Audited Financial Statements for the Year
              Ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997, and Unaudited Condensed Financial Statements for the Six Months ended July 3, 1999 and June 30, 1998

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger agreement is adopted, Affymetrix will exchange an aggregate of up to 1,070,000 shares of Affymetrix common stock for all the Genetic MicroSystems common and convertible preferred shares:

    - issued and outstanding immediately prior to the effective time of the merger; and

    - subject to options or warrants immediately prior to the effective time of the merger, whether vested or unvested or currently exercisable or unexercisable.

    The number of Affymetrix shares to be received by each Genetic MicroSystems stockholder will be calculated immediately prior to the effective time of the merger by dividing 1,070,000 by the aggregate number of the Genetic MicroSystems shares issued and outstanding and Genetic MicroSystems shares subject to Genetic MicroSystems options or warrants.

    Each outstanding option or warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, will be converted into an option or warrant to acquire the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant immediately prior to the closing of the merger and the exercise price will be adjusted appropriately.

    You will not receive fractional shares of Affymetrix common stock. Instead, you will receive the cash value, without interest, of any fractional share of Affymetrix common stock that you might otherwise have been entitled to receive.

Q: AS A GENETIC MICROSYSTEMS STOCKHOLDER, DO I HAVE TO ACCEPT AFFYMETRIX COMMON STOCK IN EXCHANGE FOR MY GENETIC MICROSYSTEMS SHARES IF THE MERGER IS APPROVED?

A: No. If you are a Genetic MicroSystems stockholder and you follow the procedures prescribed by Massachusetts law, including filing a written objection with Genetic MicroSystems prior to the special meeting and refraining from voting for adoption of the merger agreement, you may dissent from the merger and have the fair value of your stock appraised by a court and paid in cash. If you follow those procedures, you will not receive Affymetrix common stock. The fair value of your Genetic MicroSystems stock, determined in the manner prescribed by Massachusetts law, will be paid to you in cash. You may be required in this case to pay federal taxes on the amount of cash you receive. For a more complete description of these appraisal rights, see "Appraisal Rights" on page 43 and Appendix E to this document.

Q:  WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed self-addressed and stamped envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote FOR adoption of the merger agreement. If you do not vote or you abstain, it will have the effect of a vote against the merger agreement.

    The special meeting will take place on --, 1999 at 10:00 a.m., local time at Genetic MicroSystems' executive offices, 34 Commerce Way, Woburn, Massachusetts 01801. If you wish, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy card. IF YOU DO NOT ATTEND THE

    SPECIAL MEETING IN PERSON, YOUR PROXY MUST BE RECEIVED ON OR PRIOR TO -- IN ORDER FOR YOUR SHARES TO BE VOTED AT THE SPECIAL MEETING.

Q:  WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF GENETIC
    MICROSYSTEMS?

A: THE BOARD OF DIRECTORS OF GENETIC MICROSYSTEMS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL THAT THE MERGER DOES NOT CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:

    - you can send a written notice signed by you stating that you would like to revoke your proxy. If you choose this method, you must submit your notice of revocation to Genetic MicroSystems at 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Clerk;

    - you can complete and submit a new proxy card. If you choose this method, you must submit your new proxy card to Genetic MicroSystems at 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Clerk; or

    - you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: Affymetrix and Genetic MicroSystems are working towards completing the merger in or before January, 2000. Genetic MicroSystems must obtain stockholder approval and intends to complete the merger as soon as possible after the special meeting. The merger agreement may be terminated if the merger is not consummated by February 15, 1999.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The merger has been structured with the intent that you will not recognize gain or loss for federal income tax purposes on your receipt of Affymetrix common stock in exchange for your shares of Genetic MicroSystems stock. To review the tax consequences to stockholders in greater detail, see "The Merger -- Material Federal Income Tax Consequences" on page 49.

Q: ARE THERE ANY RISKS RELATED TO THE PROPOSED TRANSACTION OR ANY RISKS RELATED TO OWNING AFFYMETRIX COMMON STOCK?

A: Yes, there are substantial risks to the transaction and ownership of Affymetrix common stock. You should carefully review the risk factors described beginning on page 21.

Q:  WHAT HAPPENS AS THE MARKET PRICE OF AFFYMETRIX COMMON STOCK FLUCTUATES?

A: The maximum number of shares of Affymetrix common stock to be distributed to the Genetic MicroSystems stockholders is fixed at 1,070,000. This number includes shares of Affymetrix common stock to be issued at the closing of the merger as well as shares of Affymetrix common stock that will be subject to the options and warrants that Affymetrix is assuming in the merger. Since the market value of Affymetrix common stock will fluctuate before and after the closing of the merger, the value of the shares of Affymetrix common stock that Genetic MicroSystems stockholders will receive in the merger will fluctuate as well and could increase or decrease significantly.

     This document incorporates by reference important business and financial information about Affymetrix that is not included in, or delivered with, this document. Affymetrix will provide you with copies of the information relating to Affymetrix that have been incorporated by reference, without charge, upon written or oral request to:

                                AFFYMETRIX, INC.
                              CORPORATE SECRETARY
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000

     Genetic MicroSystems is a privately held corporation that is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore does not incorporate information in this document by reference unless such information appears in an Appendix to this document.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully, you should read carefully this entire document and the documents we refer to in this document. See "Where You Can Find More Information" on page
94. The merger agreement is attached as Appendix A to this document. We encourage you to read it, as well as the documents attached as Appendices B through E as these are important legal documents that govern the merger. We have included page references to other parts of this document in parentheses to direct you to a more complete description of the topics presented in this summary.

                            THE COMPANIES (PAGE 39)

AFFYMETRIX, INC.

3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000

     Affymetrix is in the business of developing and commercializing DNA probe array technology and systems for the acquisition, analysis and management of complex genetic data in order to facilitate and improve the diagnosis, monitoring and treatment of disease. Shares of Affymetrix common stock trade on the NASDAQ National Market under the symbol "AFFX".

GENETIC MICROSYSTEMS, INC.

34 Commerce Way
Woburn, Massachusetts 01801
(781) 932-9333

     Genetic MicroSystems is a privately held corporation with fewer than ninety stockholders primarily engaged in the manufacture of biotechnology research equipment.

GMS ACQUISITION, INC.

3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000

     GMS Acquisition is a wholly owned subsidiary of Affymetrix. If we complete the merger, Genetic MicroSystems will be merged into GMS Acquisition. GMS Acquisition was organized for use in the merger and will be the successor to Genetic MicroSystems. It is anticipated that, at the effective time of the merger, GMS Acquisition will be renamed Genetic MicroSystems, Inc.

             GENETIC MICROSYSTEMS' REASONS FOR THE MERGER (PAGE 48)

     Genetic MicroSystems' board of directors believes that the merger is in the best interests of Genetic MicroSystems and its stockholders. In reaching its decision to approve the merger, Genetic MicroSystems' board of directors considered a number of factors, including the belief of the Genetic MicroSystems board of directors:

- that the markets addressed by Genetic MicroSystems and Affymetrix are complementary and that customers would be beneficially served by a broad solution to their microarray needs and through expansion of the total market;

- that synergies exist between Genetic MicroSystems and Affymetrix with regard to instrumentation development as well as expansion of the sales, service and customer support network;

- that Affymetrix owns and has rights to considerable intellectual property that Genetic MicroSystems could obtain rights to, thus enabling a greater freedom to serve its customers efficiently;

- that the merger would provide access to capital resources needed to compete in this rapidly expanding marketplace;

- that, through a tax-free reorganization, the opportunity to own stock of the combined entity would provide stockholders with greater liquidity and a possibility of a better return on stockholder investment;

- information relating to the business, assets, management, competitive position, operating performance, trading performance and prospects of each of Genetic MicroSystems and Affymetrix, including the prospects of Genetic MicroSystems if it were to continue as an independent company;

- the current and historical market prices of the Affymetrix common stock and the risks associated with ownership of Affymetrix common stock;

- the possibility of strategic alternatives to the merger for enhancing long-term stockholder value;

- the impact of the merger on Genetic MicroSystems' and Affymetrix' customers, suppliers and employees;

- the likelihood that the merger would be completed;

- the terms of the merger agreement, including balanced representations and warranties, balanced conditions to closing and rights of termination, and provisions permitting the Genetic MicroSystems board of directors to terminate the merger agreement in response to a third party proposal which the Genetic MicroSystems board of directors determines in its good faith judgment to be more favorable to Genetic MicroSystems stockholders than the merger;

- the expected qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code;

- the risk that the operations of Affymetrix and Genetic MicroSystems might not be successfully integrated;

- the risk that, despite the efforts of Affymetrix and Genetic MicroSystems after the merger, key personnel might leave the combined company;

- the difficulty of managing operations in the different geographic locations in which Genetic MicroSystems and Affymetrix operate and will continue to operate; and

- the risk that the potential benefits of the merger might not be fully realized.

                             RECOMMENDATION OF THE
                      GENETIC MICROSYSTEMS BOARD (PAGE 48)

     THE BOARD OF DIRECTORS OF GENETIC MICROSYSTEMS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL THAT THE MERGER DOES NOT CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.

                              DATE, TIME AND PLACE
                        OF THE SPECIAL MEETING (PAGE 41)

     The special meeting will be held on --, at 10:00 a.m., local time, at Genetic MicroSystems' executive offices, 34 Commerce Way, Woburn, Massachusetts 01801.

 STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING; VOTE REQUIRED (PAGE 41)

     The close of business on --, 1999 was the record date for the special meeting. Only Genetic MicroSystems stockholders on the record date are entitled to notice of and to vote at the special meeting. On the record date, there were 1,006,702 shares of Genetic MicroSystems common stock and 2,431,977 shares of Genetic MicroSystems Series A and Series B convertible preferred stock outstanding.

     At the special meeting, the merger agreement must be adopted by the vote of the holders of:

- two-thirds of the shares of Genetic MicroSystems common stock outstanding and entitled to vote as of the record date for the special meeting;

- two-thirds of the shares of Genetic MicroSystems convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting; and

- a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting.

The affirmative vote of a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting will also have to be obtained to the effect that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems.

     In addition, the affirmative vote of a majority of Genetic MicroSystems common stock and convertible preferred stock, taken as a class, will have to be obtained to appoint Jean Montagu as stockholder representative to act on behalf of the current Genetic MicroSystems stockholders in connection with the escrow fund established pursuant to the merger agreement and the escrow agreement.

     Each share of Genetic MicroSystems common and convertible preferred stock will be entitled to one vote on each matter to be acted upon at the special meeting, except with respect to the proposal that the merger does not constitute a liquidation, with respect to which only holders of Genetic MicroSystems Series A convertible preferred stock will be entitled to vote.

     Affymetrix has entered into stockholder voting agreements with Jean Montagu, the Chairman, Chief Executive Officer and founder of Genetic MicroSystems, and with five other stockholders of Genetic MicroSystems who are all either family members of Jean Montagu or executive officers or directors of Genetic MicroSystems. These six stockholders, who together beneficially own and have voting control over approximately 69.5% of the shares of Genetic MicroSystems common stock and approximately 72% of the shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger proposals and their shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.

                         STOCK OWNERSHIP OF DIRECTORS,
                        EXECUTIVE OFFICERS AND PRINCIPAL
                   STOCKHOLDERS/INTERESTS OF CERTAIN PERSONS
                               (PAGES 70 AND 72)

     When considering the recommendation by the board of directors of Genetic MicroSystems to vote FOR adoption of the merger agreement, you should be aware that certain directors and executive officers of Genetic MicroSystems have interests in the merger that may be different from your interests. Certain directors, officers and employees of Genetic MicroSystems who hold stock subject to repurchase rights pursuant to existing plans will receive certain benefits upon completion of the merger, including elimination of those repurchase rights. Genetic MicroSystems' board of directors was aware of these interests and considered them in approving the merger agreement.

     As of the record date for the special meeting, the directors and executive officers of Genetic MicroSystems, as a group, beneficially owned approximately --% of the outstanding Genetic MicroSystems common stock and approximately --% of the outstanding Genetic MicroSystems convertible preferred stock.

                            OWNERSHIP OF AFFYMETRIX
                              FOLLOWING THE MERGER

     Genetic MicroSystems stockholders collectively will receive a total of up to 1,070,000 shares of Affymetrix common stock in the merger. This number includes shares of Affymetrix common stock to be issued at the closing of the merger as well as shares of Affymetrix common stock that will be subject to the options and warrants that Affymetrix is assuming in the merger.

     Based on that number, and based on the number of shares of Affymetrix common stock outstanding as of October 13, existing Genetic MicroSystems stockholders will own less than 4% of the Affymetrix common stock outstanding immediately after the merger.

                            NASDAQ TRADING (PAGE 52)

     It is a condition to the merger that Affymetrix file the appropriate notification form for quotation of Affymetrix common stock to be issued in the merger with the NASDAQ National Market and pay the applicable fee. Therefore, prior to consummation of the merger, Affymetrix common stock to be issued in connection with the merger will be approved for quotation on the NASDAQ National Market. If we complete the merger, you will be able to trade the shares of Affymetrix common stock you receive in the merger on the NASDAQ National Market. Genetic MicroSystems is a privately held company with fewer than ninety stockholders and is not listed on any exchange, quoted on any trading market or subject to reporting requirements under the Securities Exchange Act.

                         THE MERGER AGREEMENT (PAGE 53)

     The Merger Agreement is attached as Appendix A to this document. We encourage you to read the merger agreement. It is an important legal document that governs the merger.

                              THE MERGER (PAGE 45)

     In the merger, Genetic MicroSystems will be merged with and into GMS Acquisition. GMS Acquisition will be the surviving corporation and will remain a wholly owned subsidiary of Affymetrix. At the effective time of the merger, it is anticipated that GMS Acquisition will be renamed Genetic MicroSystems, Inc.

     Affymetrix will exchange an aggregate of up to 1,070,000 shares of Affymetrix common stock for all the Genetic MicroSystems common and convertible preferred shares:

- issued and outstanding immediately prior to the effective time of the merger; and

- subject to options or warrants immediately prior to the effective time of the merger, whether vested or unvested or currently exercisable or unexercisable.

                                 EXCHANGE RATIO

     The number of Affymetrix shares to be received by each Genetic MicroSystems stockholder will be calculated immediately prior to the effective time of the merger by dividing 1,070,000 by the aggregate number of the Genetic MicroSystems shares issued and outstanding and Genetic MicroSystems shares subject to options or warrants.

     Each outstanding option or warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, will be converted into an option or warrant to acquire the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant immediately prior to the closing of the merger and the exercise price will be adjusted appropriately.

     You will not receive fractional shares of Affymetrix common stock. Instead, you will receive the cash value, without interest, of any fractional share of Affymetrix common stock you might otherwise have been entitled to receive.

     For example, if you are entitled to receive 100.10 shares of Affymetrix common stock, you will receive a certificate for 100 shares of Affymetrix common stock, and cash representing the value of a tenth of a share of Affymetrix common stock. To obtain this cash amount, the exchange agent will sell all fractional shares shortly after the merger so the amount of money to be distributed in lieu of fractional shares will depend on the trading price of Affymetrix common stock at that time.

                            CONDITIONS TO THE MERGER
                                   (PAGE 55)

     We will complete the merger only if we satisfy or waive several conditions, including the following:

- The merger agreement must be approved by vote of the holders of:

     - two-thirds of the shares of Genetic MicroSystems common stock outstanding and entitled to vote as of the record date for the special meeting,

     - two-thirds of the shares of Genetic MicroSystems convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting, and

     - a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting;

- the affirmative vote of a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting shall have been obtained to the effect that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems;

- the appropriate notification form for quotation of Affymetrix common stock to be issued in the merger shall have been filed with the NASDAQ National Market and the applicable fee shall have been paid by Affymetrix;

- the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated and all notices or other filings required to be made prior to the effective time with any governmental entity, and all consents, permits and authorizations required to be obtained prior to the effective time from any governmental entity in connection with the execution and delivery of the merger agreement and the consummation of the merger shall have been made or obtained;

- there must be no court order or law in effect that prohibits the merger or makes the merger illegal;

- each of Affymetrix and Genetic MicroSystems must receive a letter, dated as of the closing date, from Ernst & Young LLP regarding the appropriateness of pooling-of-interests accounting for the merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the merger agreement;

- each of Affymetrix and Genetic MicroSystems must certify to the other that its representations and warranties contained in the merger agreement are true and correct except for breaches of representations and warranties as of the closing date of the merger that do not relate to matters that are reasonably likely to have a material adverse effect on the representing party;

- each of Genetic MicroSystems and Affymetrix must certify to each other that it has performed in all material respects all obligations required to be performed under the merger agreement;

- Affymetrix and Genetic MicroSystems must each receive a legal opinion confirming that the merger will qualify as a tax-free reorganization;

- Affymetrix and Genetic MicroSystems must obtain the consent or approval of each person whose consent or approval is required under any material contract to which Affymetrix, its subsidiaries or Genetic MicroSystems is a party; and

- Affymetrix must have received the resignations of each director of Genetic MicroSystems.

                        TERMINATION, AMENDMENT OR WAIVER
                                   (PAGE 62)

     Affymetrix and Genetic MicroSystems can agree to terminate the merger agreement without completing the merger, and either company can terminate the merger agreement if any of the following occurs:

- the merger is not completed by February 15, 2000, provided that the right to terminate after such date will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have proximately contributed to the occurrence of the failure of the merger to be consummated;

- the requisite approval of the Genetic MicroSystems stockholders has not been obtained at a meeting duly convened for such purpose; or

- any order permanently restraining, enjoining or otherwise prohibiting the merger shall become final and non-appealable.

     In addition, Genetic MicroSystems may terminate the merger agreement as a result of an acquisition proposal from a potential acquiror if:

- Genetic MicroSystems is not in breach of any of the terms of the merger agreement; and

     - The board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and

     - Affymetrix does not make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into such an agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice; and

     - Genetic MicroSystems pays to Affymetrix, prior to such termination, in immediately available funds the termination and expense fees that are discussed below under the heading "The Merger -- The Merger Agreement:
       Termination Fee and Expense Reimbursement" on page 63.

- if there has been a material breach by Affymetrix or GMS Acquisition of any representation, warranty, covenant or agreement of Affymetrix or GMS Acquisition contained in the merger agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Genetic MicroSystems to the party committing such breach.

     In addition, Affymetrix may terminate the merger agreement if:

- the Genetic MicroSystems board of directors shall have withdrawn or adversely modified its approval or recommendation of the merger agreement or failed to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so;

- there has been a material breach by Genetic MicroSystems of any representation, warranty, covenant or agreement of Genetic MicroSystems contained in the merger agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Affymetrix to Genetic MicroSystems; or

- Genetic MicroSystems or any of the other persons set forth under the heading "The Merger -- The Merger Agreement: No Solicitation of Acquisition Proposals" takes any of the actions that are proscribed by the covenant described under the that heading. See "The Merger -- The Merger Agreement: No

  Solicitation of Acquisition Proposals" on page 59.

              TERMINATION FEE AND EXPENSE REIMBURSEMENT (PAGE 63)

     Genetic MicroSystems has agreed to pay to Affymetrix a termination fee equal to $2,500,000 and to reimburse Affymetrix' expenses up to $1,000,000 if the merger agreement is terminated under the following circumstances:

- Genetic MicroSystems terminates the merger agreement because:

     - Genetic MicroSystems is not in breach of any of the terms of the merger agreement; and

     - The board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and

     - Affymetrix does not make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into such an agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice.

- Affymetrix terminates the merger agreement because:

     - the Genetic MicroSystems board of directors, in connection with a superior proposal, has withdrawn or adversely modified its approval or recommendation of the merger agreement or failed to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so; or

     - Genetic MicroSystems or any of the other persons delineated under the heading "The Merger -- The Merger Agreement: No Solicitation of Acquisition Proposals" takes any of the actions that are proscribed by the covenant described under that heading. See page 59 for additional information.

              APPOINTMENT OF STOCKHOLDER REPRESENTATIVE (PAGE 63)

     As provided by the terms of the Merger Agreement, each holder of shares of Genetic MicroSystems capital stock who votes in favor of the merger or who receives or accepts shares of Affymetrix common stock as the merger consideration will be deemed to have consented to the appointment of Jean Montagu as stockholder representative and will be deemed to have consented to the performance by the stockholder representative of all rights and obligations conferred on the stockholder representative under the merger agreement and the escrow agreement. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 68.

                   INDEMNIFICATION AND LIABILITY OBLIGATIONS
                                   (PAGE 64)

     10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger will be deposited with an escrow agent, for a period not to exceed one year, for purposes of indemnifying Affymetrix. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 68. For a period of one year after the effective time of the merger, the stockholders of Genetic MicroSystems will jointly and severally indemnify and hold harmless Affymetrix and its affiliates for any damages directly or indirectly arising or resulting from or in connection with:

- any breach of any representation or warranty made by Genetic MicroSystems, the stockholders of Genetic MicroSystems set forth on the signature pages of the merger agreement or the stockholder representative in the merger agreement or in any certificate delivered by Genetic MicroSystems pursuant to the merger agreement;

- any breach by Genetic MicroSystems of any covenant or obligation of Genetic MicroSystems in the merger agreement; or

- any breach of, or failure to assign to Affymetrix or any affiliate of Affymetrix all of the rights under and terms of, any contract to which Genetic MicroSystems is a party directly or indirectly arising or resulting from or in connection with Genetic MicroSystems' ceasing to exist by virtue of the merger.

     For a period of one year after the effective time of the merger, Affymetrix will indemnify and hold harmless the stockholders of Genetic MicroSystems, and shall pay to such stockholders the amount of any damages arising, directly or indirectly, from or in connection with:

- any breach of any representation or warranty made by Affymetrix in the merger agreement or in any certificate delivered by Affymetrix pursuant to the merger agreement; or

- any breach by Affymetrix of any covenant or obligation of Affymetrix in the merger agreement.

     Certain limitations on indemnification apply to Genetic MicroSystems' stockholders and to Affymetrix. The indemnification provisions of the merger agreement are not the exclusive remedy for Affymetrix. Affymetrix will have the right to recover damages from the Genetic MicroSystems' stockholders pursuant to a judgment from any court of competent jurisdiction for damages subject to certain limitations.
                        STOCK OPTION AGREEMENT (PAGE 66)

     Affymetrix and Genetic MicroSystems have entered into a stock option agreement granting Affymetrix an option to purchase approximately 19.9% of Genetic MicroSystems' outstanding capital stock at $21.50 per share. The stock option is exercisable under the same circumstances under which the termination fee referred to in the previous section would be payable. The stock option agreement is attached as Appendix B to this document.

     If the stock option is exercised, Genetic MicroSystems may, under certain circumstances, repurchase all or any portion of the Genetic MicroSystems common stock issued pursuant to the stock option. Affymetrix' total profit allowed under the stock option agreement is $5 million.

     Affymetrix and Genetic MicroSystems believe that the exercisability of the stock option could prohibit any other acquiror of Genetic MicroSystems during the next two years from accounting for any such acquisition as a pooling-of-interests. In addition, Affymetrix would have a significant stake in Genetic MicroSystems if it exercised the stock option and held the stock. See "Stock Option Agreement -- Effect of Stock Option Agreement" on page 67 for a discussion of the effect of the stock option agreement.

                           ESCROW AGREEMENT (PAGE 68)

     Pursuant to the terms of an escrow agreement, at the effective time, Affymetrix will deposit 10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger, with Bank One Trust Company, NA, as escrow agent on a pro-rata per stockholder basis for a period not to exceed one year. These shares of Affymetrix common stock are for the purpose of satisfying the indemnification obligations owed to Affymetrix by the stockholder representative and the other stockholders of

Genetic MicroSystems. Shares that have not been used to satisfy claims will be:

- distributed by the escrow agent to the stockholders of Genetic MicroSystems pro rata in accordance with the relative ownership percentage of each stockholder.

- released five business days after the one-year anniversary of the effective date of the merger.

     The escrow agreement also provides that Affymetrix can instruct the escrow agent not to distribute the escrowed shares until any unsatisfied indemnification claim has been resolved. A copy of the escrow agreement is attached to this document as Appendix C. We encourage you to read the escrow agreement as it is the legal document that governs the disposition of the escrow fund.

                    STOCKHOLDER VOTING AGREEMENTS (PAGE 69)

     Affymetrix has entered into stockholder voting agreements with Jean Montagu, the Chairman, Chief Executive Officer and founder of Genetic MicroSystems, and with five other stockholders of Genetic MicroSystems who are all either family members of Jean Montagu or executive officers or directors of Genetic MicroSystems. These six stockholders, who together beneficially own and have voting control over approximately 69.5% of the shares of Genetic MicroSystems common stock and approximately 72% of the shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger proposals and their shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.

     A form of the stockholder voting agreement is attached to this document as Appendix D.

                         REGULATORY APPROVALS (PAGE 51)

     The Hart-Scott-Rodino Antitrust Improvements Act prohibits Affymetrix and Genetic MicroSystems from completing the merger until Affymetrix and Genetic MicroSystems have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. On October 6, 1999, Affymetrix and Genetic MicroSystems each filed the required notification and report forms. The required waiting period expires on November 5, 1999, unless extended.

                           APPRAISAL RIGHTS (PAGE 43)

     Under Massachusetts law, Genetic MicroSystems stockholders who file written notice of their intention to exercise dissenters' rights before the taking of the vote and who do not vote to approve the merger agreement and otherwise comply with Sections 86 to 98 of the Massachusetts Business Corporation Law may elect to have the "fair value" of their shares judicially appraised in accordance with Massachusetts law and paid to them if the merger is completed. This amount may be more or less than the value of what these holders would otherwise receive in the merger. Genetic MicroSystems stockholders wishing to exercise appraisal rights must take the steps described in the section entitled "Appraisal Rights" and set forth in full in Appendix E. Failure to comply strictly with the statutory requirements may result in the loss of appraisal rights.

               MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 49)

     The merger has been structured with the intent that you will not recognize gain or loss for federal income tax purposes on your receipt of Affymetrix common stock in exchange for your shares of Genetic MicroSystems stock. To review the tax consequences to stockholders in greater detail, see "The
Merger -- Material Federal Income Tax Consequences" on page 49.

                         ACCOUNTING TREATMENT (PAGE 51)

     Affymetrix and Genetic MicroSystems expect the merger to qualify as a pooling-of-interests for accounting and financial reporting purposes, which means that Affymetrix and Genetic MicroSystems will be treated as if they had always been combined for accounting and financial reporting purposes.

RISK FACTORS & CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS (PAGES
                                 21 THROUGH 39)

     Both companies have made forward-looking statements in this document and, in the case of Affymetrix, in the documents that are incorporated by reference. Forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Affymetrix, Genetic MicroSystems or the combined company. When words such as "believes," "expects," "anticipates" or similar expressions are used, we are making forward-looking statements.

     You should note that an investment in securities of Affymetrix involves risks and uncertainties. These risk factors should be considered by you in evaluating how to vote at the special meeting. Such risk factors include the following:

- Affymetrix common stock could experience fluctuations in price which could affect the value of the shares issued to Genetic MicroSystems stockholders;

- Affymetrix and Genetic MicroSystems may not be able to realize fully the cost savings and other benefits they expect to be realized in connection with the merger, which may adversely affect Affymetrix' earnings or financial condition;

- Affymetrix is in the early stages of development and commercialization of Affymetrix technology;

- Affymetrix has a history of operating losses, and expects to incur future losses and cannot be certain that it will become a profitable company;

- Affymetrix quarterly operating results may fluctuate significantly, and these fluctuations may cause Affymetrix' stock price to fall;

- Affymetrix currently has limited manufacturing capacity and continues to experience variability in manufacturing yields;

- circumstances beyond Affymetrix' control may result in manufacturing interruptions which could cause Affymetrix' business to suffer;

- Affymetrix has a limited history in manufacturing its products and Affymetrix may encounter problems as it increases its manufacturing efforts;

- Affymetrix quality control procedures may not be sufficient to ensure proper performance of its products;

- Affymetrix may have to rely on licenses from third parties for certain technology;

- Affymetrix' business may be harmed by significant outstanding litigation asserting that its products infringe third party intellectual property rights;

- Affymetrix' litigation against others generates significant counterclaims;

- Affymetrix' intellectual property is the subject of significant administrative actions;

- the markets in which Affymetrix competes are rapidly changing, and Affymetrix must develop and introduce new products and technologies to remain competitive;

- Affymetrix' business substantially depends upon the success of its products as an alternative to current technologies;

- the markets in which Affymetrix operates are highly competitive, and it may be unable to compete successfully against new entrants and established companies with greater resources;

- the loss of a key customer could adversely affect Affymetrix' revenues and be perceived as a loss of momentum in its business;

- Affymetrix' efforts to increase its presence in markets outside of the United States may be unsuccessful and could result in losses;

- Affymetrix' existing products may not be commercially viable;

- if Affymetrix is unable to maintain its relationships with collaborative partners, Affymetrix may have difficulty selling our products and services;

- Affymetrix' failure to protect its intellectual property rights could adversely affect its ability to compete;

- Affymetrix depends on a limited number of suppliers, and Affymetrix may not be able to ship products on time if it is unable to obtain an adequate supply of manufacturing equipment, raw materials and product components on a timely basis;

- Affymetrix may need to raise additional capital that may not be available;

- Affymetrix may not be able to develop or access new technologies necessary to stay competitive;

- Affymetrix has limited sales, marketing and technical support experience, which may hurt its efforts at selling its products;

- changes in government funding of research institutions could adversely effect Affymetrix' business;

- Affymetrix' business may be threatened by serious ethical, legal and social implications of genetic testing;

- Affymetrix may not be able to recruit and retain the personnel it needs to succeed;

- Affymetrix may be exposed to liability due to product defects;

- Glaxo owns a substantial portion of Affymetrix' outstanding capital stock;

- Affymetrix has various mechanisms in place to discourage takeover attempts;

- Affymetrix is at risk of securities class action litigation due to stock price volatility;

- if Affymetrix' products or the products upon which it depends malfunction because of year 2000 problems, its business could be adversely affected;

- compliance with government regulation is critical to Affymetrix' business;

- Affymetrix' success depends on its ability to expand its sales and support organizations;

- substantial leverage and debt service obligations may adversely affect Affymetrix' cash flow; and

- Affymetrix depends on reimbursement by health care organizations.

                        COMPARISON OF RIGHTS OF GENETIC
                         MICROSYSTEMS STOCKHOLDERS AND
                       AFFYMETRIX STOCKHOLDERS (PAGE 84)

     Genetic MicroSystems' charter and bylaws and Massachusetts law currently govern your rights as Genetic MicroSystems' stockholders. Affymetrix' charter and bylaws and Delaware corporate law will govern your rights as a stockholder of Affymetrix. Your rights as a Affymetrix stockholder will differ in some respects from your rights as a Genetic MicroSystems stockholder.

                              RECENT DEVELOPMENTS

AFFYMETRIX

     On September 17, 1999, we announced the private placement of $125 million principal amount of 5% Convertible Subordinated Notes due 2006 and that the initial purchaser of the Notes has exercised its option and purchased an additional $25 million of Notes. The Notes are convertible, subject to adjustment in certain circumstances, into Affymetrix common stock at a price equal to $123.00 per share. Gross proceeds from the private placement, including exercise of the option, totaled $150 million.

     On September 10, 1999, the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office, or USPTO, entered judgments in our favor in two interference proceedings relating to claims on two patents issued to Affymetrix. In both interference proceedings, the USPTO determined that Incyte/Synteni did not meet the burden of proof required to establish a case that the claims should be further evaluated in a full interference proceeding. Incyte/Synteni has indicated its interest to appeal this USPTO decision.

     On September 7, 1999, we announced the first commercial shipment of GeneChip probe arrays from our newest manufacturing facility in West Sacramento, California. Additional production equipment will be installed in our existing facility in Sunnyvale, California and plans are being developed to further expand the new West Sacramento facility in the remainder of 1999, 2000 and 2001. Our new facility will expand total production capacity and serve to mitigate risk associated with yield fluctuations as well as potential losses that may occur at our existing Sunnyvale production facility which sits in a seismically active location.

     On September 1, 1999, we introduced the GeneChip HuSNP(TM) Mapping Assay, an integrated solution for generating genotypes needed for genetic linkage mapping.

       SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION OF AFFYMETRIX

     Affymetrix is providing the following information to aid you in your analysis of the financial aspects of the merger. Affymetrix derived this information from audited financial statements for 1994 through 1998 and unaudited financial statements for the six months ended June 30, 1998 and 1999. In the opinion of Affymetrix, this information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the six months ended June 30, 1998 and 1999. Results for interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary and you should read it in conjunction with Affymetrix' historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Affymetrix' annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and incorporated by reference in this document. See "Where You Can Find More Information" on page 94.

                                                                                       SIX MONTHS ENDED
                                         FISCAL YEARS ENDED DECEMBER 31,                   JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1994       1995       1996       1997       1998       1998       1999
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF OPERATIONS DATA:
Total revenue................  $  1,574   $  4,625   $ 11,972   $ 19,765   $ 52,025   $ 20,823   $ 39,514
Loss from operations.........   (10,212)   (11,628)   (16,537)   (27,659)   (28,549)   (14,197)   (15,571)
Net loss.....................    (9,680)   (10,747)   (12,227)   (22,526)   (23,130)   (11,826)   (13,243)
Preferred stock dividends....         -          -          -          -     (2,321)      (695)    (1,626)
Net loss attributable to
  common stockholders........    (9,680)   (10,747)   (12,227)   (22,526)   (25,451)   (12,512)   (14,869)
Basic and diluted net loss
  per common share...........  $  (0.55)  $  (0.61)  $  (0.61)  $  (0.99)  $  (1.11)  $  (0.55)  $  (0.63)
Shares used in computing
  basic and diluted net loss
  per common share...........    17,563     17,664     20,131     22,644     22,915     22,859     23,744

                                                            AS OF DECEMBER 31,                     AS OF
                                           ----------------------------------------------------   JUNE 30,
                                             1994       1995       1996       1997       1998       1999
                                           --------   --------   --------   --------   --------   --------
                                                                   (IN THOUSANDS)
HISTORICAL BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments............................  $ 17,805   $ 38,883   $108,982   $ 71,573   $ 80,568   $89,261
Working capital..........................    15,677     36,070    107,668     71,553     80,387    95,076
Total assets.............................    19,945     44,594    118,900    101,170    136,428   158,185
Long-term liabilities, net of current
  portion(1).............................     7,135        948        741        513      5,261     5,135
Convertible redeemable preferred
  stock(2)...............................         -          -          -          -     49,857    49,857
Total stockholders' equity...............     9,254     38,561    112,533     91,036     66,750    85,113

-------------------------
(1) Excludes $150 million of 5% Convertible Subordinated Notes due 2006, issued by Affymetrix in September 1999.
(2) Convertible redeemable preferred stock was converted into 1,257,229 shares of common stock in August 1999.

  SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION OF GENETIC MICROSYSTEMS

     Genetic MicroSystems is providing the following information to aid you in your analysis of the financial aspects of the merger. Genetic MicroSystems derived this information from audited financial statements for the year ended December 31, 1998 and for the period from August 7, 1997 (date of inception) to December 31, 1997 and unaudited financial statements for the six months ended June 30, 1998 and July 3, 1999. In the opinion of Genetic MicroSystems, this information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the six months ended June 30, 1998 and July 3, 1999. Results for interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary and you should read it in conjunction with Genetic MicroSystems' historical financial statements and related notes included elsewhere in this document. See Appendix F to this document.

                                               PERIOD FROM
                                              AUGUST 7, 1997
                                                 (DATE OF                      SIX MONTHS ENDED
                                              INCEPTION) TO     YEAR ENDED    -------------------
                                               DECEMBER 31,    DECEMBER 31,   JUNE 30,    JULY 3,
                                                   1997            1998         1998      1999(1)
                                              --------------   ------------   --------    -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF OPERATIONS DATA:
Revenue.....................................     $    --         $   388      $    --     $5,082
Loss from operations........................        (481)         (4,337)      (1,776)    (1,437)
Net loss....................................        (254)         (3,670)      (1,614)    (1,371)
Basic and diluted net loss per share........     $(25.38)        $ (6.21)     $(10.35)    $(1.36)
Shares used in computing basic and diluted
  net loss per share........................          10             591          155      1,009

                                                                   AS OF
                                                                DECEMBER 31,       AS OF
                                                              ----------------    JULY 3,
                                                               1997      1998      1999
                                                              ------    ------    -------
                                                                    (IN THOUSANDS)
HISTORICAL BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........  $1,552    $4,365    $ 2,527
Working capital.............................................     718     4,544      3,744
Total assets................................................   1,658     5,758      6,393
Long-term liabilities.......................................      --     3,050      3,038
Convertible redeemable preferred stock......................      --     2,951      3,672
Total shareholders' equity..................................     812      (786)    (2,169)

---------------

(1) Effective January 1, 1999, for quarterly interim periods, Genetic MicroSystems adopted a fiscal quarter ending on the Saturday nearest the end of the calendar quarter.

             PRO FORMA COMBINED FINANCIAL INFORMATION OF AFFYMETRIX

     The following describes the pro forma effect of the merger on

          - Affymetrix' unaudited statement of operations for the six months ended June 30, 1998 and 1999 and the years ended December 31, 1997 and 1998; and

          - its unaudited balance sheet as of June 30, 1999, based on the historical financial statements of Affymetrix and Genetic MicroSystems.

     For purposes of the pro forma combined financial information, Genetic MicroSystems' results of operations for the six month period ended July 3, 1999 have been combined with Affymetrix' results of operations for the six month period ended June 30, 1999.

     The unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with the historical financial information and related notes of Affymetrix, incorporated by reference in this document, and of Genetic MicroSystems included elsewhere in this document.

     The unaudited pro forma combined financial information is provided for informational purposes only and does not purport to represent what Affymetrix' financial position and results of operations would actually have been had the merger and other pro forma adjustments in fact occurred at the dates indicated.

     The unaudited pro forma combined statement of operations data and combined balance sheet data of Affymetrix illustrate the estimated effects of the merger as if that transaction had occurred at the beginning of the periods presented and end of the periods presented, respectively.

     Management of Affymetrix and Genetic MicroSystems intend to receive a letter, as a condition to closing, from their respective independent auditors regarding the appropriateness of pooling-of-interests accounting for the merger if closed and consummated in accordance with the merger agreement. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of Affymetrix and Genetic MicroSystems will be carried forward to the operations of the combined company at their historical recorded amounts. Results of operations of the combined company will include the results of operations of Affymetrix and Genetic MicroSystems for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the merger will be combined and reported as the results of operations of the combined company. No adjustments have been made to the unaudited condensed pro forma financial statement data of Affymetrix and Genetic MicroSystems to conform the accounting policies of the combined company as the nature and amounts of such adjustments are not expected to be significant.

     Some of the conditions to be met for pooling-of-interests accounting cannot be fully assessed until the passage of specified periods of time after the effective time of the merger, as certain of the conditions for pooling-of-interests accounting address transactions occurring within these specified periods of time. Certain events, including certain transactions in Affymetrix or Genetic MicroSystems common stock by affiliates of Affymetrix and Genetic MicroSystems, respectively, could prevent the merger from qualifying as a pooling-of-interests for accounting purposes.

     Because Genetic MicroSystems is not considered a "significant subsidiary" of Affymetrix for purposes of the Securities and Exchange Commission's accounting rules, unaudited pro forma combined financial statements that give effect to the merger using the pooling-of-interests accounting method are not presented in this document.

         UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

                                                 YEARS ENDED           SIX MONTHS ENDED
                                                 DECEMBER 31,              JUNE 30,
                                             --------------------    --------------------
                                               1997        1998        1998        1999
                                             --------    --------    --------    --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA CONDENSED COMBINED STATEMENT OF
  OPERATIONS DATA:
Total revenue..............................  $ 19,765    $ 52,413    $ 20,823    $ 44,596
Loss from operations.......................   (28,140)    (32,886)    (15,973)     17,008
Net loss...................................   (22,780)    (26,800)    (13,440)    (14,615)
Preferred Stock dividends..................        --      (2,321)       (695)     (1,626)
Net loss attributable to common
  stockholders.............................   (22,780)    (29,121)    (14,135)    (16,242)
Basic and diluted net loss per common
  share....................................  $  (1.01)   $  (1.23)   $  (0.61)   $  (0.66)
Shares used in computing basic and diluted
  net loss per common share................    22,647      23,636      23,106      24,725

                                                                JUNE 30, 1999
                                           --------------------------------------------------------
                                                          GENETIC
                                           AFFYMETRIX   MICROSYSTEMS   ADJUSTMENTS         COMBINED
                                           ----------   ------------   -----------         --------
                                                                (IN THOUSANDS)
PRO FORMA CONDENSED COMBINED BALANCE
  SHEET DATA:
Cash, cash equivalents and short-term
  investments............................   $ 89,261      $ 2,527        $    --           $ 91,788
Working capital..........................     95,076        3,744         (2,500)    (A)     96,320
Total assets.............................    158,185        6,393             --             64,578
Long-term liabilities, net of current
  portion................................      5,135        3,038             --     (B)      8,173
Convertible redeemable preferred stock...     49,857        3,672         (3,672)    (C)     49,857
Stockholders' equity (deficit)...........     85,113       (2,169)        (2,500)    (A)     80,444

-------------------------

(A) Affymetrix and Genetic MicroSystems estimate they will incur direct transaction costs of approximately $2.5 million associated with the merger for professional fees, financial printing and other related charges. These transaction costs will be charged to operations in the quarter in which the transaction closes. The pro forma condensed combined balance sheet gives effect to these costs as if they had been incurred as of June 30, 1999. The costs are not included in the pro forma condensed combined statement of operations data as they are nonrecurring.

    Affymetrix expects to incur additional costs which have not yet been determined following the consummation of the merger associated with integrating the two companies, which costs will be expensed as incurred.

(B) Excludes $150 million of 5% Convertible Subordinated Notes due 2006, issued by Affymetrix in September 1999.

(C) The convertible redeemable preferred stock of Genetic MicroSystems will be exchanged for shares of Affymetrix common stock upon the consummation of the merger at the exchange ratio specified in this document.

                       COMPARATIVE PER SHARE INFORMATION

     The following table summarizes certain historical financial information and unaudited pro forma combined and equivalent pro forma financial information on a per share basis.

     The unaudited pro forma combined financial information assumes that the merger was completed at the beginning of each of the periods presented and gives effect to the merger as a pooling-of-interests for accounting purposes. The basic and diluted unaudited pro forma combined per share information for Affymetrix is based upon the number of outstanding Affymetrix common stock adjusted to include the number of Affymetrix common shares that would be issued in the merger based on the number of shares of Genetic MicroSystems common and preferred stock outstanding on the dates reported.

     Historical book value per share is computed by dividing stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of the period. Affymetrix pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma number of shares of Affymetrix common stock outstanding at the end of the period.

     The unaudited equivalent pro forma per share information for Genetic MicroSystems is based on the unaudited pro forma combined amounts per share for Affymetrix multiplied by the exchange ratio of 0.2832.

     The information set forth on the next page is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial information of Affymetrix incorporated by reference and Genetic MicroSystems included in this document and the pro forma combined financial information included in this document.

                                                                                SIX MONTHS
                                                   YEARS ENDED DECEMBER 31,       ENDED
                                                  --------------------------     JUNE 30,
                                                   1996      1997      1998        1999
                                                  ------    ------    ------    ----------
HISTORICAL -- AFFYMETRIX:
Basic and diluted net loss per common share.....  $(0.61)   $(0.99)   $(1.11)     $(0.63)
Book value per common share.....................                                  $ 3.51
Pro forma book value per common share assuming
  conversion of convertible redeemable preferred
  stock in August 1999..........................                                  $ 5.29

                                                   PERIOD FROM
                                                  AUGUST 7, 1997
                                                     (DATE OF                       SIX MONTHS
                                                  INCEPTION) TO      YEAR ENDED       ENDED
                                                   DECEMBER 31,     DECEMBER 31,     JULY 3,
                                                       1997             1998           1999
                                                  --------------    ------------    ----------
HISTORICAL -- GENETIC MICROSYSTEMS:
Basic and diluted net loss per share............     $(25.38)          $(6.21)        $(1.36)
Book value per common share.....................                                      $(2.15)

                                                              YEARS ENDED       SIX MONTHS
                                                              DECEMBER 31,        ENDED
                                                            ----------------     JUNE 30,
                                                             1997      1998        1999
                                                            ------    ------    ----------
AFFYMETRIX PRO FORMA COMBINED:
Basic and diluted net loss per common share...............  $(1.01)   $(1.23)     $(0.66)
Book value per common share...............................                        $ 3.19
Pro forma combined book value per common share assuming
  conversion of Affymetrix convertible redeemable
  preferred stock into common stock in August 1999........                        $ 4.92
GENETIC MICROSYSTEMS EQUIVALENT PRO FORMA COMBINED:
Basic and diluted net loss per common share...............  $(0.29)   $(0.35)     $(0.19)
Book value per common share...............................                        $ 0.90
Equivalent pro forma combined book value per common share
  assuming conversion of Affymetrix convertible preferred
  stock into common stock in August 1999..................                        $ 1.39

                     MARKET PRICE AND DIVIDEND INFORMATION

     Affymetrix common stock has traded on the NASDAQ National Market under the symbol "AFFX" since Affymetrix' initial public offering on June 6, 1996. There is no established trading market for any Genetic MicroSystems securities.

     The following table sets forth, for the calendar quarters indicated, the high and low closing prices per share of Affymetrix common stock as quoted on the NASDAQ National Market.

                                                           AFFYMETRIX
                                                          COMMON STOCK
                                                        ----------------
                   CALENDAR QUARTER                      HIGH      LOW
                   ----------------                     ------    ------
1996
  Second Quarter (commencing June 6, 1996)............  $17.38    $14.50
  Third Quarter.......................................   17.88     11.25
  Fourth Quarter......................................   22.25     16.25
1997
  First Quarter.......................................   36.38     19.75
  Second Quarter......................................   35.25     20.38
  Third Quarter.......................................   46.75     29.13
  Fourth Quarter......................................   45.00     29.75
1998
  First Quarter.......................................   35.13     24.63
  Second Quarter......................................   34.13     21.13
  Third Quarter.......................................   29.31     16.13
  Fourth Quarter......................................   28.38     19.50
1999
  First Quarter.......................................   41.50     23.75
  Second Quarter......................................   50.25     32.50
  Third Quarter.......................................  127.00     48.00
  Fourth Quarter (through October 13).................  108.00     92.00

RECENT CLOSING PRICES

     The following table sets forth the closing sales price per share of Affymetrix common stock on the NASDAQ National Market on September 10, 1999, the last trading day before public announcement of the merger, and on October 13, 1999, the last practicable trading day prior to the date of this document. Since there has been no public market for Genetic MicroSystems securities, there is no information as to the market value of shares of Genetic MicroSystems common or convertible preferred stock.

                                                             AFFYMETRIX
                                                            COMMON STOCK
                                                            ------------
September 10, 1999........................................    $101.13
October 13, 1999..........................................    $102.13

     The market price of Affymetrix common stock is likely to fluctuate prior to the merger. You should obtain current market quotations for Affymetrix common stock. The future prices or markets for Affymetrix common stock cannot be predicted.

DIVIDEND INFORMATION

     No cash dividends have ever been paid or declared on the shares of Affymetrix common stock or on the shares of Genetic MicroSystems common or convertible preferred stock. Affymetrix does not anticipate paying cash dividends on its common stock for the foreseeable future. Affymetrix' present intention is to retain its earnings, if any, for the future operation and expansion of its business. Any future payment of dividends on Affymetrix common stock will be at the discretion of the board of directors of Affymetrix and will depend upon, among other things, Affymetrix' earnings, financial condition, capital requirements, level of indebtedness and other factors that the Affymetrix board of directors deems relevant.

NUMBER OF STOCKHOLDERS AND NUMBER OF SHARES OUTSTANDING

     As of October 12, 1999, there were approximately 394 stockholders of Affymetrix of record who held an aggregate of approximately 25,759,524 shares of Affymetrix common stock.

     As of October 13, 1999, there were 88 stockholders of Genetic MicroSystems of record who held an aggregate of approximately 1,006,702 shares of Genetic MicroSystems common stock and approximately 2,431,977 shares of Genetic MicroSystems convertible preferred stock.

                                  RISK FACTORS

     You should consider the following risk factors in determining how to vote at the special meeting and in connection with ownership of Affymetrix common stock.

AFFYMETRIX COMMON STOCK COULD EXPERIENCE FLUCTUATIONS IN PRICE WHICH COULD AFFECT THE VALUE OF THE SHARES ISSUED TO GENETIC MICROSYSTEMS STOCKHOLDERS.

     Recently, the stock market and the trading price for Affymetrix common stock have experienced significant price fluctuations. Market fluctuations may adversely affect the market price of Affymetrix common stock. This volatility has been caused and will in the future continue to be caused by, among other things, the following factors, some of which are beyond Affymetrix' control:

- Quarterly variations in Affymetrix' operating results;

- Announcements of new commercial products and initiatives either by Affymetrix or its collaborative partners or competitors;

- Developments in litigation initiated against Affymetrix or by Affymetrix; and

- Developments concerning proprietary rights;

- Technological innovations by Affymetrix and its competitors;

- New collaborative agreements;

- Announcements of Affymetrix' results of research activities;

- Changes in patent laws;

- Changes in government regulation or new regulatory actions;

- Fluctuations in the stock market price and volume of traded shares generally, especially fluctuations in the traditionally volatile technology and biotechnology sectors.

The value of Affymetrix common stock at the time of the special meeting of Genetic MicroSystems stockholders, the date on which the merger is completed, the date the Genetic MicroSystems stockholders receive shares of Affymetrix common stock or the date stockholders eventually sell their Affymetrix common stock may be significantly different from the price of Affymetrix common stock today.

AFFYMETRIX AND GENETIC MICROSYSTEMS MAY NOT BE ABLE TO REALIZE FULLY THE COST SAVINGS AND OTHER BENEFITS THEY EXPECT TO BE REALIZED IN CONNECTION WITH THE MERGER, WHICH MAY ADVERSELY AFFECT AFFYMETRIX' EARNINGS OR FINANCIAL CONDITION.

     Affymetrix and Genetic MicroSystems expect certain business synergies and cost savings including product complementarity and instrument manufacturing capabilities to result from the merger. The merger, however, involves the integration of two companies that have previously operated independently of each other and the successful combination of the two enterprises may result in a diversion of management attention for an extended period of time. Further, the parties may not be able to achieve any enhanced cost savings, selling opportunities, development and marketing of product offerings, and/or manufacturing synergies. Inability to realize the full extent of, or any of, the anticipated benefits of the merger, as well as delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses, operating results and financial condition of Affymetrix, which may affect the value of the Affymetrix common stock.

AFFYMETRIX IS IN THE EARLY STAGES OF DEVELOPMENT AND COMMERCIALIZATION OF AFFYMETRIX TECHNOLOGY.

     For the most part, Affymetrix' technologies are still in the early stages of development and Affymetrix has just begun to incorporate its technologies into commercialized products. Affymetrix' GeneChip system has thus far been sold solely for research use, and the majority of these sales have been for Affymetrix' expression-monitoring application. In order to further develop and commercialize the expression-monitoring, genotyping and disease management

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

applications of Affymetrix' GeneChip system and other potential products, including those of Genetic MicroSystems, Affymetrix will need to make significant additional investments, including funding manufacturing scale-up, efforts in bioinformatics, new product, software and instrument design, and quality testing to ensure Affymetrix' products perform correctly and are cost-effective. In addition, while Affymetrix' initial research product sales have either not required regulatory approval or have been regulated only as analyte-specific reagents, Affymetrix expects that Affymetrix and its collaborators will need to obtain additional regulatory approvals in the future. Obtaining such approvals could be costly and time-consuming and Affymetrix cannot be sure it will be able to obtain all necessary approvals. Even if Affymetrix develops its products for commercial use and obtains all necessary regulatory approval, it may not be able to develop products that:

- are accepted by the research, diagnostic or other marketplaces;

- are accurate and effective;

- meet applicable regulatory standards in a timely manner;

- are protected from competition by others;

- do not infringe the intellectual proprietary rights of others;

- can be manufactured in sufficient quantities or at a reasonable cost; or

- can be marketed successfully.

Any failure to develop these products could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX HAS A HISTORY OF OPERATING LOSSES, AND EXPECTS TO INCUR FUTURE LOSSES AND CANNOT BE CERTAIN THAT IT WILL BECOME A PROFITABLE COMPANY.

     Affymetrix has experienced significant operating losses each year since its inception and expects these losses to continue. For example, Affymetrix experienced net losses of approximately $12.2 million in 1996, $22.5 million in 1997 and $23.1 million in 1998 and approximately $13.2 million for the six months ended June 30, 1999. Affymetrix had an accumulated deficit of approximately $92.7 million as of December 31, 1998, and approximately $107.6 million as of June 30, 1999. Affymetrix' losses have resulted principally from costs incurred in research and development and from sales and marketing and other general and administrative costs associated with its operations. These costs have exceeded Affymetrix' revenues and interest income, which, to date, have been generated principally from product sales and technology access fees, collaborative research and development agreements, government research grants and from cash and investment balances. Affymetrix expects to incur substantial additional operating losses as a result of increases in expenses for manufacturing, marketing and sales capabilities, research and product development and general and administrative costs. Affymetrix may never achieve profitability. Among other things, Affymetrix' ability to manage the transition to a commercially successful company will depend upon its ability to:

- develop products that are accepted by the marketplace;

- create a product mix that is appealing to pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories;

- enter into supply agreements with customers desiring to use Affymetrix' products;

- establish and scale up its commercial manufacturing capability for probe arrays and consistently achieve acceptable yields from those facilities;

- cost-effectively manufacture components of the GeneChip system;

- avoid infringing on the intellectual property rights of others;

- enforce Affymetrix' intellectual property rights against others;

- establish sales and distribution capabilities cost-effectively;

- develop its marketing capabilities cost-effectively;

- obtain necessary regulatory approvals; and

- hire and retain qualified key personnel.

In addition, any delays in receipt of any necessary regulatory approvals, delays in shipment of products from suppliers or any adverse developments with respect to Affymetrix' ability to enforce its intellectual property relative to its competitors could seriously harm the successful commercialization of Affymetrix' technologies and could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX' QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE AFFYMETRIX' STOCK PRICE TO FALL.

     Affymetrix' quarterly operating results depend upon:

- the volume and timing of orders for GeneChip products;

- the timing of probe array, instrument and software shipments and installations;

- Affymetrix' manufacturing capabilities;

- variations in product yields and gross margins;

- variations in revenue recognized under Affymetrix' supply and collaborative agreements, including license fees, product sales, design fees, milestones, royalties and other contract revenues;

- Affymetrix' mix of products sold;

- the timing of new product introductions by Affymetrix; and

- variations in expenses incurred in connection with the operations of Affymetrix' business, including legal fees, manufacturing facility start-up costs and capital expenditures.

Affymetrix' quarterly operating results may also fluctuate significantly depending on factors out of our control, including:

- the introduction of new products by Affymetrix' competitors;

- the cost and availability of licenses to third party intellectual property associated with Affymetrix' products;

- market acceptance of the GeneChip system and other potential products;

- the cost, quality and availability of reagents and components required to manufacture or use Affymetrix' products;

- changes in commercial and government funding of research using Affymetrix' products; and

- regulatory actions;

- third-party reimbursement policies.

Because Affymetrix' revenues and operating results are volatile and difficult to predict, Affymetrix believes that period-to-period comparisons of Affymetrix' results of operations are not a good indication of Affymetrix' future performance. It is likely that in some future quarter or quarters, Affymetrix' operating results will be below the expectations of public market analysts or investors. In such event, the market price of Affymetrix common stock may fall significantly.

AFFYMETRIX CURRENTLY HAS LIMITED MANUFACTURING CAPACITY AND CONTINUES TO EXPERIENCE SIGNIFICANT VARIABILITY IN MANUFACTURING YIELDS.

     Affymetrix is currently manufacturing limited quantities of probe arrays for internal and collaborative purposes and for sale to the research market. Affymetrix currently has two manufacturing facilities, one located in Sunnyvale, California and the other in West Sacramento, California. The actual number of probe arrays Affymetrix is able to sell or use depends on the utilization of the capacity at these facilities, the yield of probe arrays that pass quality control testing and the number of probe arrays manufactured on each wafer. Further-

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

more, portions of Affymetrix' production capacity are limited to certain types of probe arrays. Affymetrix has experienced and continues to experience significant variability in the manufacturing yield of its GeneChip products which has adversely impacted, and is expected to continue to adversely impact, its gross margins and business. Affymetrix has also experienced, and anticipates that it will continue to experience, difficulties in meeting anticipated customer, collaborator and internal demand for certain of its probe array products. Affymetrix' inability to deliver products in a timely manner could seriously harm its relationship with its customers, delay introduction of new products and have a material adverse effect on Affymetrix' business, financial condition and results of operations.

CIRCUMSTANCES BEYOND AFFYMETRIX' CONTROL MAY RESULT IN MANUFACTURING INTERRUPTIONS WHICH COULD CAUSE ITS BUSINESS TO SUFFER.

     Affymetrix' manufacturing equipment requires significant capital investment. Affymetrix presently relies on two manufacturing facilities for our probe arrays. These manufacturing facilities are subject to circumstances beyond its control such as fires, earthquakes, floods, power failures, unauthorized intrusions into our facilities and similar events. Earthquakes are of particular significance since the Sunnyvale, California manufacturing facility is located in an earthquake-prone area. Although Affymetrix has built a second manufacturing facility in West Sacramento, California, which Affymetrix expects will mitigate earthquake risks when it becomes fully operational and capacity is increased at that facility, in the event that Affymetrix' existing manufacturing facilities are affected by circumstances beyond its control, Affymetrix could be unable to manufacture products for sale or its capacity could be significantly decreased until the facilities are replaced or restored to operation. If manufacturing operations were curtailed or ceased, such curtailment or cessation would have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX HAS A LIMITED HISTORY IN MANUFACTURING ITS PRODUCTS, AND IT MAY ENCOUNTER PROBLEMS AS IT INCREASES ITS MANUFACTURING EFFORTS.

     There are certain aspects of Affymetrix' manufacturing processes that are not fully understood and that may not be readily scalable to allow for production of probe arrays in larger volumes. As a result, manufacturing and quality control problems have arisen and are expected to continue to arise as Affymetrix attempts to scale-up its manufacturing facilities. Affymetrix may not be able to scale-up these facilities in a timely and cost-effective manner or at commercially reasonable cost. If Affymetrix is unable to consistently manufacture probe arrays on a timely basis because of these or other factors, its business, financial condition and results of operations could be materially and adversely affected.

AFFYMETRIX QUALITY CONTROL PROCEDURES MAY NOT BE SUFFICIENT TO ENSURE PROPER PERFORMANCE OF ITS PRODUCTS.

     The GeneChip system is a complex set of products, which are produced in an innovative and complicated manufacturing process. As part of this manufacturing process, Affymetrix tests only selected probe arrays from each wafer and only selected probes on these probe arrays against a number of performance criteria. Affymetrix therefore relies on limited internal quality control procedures to verify the correct completion of the manufacturing process. In addition, Affymetrix and its customers rely on the accuracy of genetic sequence information contained in databases upon which its products are based. It is therefore possible that probe arrays that do not meet all of Affymetrix' performance specifications may not be identified before they are shipped. Further, after the probe arrays are shipped, a customer may test only selected probes. Due to the complexity and limited operating history of these products, Affymetrix has experienced technical problems and anticipates that additional technical problems will occur and be discovered as more GeneChip systems are placed into operation. If Affymetrix is unable to deliver products consist-ently to its customers that meet their performance expectations, demand for Affymetrix' products will decline and its business, financial condition and results of operations will be materially and adversely affected.

AFFYMETRIX MAY HAVE TO RELY ON LICENSES FROM THIRD PARTIES FOR CERTAIN
TECHNOLOGY.

     Affymetrix' commercial success also depends in part on it neither infringing patents or proprietary rights of third parties nor breaching any licenses that may relate to its technologies and products. For example, Affymetrix or its collaborators and customers may need to acquire a license for an amplification technology to use the GeneChip system in certain applications. Such license may not be available on commercially reasonable terms. Furthermore, Affymetrix is aware of third-party patents that may relate to its technology. In addition, Affymetrix has received and may in the future receive notices claiming that it infringes third party rights as well as invitations to take licenses under third party patents. Affymetrix cannot guarantee that it will not be determined to infringe on patents or proprietary rights of third parties or that Affymetrix, its collaborative partners or its customers would be able to obtain a license to such patents or proprietary rights on commercially acceptable terms, if at all.

     Affymetrix is aware of U.S. and European Union patents and patent applications owned by Oxford Gene Technology that have issued or that are pending and may issue that may relate to Affymetrix' technology. Affymetrix has opposed two such allowed European Union patents. Several of the applications have broad claims to certain array related technologies. In August 1998, Affymetrix entered into a series of agreements with Beckman Coulter designed to provide Affymetrix with a path to obtain a license to these patents and patent applications. On June 4, 1999, Oxford Gene Technology filed patent infringement suits against Affymetrix in the U.S. and in the United Kingdom asserting that Oxford Gene Technology is not obligated to grant Affymetrix a license under a consortium clause in Oxford Gene Technology's 1996 license agreement with Beckman Coulter. On June 5, 1999, pursuant to the series of agreements Affymetrix entered with Beckman Coulter, the license agreement between Beckman Coulter and Oxford Gene Technology was assigned to Affymetrix. This series of agreements and their interpretation may be challenged and, if interpreted adversely, Affymetrix could be subject to an injunction or damages that could delay or preclude sales of some or all of its products. Any such delay or constraint would have a material adverse effect on Affymetrix' business, financial condition and results of operations.

     Affymetrix has various option, supply and license agreements with third parties that give it rights to use certain technologies. If Affymetrix fails to maintain rights to these types of technology this failure could have a material adverse effect on its business, financial condition and results of operations. For example, Affymetrix' inability to exercise an option for University of California technology relating to miniaturized polymerase chain reaction devices or other option agreements under reasonable terms, or at all, could seriously harm its ability to sell integrated device products.

AFFYMETRIX' BUSINESS MAY BE HARMED BY SIGNIFICANT OUTSTANDING LITIGATION ASSERTING THAT ITS PRODUCTS INFRINGE THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

     Affymetrix is a party to significant litigation, which will consume substantial financial and managerial resources and which could adversely affect its business, financial condition and results of operations. Further, because of the substantial amount of discovery required in connection with any such litigation, there is a risk that confidential information could be compromised by disclosure.

     On March 3, 1997, Hyseq filed a lawsuit in United States District Court for the Northern District of California (San Jose Division) alleging that Affymetrix' products infringe United States Patents 5,202,231 and 5,525,464. In addition, in December 1997, Hyseq filed a second action claiming that Affymetrix' products infringe a related patent, United States

Patent 5,695,940. On August 18, 1998, Affymetrix filed a lawsuit in Federal District Court in the Northern District of California (San Francisco Division) against Hyseq alleging infringement of U.S. Patent Nos. 5,795,716 and 5,744,305, or '305. On September 1, 1998, Affymetrix added its U.S. Patent No. 5,800,992, or '992, to the complaint of infringement against Hyseq.

     On June 4, 1999, Oxford Gene Technology filed suit against Affymetrix in the United States District Court for the District of Delaware and in the United Kingdom alleging infringement of United States Patent 5,700,637 and European Patent 0-373-203, respectively. On June 5, 1999, an asset transfer agreement with Beckman Coulter became effective, giving Affymetrix access to various assets, including licenses to United States Patent 5,700,637 and European Patent 0-373-203. On June 17, 1999, Affymetrix filed a complaint in the United States District Court for the Northern District of California asking for, among other things, a declaration that Affymetrix has a valid license to use the patents and that, in light of this license, Affymetrix is not infringing on these patents.

     The Hyseq and the Oxford Gene Technology actions seek damages based on the sale of Affymetrix' products and processes and seek to enjoin commercial activities relating to those products and processes. In addition to subjecting Affymetrix to potential liability for damages, these actions, and any other similar legal actions against Affymetrix or its collaborative partners, could require Affymetrix or its collaborative partners to obtain a license in order to continue to manufacture, market or use the affected products and processes. While Affymetrix believes that the Hyseq and Oxford Gene Technology complaints are without merit, Affymetrix may not prevail in the these actions and Affymetrix or its collaborative partners may not prevail in any other related action. Moreover, in the event Affymetrix does not prevail in the Hyseq and Oxford Gene Technology actions and Affymetrix, its partners or its customers are required to obtain a license to continue to manufacture, market or use the affected products and processes, Affymetrix, its partners or its customers may not be able to obtain such a license on commercially acceptable terms, if at all. Furthermore, Affymetrix has expended and is likely to continue to expend substantial financial and managerial resources in defending against the claims filed by Hyseq and Oxford Gene Technology.

AFFYMETRIX' INTELLECTUAL PROPERTY IS THE SUBJECT OF SIGNIFICANT LITIGATION.

     On January 6, 1998, Affymetrix filed a patent infringement action in the United States District Court for the District of Delaware (No. 98-6) alleging that certain of Incyte's and Synteni's products infringe United States Patent 5,445,934, or '934. On September 1, 1998, Affymetrix filed a complaint against Incyte and Synteni in Federal District Court in Delaware alleging infringement of the '305 Patent and the '992 Patent. These actions were transferred to the United States District Court for the Northern District of California on November 18, 1998, as case numbers C98-4507 and C98-4508, respectively. The actions seek to enjoin commercial activities of Incyte and Synteni relating to Affymetrix' patents and, in regard to the '992 Patent, sought a preliminary injunction. Incyte and Synteni moved for summary judgment that certain claims of the '992 Patent were invalid. On May 4, 1999, the Court denied Affymetrix' motion for preliminary injunction and denied Incyte/Synteni's motion for summary judgment.

     Affymetrix may not prevail in asserting its patent rights against Hyseq, Incyte, Synteni or others. Affymetrix has expended and is likely to continue to expend substantial financial and managerial resources in asserting its patent rights against Hyseq, Incyte, Synteni and others. Affymetrix' failure to successfully enforce its patent rights or the loss of these patent rights or others would remove a legal obstacle to competitors in designing probe array systems with similar competitive advantages to Affymetrix' GeneChip technology. The removal of such barriers could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX' LITIGATION AGAINST OTHERS GENERATES SIGNIFICANT COUNTERCLAIMS.

     On April 17, 1998, Incyte filed a response and counterclaim to case number C98-4507, asserting that the '934 Patent is invalid and not infringed. On April 17, 1998, Incyte also filed a counterclaim alleging that a patent license agreement Affymetrix entered into in December 1997 with Molecular Dynamics interfered with an agreement between Incyte and Molecular Dynamics. In the counterclaim, Incyte alleges that the terms of Affymetrix' patent license to Molecular Dynamics prevented Molecular Dynamics from meeting its obligations to Incyte. Incyte seeks damages from Affymetrix. On September 21, 1998, Incyte and Synteni filed an answer asserting various defenses to the lawsuits in relation to the '992 Patent and the '305 Patent, and asserted several counterclaims, including:

- a request for declaration of non-infringement and invalidity;

- an assertion of unfair competition;

- a request for a declaration that Synteni and Dari Shalon (a one-time employee of Synteni) have not misappropriated any of Affymetrix' trade secrets;

- a claim of tortious interference with Incyte's and Synteni's economic advantage;

- a claim of slander of title of a patent and a claim of trade libel.

     Affymetrix believes that the counterclaims are without merit. However, Affymetrix has expended and is likely to continue to expend significant financial and managerial resources defending against these and any other counterclaims filed by Incyte and Synteni and others. Affymetrix' failure to successfully enforce its patent rights or defend against counterclaims of Incyte, Synteni, or others could result in a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX' INTELLECTUAL PROPERTY IS THE SUBJECT OF SIGNIFICANT ADMINISTRATIVE ACTIONS.

     The United States Patent and Trademark Office, or USPTO, notified Affymetrix that Stanford University presented claims that relate to substantially the same subject matter as certain claims from the '992 Patent and all of the claims of the '305 Patent. The Stanford application is alleged to be exclusively licensed to Incyte. The USPTO notified Affymetrix on April 2, 1999 that it had declared an interference proceeding relating to these patents and claims of patents. The USPTO conducted proceedings to determine the priority of these claims and determined that Incyte/Synteni did not meet the burden of proof required to establish a case that the claims should be further evaluated in a full interference proceeding. Incyte/Synteni has indicated that it will appeal this decision. Affymetrix has expended, and expects in the future to continue to expend, substantial financial and managerial resources as a result of these proceedings. Moreover, Affymetrix may not prevail in such proceedings or in similar proceedings relating to those or other patents. Affymetrix may not prevail in the appeal of the Incyte/Synteni interference. A failure to prevail could result in Affymetrix' inability to commercialize its products and also would enable others to copy aspects of Affymetrix' products.

     Affymetrix' intellectual property outside of the United States is expected to may be subject to significant additional administrative and litigation actions. For example, in Europe and Japan, third parties are expected to oppose significant patents owned or controlled by Affymetrix. Affymetrix expects in the future to expend substantial financial and managerial resources as a result of these proceedings. A failure to prevail could result in an inability to commercialize its products and also would enable others to copy aspects of its products.

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

THE MARKETS IN WHICH AFFYMETRIX COMPETES ARE RAPIDLY CHANGING, AND AFFYMETRIX MUST DEVELOP AND INTRODUCE NEW PRODUCTS AND TECHNOLOGIES TO REMAIN COMPETITIVE.

     Expression monitoring, polymorphism analysis and disease management technologies have undergone and are expected to continue to undergo rapid and significant change. Affymetrix future success will depend in large part on its ability to maintain a competitive position with respect to these and future technologies. Rapid technological development by Affymetrix or others may result in Affymetrix' products or technologies becoming obsolete. In addition, products offered by Affymetrix could be made obsolete by less expensive or more effective tests based on other technologies or by new therapeutic or prophylactic agents that obviate the need for the information Affymetrix' products generate. Moreover, Affymetrix efforts to develop research and disease management products based on its technologies will be subject to the risks of failure inherent in the development of products based on new technologies. These risks include:

- the potential discovery that these technologies will be found to be ineffective, unreliable or unsafe;

- difficulties in manufacturing Affymetrix' products cost effectively;

- difficulties in marketing Affymetrix' products on a large scale;

- the existence of third party proprietary rights precluding Affymetrix or its collaborative partners from manufacturing, using or selling products;

- the development of superior products by third parties; or

- the failure to receive necessary regulatory clearances.

     If Affymetrix is unable to develop the enhancements to its technology necessary to compete successfully with newly emerging technologies, or if Affymetrix is unable to develop products based on these technologies, its business, financial condition and results of operations will be materially and adversely affected.

AFFYMETRIX' BUSINESS SUBSTANTIALLY DEPENDS UPON THE SUCCESS OF ITS PRODUCTS AS AN ALTERNATIVE TO CURRENT TECHNOLOGIES.

     The commercial success of Affymetrix' GeneChip system will depend upon market acceptance by pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories. Market acceptance will depend on many factors, including:

- convincing researchers that the GeneChip system is an attractive alternative to other technologies for the acquisition, analysis and management of genetic information;

- Affymetrix' ability to manufacture products with acceptable variations in quality or performance;

- Affymetrix' ability to provide its customers with software that enables the integration and analysis of large volumes of genetic and other experimental data;

- the cost of Affymetrix' GeneChip system and access to probe arrays, which may deter certain potential customers of its products;

- any failure by Affymetrix in placing and servicing sufficient quantities of the GeneChip system;

- limitations in funding for commercial and academic research organizations that are the potential customers for the GeneChip system;

- the receipt of regulatory clearances in the United States, Europe, Japan and elsewhere;

- the availability of genetic content including proprietary markers that may be important for incorporation into Affymetrix' probe arrays;

- ethical concerns, which may limit the use of the GeneChip system for certain disease management applications or the analysis of genetic information;

- the ability of laboratories to license other technologies, such as amplification technologies that may be required to use the GeneChip system for certain applications; and

- the inability of potential customers to employ skilled laboratory technicians necessary to operate the GeneChip system.

     Because of these and other factors, Affymetrix' products may not gain market acceptance.

THE MARKETS IN WHICH AFFYMETRIX OPERATES ARE HIGHLY COMPETITIVE, AND IT MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

     Affymetrix competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Affymetrix has experienced and expects to continue to experience increased competition from current and potential competitors, many of which have significantly greater financial, technical, marketing and other resources.

     Currently, Affymetrix' principal competition comes from existing technologies and other DNA array technologies that are used to perform many of the same functions for which Affymetrix markets its GeneChip systems. In order to compete against existing and newly developed technologies and maintain pricing and gross margins, Affymetrix will need to be successful in asserting Affymetrix patents in the DNA array field and in demonstrating to potential customers that the GeneChip system provides improved performance and capabilities.

     In the expression monitoring and polymorphism analysis fields, existing competitive technologies include gel-based sequencing performed using instruments provided by companies such as the Applied Biosystems division of Perkin-Elmer and Amersham Pharmacia Biotech. A large number of publicly traded and privately held companies including CuraGen, Gene Logic, General Scanning, Inc., Corning, Genome Solutions, Hewlett Packard, Hitachi, Incyte/Synteni, Lynx and Motorola also are developing or have developed DNA probe based assays or other products and services, some of which may be competitive with Affymetrix'.

     Affymetrix' competitors may able to respond more quickly to new or emerging technologies and changes in customer requirements than Affymetrix can. In addition, current and potential competitors have greater name recognition, more extensive customer bases and access to proprietary content.

THE LOSS OF A KEY CUSTOMER COULD ADVERSELY AFFECT AFFYMETRIX' REVENUES AND BE PERCEIVED AS A LOSS OF MOMENTUM IN ITS BUSINESS.

     Affymetrix' customers are concentrated in a small number of pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories. For example, in 1998, two of Affymetrix' customers accounted for 20% and 16% of total revenues, respectively. Affymetrix expects that a small number of customers will continue to account for a substantial portion of revenues for the foreseeable future. As a result, if Affymetrix loses a major customer, its business, financial condition and results of operations may be adversely affected.

     Consolidation in the pharmaceutical and biotechnology industries may continue to occur. Planned or future consolidation among Affymetrix' current and potential customers could decrease or slow aggregate sales of its technology and shrink the research market or products target. Any such consolidation could have a material adverse effect on Affymetrix business, financial condition and results of operations.

     In addition, Affymetrix believes that the sales cycle for the GeneChip system will be lengthy due to the need to educate potential customers about its characteristics. Affymetrix' failure to gain additional customers, the loss of any customer or a significant reduction in the level of sales to any customer could have a material adverse effect on its business, financial condition and results of operations.

     Furthermore, there are two major reference laboratories in the United States, one which is associated with a large pharmaceutical company. A decision by these reference laboratories not to purchase Affymetrix' GeneChip technology could adversely affect its business, results of operations and financial condition. In addition, Affymetrix' dependence on sales to a few customers may strengthen the negotiating position of its potential customers, which, in turn, could reduce the sales price of the GeneChip system and have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX' EFFORTS TO INCREASE ITS PRESENCE IN MARKETS OUTSIDE OF THE UNITED STATES MAY BE UNSUCCESSFUL AND COULD RESULT IN LOSSES.

     Affymetrix intends to expand its international presence in order to increase its export sales. Export sales to international customers entail a number of risks, each of which could have a material adverse effect on Affymetrix' business, financial condition and results of operations. These risks include:

- unexpected changes in, or impositions of, legislative or regulatory requirements;

- delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

- longer payment cycles and greater difficulty in accounts receivable collection;

- potentially adverse taxes;

- currency exchange fluctuations;

- the burdens of complying with a variety of foreign laws; and

- other factors beyond Affymetrix' control.

     Affymetrix is also subject to general geopolitical risks in connection with international operations, such as political, social and economic instability, potential hostilities and changes in diplomatic and trade relationships. Although Affymetrix has not to date experienced any negative impact on its operations as a result of such regulatory, geopolitical and other factors, such factors could have a material adverse effect on its business, financial condition and results of operations in the future or require it to modify its current business practices.

AFFYMETRIX' EXISTING PRODUCTS MAY NOT BE COMMERCIALLY VIABLE.

     Because Affymetrix' products and systems have been in operation for a limited period of time, their accuracy and effectiveness have not been fully established. Accordingly, any of the following events may occur, each of which would have a material adverse effect on Affymetrix's business, financial condition and results of operations:

- the accuracy of the probe arrays in providing genetic information may not be equal to or better than current technologies, such as gel-based sequencing techniques;

- the probe arrays may not provide commercially useful information;

- the probe arrays or the GeneChip system may experience operational difficulties;

- Affymetrix may experience manufacturing problems or marketing difficulties selling the probe arrays to pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories;

- cost containment pressures for biomedical research and patient management may limit the price Affymetrix may be able to charge potential customers for its probe arrays;

- newly identified genetic information or incorrect genetic information deposited in the sequence databases upon which Affymetrix and its customers rely may require Affymetrix to redesign its current probe arrays or develop new probe arrays;

- technicians may not have adequate training to use the GeneChip system or interpret the results generated from the system; or

- the probe arrays and associated reagents may not gain regulatory approval for clinical use.

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

IF AFFYMETRIX IS UNABLE TO MAINTAIN ITS RELATIONSHIPS WITH COLLABORATIVE PARTNERS, AFFYMETRIX MAY HAVE DIFFICULTY SELLING ITS PRODUCTS AND SERVICES.

     Affymetrix believes that its success in penetrating its target markets depends in part on Affymetrix' ability to develop and maintain collaborative relationships with key pharmaceutical, diagnostic, biotechnology, bioinformatics, analytical instrument and reagent companies as well as with academic researchers, all in an effort to help develop, test, manufacture, sell and service our GeneChip technology. Affymetrix has significant relationships with Hewlett Packard, bioMerieux, Amersham Pharmacia Biotech KK and Roche Molecular Systems and Affymetrix has entered into a consortium with the Whitehead Institute, Millennium Pharmaceuticals and Bristol-Myers Squibb. Affymetrix has received a material portion of its revenue since inception from these and other collaborative partners. Affymetrix also intends to enter into collaborative arrangements with other companies to expand Affymetrix' operations, apply its technology, and commercialize potential future products. Affymetrix' present or future collaborative partners may not be able to perform their obligations as expected or devote sufficient resources to the development, clinical testing, supply or marketing of Affymetrix' potential products developed under these collaborations. Moreover, any of the following developments could have a material adverse effect on Affymetrix' business, financial condition and results of operations:

- one of Affymetrix' partners develops technologies or components competitive with Affymetrix' GeneChip system;

- Affymetrix' existing collaborations preclude it from entering into additional arrangements;

- failure of Affymetrix' partners to obtain timely regulatory approvals;

- premature termination of an agreement;

- one of Affymetrix' partners' failure to devote sufficient resources to the development and commercialization of its products; or

- inability of one of Affymetrix' partners to supply products to it.

     In addition, Affymetrix' agreements with its collaborators may have provisions that allow for termination or give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply or commercialization of certain products, or could require or result in litigation or arbitration. Any such delay, litigation or arbitration could have a material adverse effect on Affymetrix' business, financial condition and results of operations. Any of Affymetrix' collaborations may prove to be unsuccessful. Likewise, Affymetrix may not be able to negotiate future collaborative arrangements on acceptable terms, if at all.

AFFYMETRIX' FAILURE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT ITS ABILITY TO COMPETE.

     Affymetrix' competitive position in the future will depend in large part on its ability to do the following:

- strengthen and defend its patent position;

- preserve its copyrights and trade secrets;

- operate without infringing the proprietary rights of third parties; and

- acquire licenses related to enabling technology or products used with its GeneChip technology.

     Affymetrix' failure to successfully do any of these things will have a material adverse effect on its business, financial condition and results of operations.

     Moreover, the patent positions of pharmaceutical and biotechnology companies are generally uncertain and involve complex legal and factual questions. Affymetrix believes that there will continue to be significant litigation in the industry regarding patent and other intellec-tual property rights. As a result, Affymetrix cannot guarantee:

- that any of Affymetrix' pending patent applications will result in issued patents;

- that Affymetrix will develop additional technologies that are patentable;

- that any patents issued to Affymetrix or its strategic partners will provide a basis for commercially viable products;

- that any patents issued to Affymetrix or its strategic partners will provide it with any competitive advantages;

- that any patents issued to Affymetrix or its strategic partners will not be challenged by third parties; or

- that the patents of others will not have a negative impact on Affymetrix' ability to do business.

     In addition, patent law relating to the scope of claims in the technology fields in which Affymetrix operates is still evolving and the extent of future protection for Affymetrix' proprietary rights is uncertain.

     Others may independently develop similar or alternative technologies, duplicate any of Affymetrix' technologies, or design around or invalidate Affymetrix' patented technologies. In addition, Affymetrix has and expects to continue to incur substantial costs in litigation to defend against the patent suits brought by third parties and when Affymetrix initiates such suits. In addition, administrative proceedings, such as interferences, in the United States Patent Office could substantially impact the scope of Affymetrix' patent protection as well as result in the expenditure of substantial funds in legal fees. Affymetrix has been notified that third parties are attempting to copy certain claims from two of its issued U.S. patents. As a result of these attempts, two interferences were declared with respect to two patents, '305 and '992. In both interference proceedings, the USPTO determined that Incyte/Synteni did not meet the burden of proof required to establish a case that the claims should be further evaluated in a full interference proceeding. Incyte/Synteni has indicated its intent to appeal this USPTO decision. Affymetrix may not prevail in such proceedings. A failure to prevail could result in Affymetrix' inability to commercialize its products and also would enable others to copy aspects of Affymetrix' products.

     Others have filed, and in the future are likely to file, patent applications that are similar or identical to those of Affymetrix or those of Affymetrix' licensors. To determine the priority of inventions, Affymetrix will have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial cost to Affymetrix. Affymetrix cannot assure you that any such patent applications will not have priority over Affymetrix' patent applications.

AFFYMETRIX DEPENDS ON A LIMITED NUMBER OF SUPPLIERS, AND AFFYMETRIX MAY NOT BE ABLE TO SHIP PRODUCTS ON TIME IF IT IS UNABLE TO OBTAIN AN ADEQUATE SUPPLY OF MANUFACTURING EQUIPMENT, RAW MATERIALS AND PRODUCT COMPONENTS ON A TIMELY BASIS.

     Affymetrix relies on Hewlett-Packard to manufacture, install and service its scanners and on Enzo to manufacture certain reagents used with probe arrays. Affymetrix' scanner, introduced in April 1997, is obtained from Hewlett-Packard under a supply agreement that expires in 2003. Affymetrix is dependent on Hewlett-Packard for quality testing, installation and service of this instrument. Certain labeling kits needed to process samples on GeneChip probe arrays are supplied to Affymetrix by Enzo under a supply agreement that expires in 2001. Affymetrix is obligated to purchase certain labeling kits from Enzo or compensate Enzo for any lost sales of these reagents.

     Certain key parts of the GeneChip system, such as the scanner, certain reagents kits and lithographic masks as well as certain equipment and raw materials used in the synthesis of probe arrays, are currently available only from a single source or a limited number of sources. In addition, components of Affymetrix' manufacturing equipment are available from one of only a few suppliers. No assurance can be given that manufacturing equipment, scanners, reagents, lithographic masks or other components of the GeneChip system will be available in a timely fashion and in commercial quantities under acceptable terms. Even if alternative sources of supply are available, it could be time consuming and expensive for Affymetrix to qualify new vendors. In addition, Affymetrix is dependent on its vendors to provide components of appropriate quality and reliability and to meet applicable regulatory requirements. Consequently, in the event that supplies from these vendors were delayed or interrupted for any reason, Affymetrix could be delayed in its ability to develop and deliver products to its customers. Any such delay could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE.

     Affymetrix anticipates that its existing capital resources will enable it to maintain currently planned operations. However, this expectation is based on Affymetrix' current operating plan, which is expected to change as a result of many factors, and it may need additional funding sooner than anticipated. In addition, Affymetrix may choose to raise additional capital due to market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans. To the extent that additional capital is raised through the sale of other securities convertible into equity, the issuance of such securities could result in dilution to Affymetrix' stockholders.

     Affymetrix has no credit facility or other committed sources of capital. To the extent operating and capital resources are insufficient to meet future requirements, Affymetrix will have to raise additional funds to continue the development and commercialization of its technologies. Moreover, such funds may not be available on favorable terms, or at all. If adequate funds are not available on reasonable terms, Affymetrix may be required to curtail operations significantly or to obtain funds by entering into financing, supply or collaboration agreements on unattractive terms. Affymetrix' inability to raise capital could have a material adverse effect on its business, financial condition and results of operations.

AFFYMETRIX MAY NOT BE ABLE TO DEVELOP OR ACCESS NEW TECHNOLOGIES NECESSARY TO STAY COMPETITIVE.

     As Affymetrix' technologies evolve, new manufacturing techniques and systems will be required. For example, it is anticipated that additional automated processing systems will be needed to meet Affymetrix' future probe array demand. Further, as products requiring increased density are developed, miniaturization of the features on the arrays will be necessary. This will require new or modified manufacturing equipment and processes. Affymetrix cannot be sure that it will be able to develop or access new manufacturing technologies. The failure to develop or access new technologies would have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX HAS LIMITED SALES, MARKETING AND TECHNICAL SUPPORT EXPERIENCE, WHICH MAY HURT ITS EFFORTS AT SELLING ITS PRODUCTS.

     Affymetrix currently has a limited direct sales, marketing and technical support organization and it has entered into a non-exclusive distribution agreement with Amersham Pharmacia Biotech KK covering Japan and a service agreement with Hewlett-Packard for its GeneArray scanner. Affymetrix' existing organization and relationships may not be sufficient and Affymetrix may be required to expand its organization and enter into additional collaboration or distribution arrangements to commercialize its products both inside and outside the United States. Affymetrix cannot assure you that:

- Affymetrix will be able to establish a sufficiently sized sales, marketing or technical support organization;

- Amersham Pharmacia Biotech KK will be successful in distributing Affymetrix' products;

- Amersham Pharmacia Biotech KK will not sell competitive products in Japan;

- Hewlett-Packard will be successful in servicing Affymetrix' instruments and not become its competitor; or

- Affymetrix will be able to establish additional collaborative or distribution arrangements to sell, market and service its products.

The failure to develop Affymetrix' sales, market and technical support capabilities, or the development of competing products by its collaborators, would have a material adverse effect on its business, financial condition and results of operations.

CHANGES IN GOVERNMENT FUNDING OF RESEARCH INSTITUTIONS COULD ADVERSELY AFFECT AFFYMETRIX' BUSINESS.

     A significant portion of Affymetrix products for research use are sold to universities, government research laboratories, private foundations and other institutions whose funding is dependent upon grants from government agencies, such as the National Institute of Health. Research funding by the government, however, may be significantly reduced in the future. Any such reduction may have a negative impact on the ability of Affymetrix existing and prospective research customers to purchase Affymetrix' products for research use.

AFFYMETRIX' BUSINESS MAY BE THREATENED BY SERIOUS ETHICAL, LEGAL AND SOCIAL IMPLICATIONS OF GENETIC TESTING.

     Affymetrix' success will depend in part upon its ability to develop tests for specific genetic information discovered by Affymetrix and others. These genetic tests have given rise to some difficult issues, including:

- once available, these tests may be subject to ethical concerns or reluctance to administer or pay for tests for conditions that are not treatable; and

- the possibility that specific gene-based diagnostic tests marketed by other companies could encounter public resistance, thereby resulting in societal and governmental concerns regarding genetic testing in general.

     The prospect of broadly available genetic predisposition testing has raised issues regarding the appropriate utilization and the confidentiality of information provided by this testing.

     Governmental authorities could limit the use of genetic testing or prohibit testing for genetic predisposition to certain conditions which could adversely affect the use of Affymetrix' products. As a result, ethical concerns about genetic testing may seriously affect market acceptance of Affymetrix' GeneChip system or give rise to legislative restrictions in some countries adversely affecting markets, thereby having a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL IT NEEDS TO SUCCEED.

     Affymetrix is highly dependent on the principal members of its management and scientific staff. The loss of services of any of these persons could have a negative impact on Affymetrix' product development and commercialization efforts. In addition, research, product development and commercialization will require additional skilled personnel in areas such as bioinformatics, organic chemistry, information services, regulatory affairs, manufacturing, sales, marketing and technical support.

     There is a shortage of skilled personnel, which is likely to continue for some time. As a result, competition for these people, particularly for employees with technical expertise, is intense and the turnover rate for these people is high. If Affymetrix is unable to hire, train and retain a sufficient number of qualified employees, its business, financial condition and results of operations could be materially and adversely affected. This inability could also hinder the planned expansion of its business.

     In addition, Affymetrix relies on its scientific advisors and consultants to assist it in formulating its research, development and commercialization strategy. All of the scientific advisors and consultants are engaged by employers other than Affymetrix and have commitments to other entities that may limit their availability to Affymetrix. Some of Affymetrix' scientific advisors and consultants also consult for companies that may be its competitors. If Affymetrix is unable to retain its scientific advisors and consultants, its business, financial condition and results of operations could be materially and adversely affected.

AFFYMETRIX MAY BE EXPOSED TO LIABILITY DUE TO PRODUCT DEFECTS.

     Affymetrix' business exposes it to potential product liability claims that are inherent in the testing, manufacturing, marketing and sale of human diagnostic and therapeutic products. Affymetrix intends to acquire additional insurance, should it be desirable, for clinical liability risks. Affymetrix may not be able to obtain this insurance or general product liability insurance on acceptable terms or at reasonable costs. In addition, this insurance may not be in sufficient amounts to provide it with adequate coverage against potential liabilities. A product liability claim or recall could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

GLAXO OWNS A SUBSTANTIAL PORTION OF AFFYMETRIX' OUTSTANDING CAPITAL STOCK.

     Glaxo Wellcome, plc and its affiliates currently beneficially own approximately 31% of the outstanding Affymetrix common stock. On August 2, 1999, Glaxo sold 1,000,000 shares of Affymetrix' common stock. On August 5, 1999, Glaxo Wellcome Americas, a wholly owned subsidiary of Glaxo, elected to convert all of the shares of Affymetrix' Series AA preferred stock that it held into 1,257,229 shares of Affymetrix' common stock at a conversion price of approximately $40 per share. Following the completion of these transactions, Glaxo's beneficial ownership of Affymetrix' capital stock fell from approximately 32% to approximately 31%. Although Affymetrix has executed a governance agreement with Glaxo, Glaxo nevertheless may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, adoption of amendments to Affymetrix' certificate of incorporation and bylaws and approval of mergers and other significant corporate transactions. In addition, future sales by Glaxo may have an adverse effect on the price of Affymetrix common stock.

AFFYMETRIX HAS VARIOUS MECHANISMS IN PLACE TO DISCOURAGE TAKEOVER ATTEMPTS.

     In October 1998, Affymetrix adopted a stockholder rights plan and change of control policy. The purpose of the stockholder rights plan is to allow Affymetrix and its board of directors an opportunity to deal responsibly with parties that attempt to gain a control position in Affymetrix without the approval of the board of directors. The purpose of the change of control policy is to ensure that Affymetrix' employees are treated fairly in the event of a change of control. Affymetrix' stockholder rights plan and change of control policy may discourage, delay or prevent a change in control of Affymetrix that a stockholder may consider favorable.

     In addition, certain provisions of Affymetrix' certificate of incorporation and bylaws may discourage, delay or prevent a change in control of it that a stockholder may consider favorable. These provisions include:

- authorizing the issuance of "blank check" preferred stock;

- prohibiting cumulative voting in the election of directors;

- requiring super-majority voting to effect certain amendments to Affymetrix' certificate of incorporation and bylaws;

- limiting the persons who may call special meetings of stockholders;

- prohibiting stockholder action by written consent; and

- establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

     In addition, relevant provisions of Delaware law and Affymetrix' stock incentive plans may discourage, delay or prevent a change in control.

AFFYMETRIX IS AT RISK OF SECURITIES CLASS ACTION LITIGATION DUE TO STOCK PRICE VOLATILITY.

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the potential volatility of its stock price, Affymetrix may be the target of this type of litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

IF AFFYMETRIX' PRODUCTS OR THE PRODUCTS UPON WHICH IT DEPENDS MALFUNCTION BECAUSE OF YEAR 2000 PROBLEMS, AFFYMETRIX' BUSINESS COULD BE ADVERSELY AFFECTED.

     Affymetrix is assessing the potential impact of the year 2000 computer problem on its products (including GeneChip systems and software), information systems, embedded systems (including computers used in its manufacturing process) and on the ability of certain third parties to supply critical materials and services as well as the readiness of certain customers. Affymetrix completed the assessment of its products, computer systems, embedded systems, certain third party suppliers and major customers in the second quarter of 1999, and plans to take necessary remediation action by the end of 1999. While Affymetrix does not anticipate a material business interruption to result from the year 2000 problem, it cannot guarantee that its products or systems will be year 2000 ready. In addition, Affymetrix could be adversely affected by the lack of year 2000 readiness of key third party suppliers and service providers and major customers. Affymetrix cannot guarantee that it or third parties will be year 2000 ready. Affymetrix has implemented a year 2000 contingency plan that involves purchasing and building inventory over the remainder of 1999 so that it will be able to continue to operate in the event of a modest and short-term supply shortage resulting from any year 2000 problems experienced by its suppliers. Finally, Affymetrix is also subject to external forces that might generally affect industry and commerce, such as utility and transportation failures. If any of Affymetrix' products, information systems, embedded systems, key third party suppliers and services providers and major customers are not year 2000 ready, Affymetrix may experience a business interruption which would have a material adverse effect on its business, results of operations and financial condition.

COMPLIANCE WITH GOVERNMENT REGULATION IS CRITICAL TO AFFYMETRIX' BUSINESS.

     Affymetrix must comply with the Food and Drug Administration's regulations for sale of analyte-specific reagents, or ASRs, in the United States, ISO standards for sale of products in Europe, as well as other standards prescribed by various federal, state and local regulatory agencies in the United States and other countries. Although Affymetrix has filed an application for the registration of its manufacturing sites for its arrays as ASRs, Affymetrix cannot guarantee that it will be able to comply with the regulations at reasonable costs.

     In addition, many of Affymetrix' products, including its diagnostic products, will be regulated as medical devices and therefore be subject to approval by the United States Food and Drug Administration. Unless exempted by government regulation, there are two primary methods for securing FDA approval.

     First, the FDA determines that the proposed medical device can be marketed in the United States because it is substantially equivalent to an existing medical device already in the United States market and issues what is known as a 510(k) pre-market notification clearance. Second, the FDA may require that the new device satisfy a more in depth approval process, known as pre-market approval, or PMA. Both the 510(k) clearance and the PMA processes may require the presentation of a substantial volume of clinical data, as well as a substantial review, thereby delaying the introduction of the new device into the market. Moreover, the PMA process requires extensive clinical studies, manufacturing information (including demonstration of compliance with quality systems requirements) and likely review by a panel of experts outside the FDA. FDA review of a PMA application could take significantly longer than that for a 510(k) application, thereby further delaying the introduction of the new medical device into the market. Finally, even if the FDA approves the new device, it may impose restrictions on Affymetrix' ability to market the device.

     Affymetrix cannot assure you that it will or its collaborators will be able to meet the FDA's requirements or receive FDA clearance for Affymetrix' products. Moreover, even if Affymetrix is exempt from approval or even if Affymetrix receives clearance, the FDA may impose restrictions on Affymetrix' marketing efforts. Finally, delays in the approval process may cause Affymetrix to introduce its products into the market later than anticipated. Any failure to obtain regulatory approval, restrictions on Affymetrix' ability to market its products, or delay in the introduction of Affymetrix' products to the market could have a material adverse effect on its business, financial condition and results of operations.

     Moreover, medical device manufacturers are subject to periodic inspections by the FDA and state agencies. If the FDA believes that a company is not in compliance with applicable laws or regulations, it can take any of the following actions:

- issue a warning or other letter notifying the particular manufacturer of improper conduct;

- impose civil penalties;

- detain or seize products;

- issue a recall;

- ask a court to seize products;

- enjoin future violations;

- withdraw clearances or approvals; or

- assess civil and criminal penalties against Affymetrix, its officers or its employees.

     If Affymetrix fails to comply with the FDA's requirements and is subject to any of the actions mentioned above, its business, financial condition or results of operations would be materially and adversely affected.

     Medical device laws and regulations are also in effect in many of the countries in which Affymetrix may do business outside the United States. These laws and regulations range from comprehensive device approval requirements for some or all of Affymetrix' medical device products to requests for product data or certifications. The number and scope of these requirements are increasing. Affymetrix may not be able to obtain regulatory approvals in these countries and it may be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In addition, the export of certain of Affymetrix' products which have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Any failure to obtain product approvals in a timely fashion or to comply with state or foreign medical device laws and regulations may seriously harm Affymetrix' business, financial condition or results of operations.

     Affymetrix is also subject to numerous environmental and safety laws and regulations, including those governing the use, storage and disposal of hazardous and biological materials, and construction of new facilities. Affymetrix may not be able to obtain the necessary permits to operate new facilities. Any violation of, and the cost of compliance with, these regulations or permit requirements could have a material adverse effect on Affymetrix' business, financial condition and results of operations.

AFFYMETRIX' SUCCESS DEPENDS ON ITS ABILITY TO EXPAND ITS SALES AND SUPPORT ORGANIZATIONS.

     Affymetrix has expanded the distribution of its products in recent years. This expansion has placed new and increased demands on its direct sales force and technical and sales support staff, including accounting controls. Affymetrix' ability to achieve revenue growth in the future will depend, in part, on its success in recruiting and training sufficient direct sales, technical and support personnel. Although Affymetrix invests significant resources to expand its direct sales force and its technical and support staff, there is only a limited number of qualified personnel in these areas. Therefore, Affymetrix may not be able to expand its direct sales force and technical support staff as necessary to support its growing operations. In addition, such expansion may not result in increased revenues. Any failure to expand Affymetrix' direct sales force or technical and support staff or to expand its distribution channels could materially and adversely affect its business, operating results and financial condition.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT AFFYMETRIX' CASH FLOW.

     Affymetrix has substantial amounts of outstanding indebtedness. There is the possibility that Affymetrix may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect to its indebtedness when due. Affymetrix also expects to add additional equipment loans and lease lines to finance capital expenditures and may obtain additional long term debt, working capital lines of credit and lease lines. There can be no assurance that any financing arrangements will be available.

     Affymetrix' substantial leverage could have significant negative consequences, including:

- increasing its vulnerability to general adverse economic and industry conditions;

- limiting its ability to obtain additional financing;

- requiring the dedication of a substantial portion of its expected cash flow from operations to service its indebtedness, thereby reducing the amount of its expected cash flow available for other purposes, including working capital and capital expenditures;

- limiting its flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; or

- placing Affymetrix at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

AFFYMETRIX DEPENDS ON REIMBURSEMENT BY HEALTH CARE ORGANIZATIONS.

     Affymetrix' ability to commercialize certain products and services successfully may depend on the extent to which Affymetrix is able to secure reimbursement from government authorities, such as Medicare and Medicaid, private health insurers, and other organizations, such as health maintenance organizations. These third-party payors are increasingly likely to challenge the prices charged for health care products and services. The cumulative effect of the trend towards managed health care in the United States, legislative proposals to reform health care or reduce government insurance programs, and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care products and services, may result in lower prices for health care products and services commercialized by Affymetrix, Affymetrix' customers and its collaborative partners. This reduction in turn could reduce the amount of Affymetrix' future revenues or royalty payments that may be due to it. The lower prices could also harm Affymetrix' profits and the profits of its customers and collaborative partners. As a result, pharmaceutical, diagnostic and biotechnology companies may choose to reduce or eliminate certain research and development programs that utilize Affymetrix' products. Any such reduction of Affymetrix' revenues or royalty payments or the reduction or cancellation of research programs that utilize Affymetrix' products could seriously harm its business, financial condition and results of operations.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, this document and, in the case of Affymetrix, the documents incorporated by reference in this document, contain forward-looking statements concerning Affymetrix and Genetic MicroSystems. These statements relate to future events or Affymetrix' or Genetic MicroSystems' future financial performance. In some cases, you can identify forward-looking statements by language such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause Affymetrix', Genetic MicroSystems', or Affymetrix' and Genetic MicroSystems' industry's actual results, levels of activity, performance or achievements to differ from results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this document and the documents incorporated by reference in this document.

     Although Affymetrix and Genetic MicroSystems believe that the expectations reflected in the forward-looking statements are reasonable, Affymetrix and Genetic MicroSystems cannot guarantee future results, levels of activity, performance or achievements. Moreover, none of Affymetrix, Genetic MicroSystems or any other person assumes responsibility for the accuracy and completeness of such statements. Affymetrix and Genetic MicroSystems are under no duty to update any of the forward-looking statements after the date of this document to conform such statements to actual results. Affymetrix claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 THE COMPANIES

AFFYMETRIX

     Affymetrix is recognized as a leader in developing and commercializing DNA chip probe array technology and systems. We have developed and presently market GeneChip systems, our proprietary probe array platform, which is used for acquiring, analyzing and managing complex genetic information to facilitate and improve the understanding, diagnosis, monitoring and treatment of disease.

     Our GeneChip system consists of disposable DNA probe arrays containing gene sequences on a glass chip, reagents for use with the probe arrays, a scanner and other instruments that process the arrays and software that analyzes and manages genetic information from the probe arrays. Commercial sales of our GeneChip system began in April 1996, and we currently sell our products to pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories.

     Affymetrix is a Delaware corporation and the shares of Affymetrix common stock trade on the NASDAQ National Market under the symbol "AFFX".

     Affymetrix' principal executive offices are located at 3380 Central Expressway, Santa Clara, California 95051, and its telephone number is (408) 731-5000.

     Additional information concerning Affymetrix is included in Affymetrix' reports filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this document. See "Where You Can Find More Information" on page 94.

GENETIC MICROSYSTEMS

     Genetic MicroSystems is a privately held corporation with fewer than ninety stockholders and no subsidiaries. Genetic MicroSystems was incorporated in Massachusetts in 1997 to develop innovative products for DNA microarray analysis. Genetic MicroSystems' goal is to advance genomics research and drug discovery by providing systems that enable scientists to make and use DNA microarrays in their own labs, in experiments of their own design. Along with an increase in the use of microarray technology, Genetic MicroSystems believes that its microarray analysis systems will facilitate a fundamental paradigm shift in genomics research and drug discovery, as scientists move from the study of individual reactions to the analysis of complex systems and pathways.

     The GMS(TM) Microarray Analysis System consists of two benchtop modules, the GMS 417(TM) Arrayer and the GMS 418(TM) Array Scanner, along with a software package that enables sample tracking and data analysis.

     Genetic MicroSystems currently has more than 60 employees. Genetic MicroSystems occupies approximately 30,000 square feet of office, R&D and manufacturing space in Woburn, Massachusetts.

     Genetic MicroSystems' principal executive offices are located at 34 Commerce Way, Woburn, Massachusetts 01801, and its telephone number is (781) 932-9333.

                    THE GENETIC MICROSYSTEMS SPECIAL MEETING

GENERAL; DATE, PLACE AND TIME

     This document is being furnished to holders of Genetic MicroSystems stock in connection with the solicitation of proxies by the Genetic MicroSystems board of directors for use at the special meeting of stockholders of Genetic MicroSystems to be held on --, 1999, at 10:00 a.m. local time, at the offices of Genetic MicroSystems located at 34 Commerce Way, Woburn, Massachusetts 01801, and at any adjournment or postponement of the meeting.

MATTERS TO BE CONSIDERED

     At the special meeting, Genetic MicroSystems stockholders will be asked to consider and vote upon the following:

     - a proposal to adopt the merger agreement;

     - the appointment of Jean Montagu as Stockholder Representative under the merger agreement and the escrow agreement; and

     - such other matters as may properly be brought before the special meeting or any adjournment or postponement thereof.

     In addition, at the special meeting, holders of Genetic MicroSystems Series A convertible preferred stock will be asked to vote on the proposal that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems.

BOARD OF DIRECTORS' RECOMMENDATION

     The Genetic MicroSystems board has unanimously approved the merger agreement and recommends a vote FOR: adoption of the merger agreement and approval of the merger; the proposal that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems; and appointment of Jean Montagu as stockholder representative.

RECORD DATE

     The board of directors of Genetic MicroSystems fixed the close of business on --,1999 as the record date for the special meeting. Accordingly, only holders of Genetic MicroSystems capital stock of record at the close of business on --, 1999, will be entitled to notice of, and to vote at, the special meeting.

STOCKHOLDERS ENTITLED TO VOTE

     As of the close of business on the record date, there were 1,006,702 shares of common stock, 2,000,000 shares of Series A convertible preferred stock and 431,977 shares of Series B convertible preferred stock of Genetic MicroSystems outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to the common stockholders for a vote at the special meeting. The holders of Series A convertible preferred stock and Series B convertible preferred stock are entitled to cast one vote for each share of common stock into which their Series A convertible preferred stock or Series B convertible preferred stock, as the case may be, could then be converted on each matter submitted to a vote at the special meeting. However, with respect to the proposal that the merger does not constitute a liquidation, which only holders of Genetic MicroSystems Series A convertible preferred stock will be entitled to vote on such proposal at the special meeting. The presence in person or by proxy of the holders of a majority of the shares of Genetic MicroSystems stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting.

     Shares of Genetic MicroSystems capital stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the special meeting. Shares that abstain from voting will also be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. If a stockholder abstains from voting, that abstention will have the practical effect of voting against the adoption of the merger agreement.

REQUIRED VOTE

     Approval of the merger agreement under Genetic MicroSystems' restated articles of organization requires the affirmative vote of the holders of:

     - at least two-thirds of the outstanding shares of common stock;

     - a majority of the outstanding shares of Series A convertible preferred stock, voting as a separate class; and

     - at least two-thirds of the outstanding shares of Series A convertible preferred stock and Series B convertible preferred stock voting, together as a single class.

     A majority of the holders of Series A convertible preferred stock, voting as a separate class, must elect not to treat the merger as a liquidation, dissolution, or winding up of Genetic MicroSystems.

     Lastly, a majority of the holders of Genetic MicroSystems common stock and convertible preferred stock, voting together as a single class, must appoint Jean Montagu as stockholder representative.

PROXIES

     This document is being furnished to Genetic MicroSystems stockholders in connection with the solicitation of proxies by the Genetic MicroSystems board of directors for use at the Genetic MicroSystems special meeting, and is accompanied by a form of proxy.

     All shares of Genetic MicroSystems stock that are entitled to vote and are represented at the Genetic MicroSystems special meeting by properly executed proxies received before or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If a proxy is properly executed but no vote is specified, the proxy will be voted for adoption of the merger agreement and approval of the merger, except for proxies submitted by record holders of shares of Genetic MicroSystems stock who indicate that they have not received voting instructions from the beneficial holders of those shares.

     If any other matters are properly presented for consideration at the Genetic MicroSystems special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time and/or place, which may be necessary for the purpose of soliciting additional proxies from Genetic MicroSystems stockholders. The proxy holders will not adjourn the meeting if there are insufficient votes to approve the proposals at the date of the meeting.

REVOCABILITY OF PROXIES

     Any person who gives a proxy pursuant to this solicitation may revoke it at any time before it is voted. To revoke a proxy, you must:

     - submit a later dated proxy with respect to the same shares at any time before the vote on the adoption of the merger agreement,

     - deliver written notice of revocation to the Clerk of Genetic MicroSystems at any time before the vote, or

     - attend the special meeting and vote in person.

     Your attendance at the special meeting alone is not sufficient to revoke a proxy.

     Any written notice of revocation or subsequent proxy must be delivered at or before the taking of the vote at the special meeting to Genetic MicroSystems, Inc., 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Corporate Clerk.

SOLICITATION OF PROXIES

     The expenses of the solicitation of proxies for the special meeting will be borne by Affymetrix, including the cost of printing and mailing this document. In addition to solicitation by mail, directors, officers and employees of Genetic MicroSystems may solicit proxies in person or by telephone, fax or other means of communication. These directors, officers and employees will not receive additional compensation.

GENETIC MICROSYSTEMS STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                APPRAISAL RIGHTS

     If the merger is completed, holders of Genetic MicroSystems capital stock who object to the merger are entitled to appraisal rights under Massachusetts law. In order to exercise appraisal rights, Genetic MicroSystems stockholders must strictly adhere to the provisions of Massachusetts law governing appraisal rights. The following is a summary of the relevant provisions of Massachusetts law. The description below is only a summary and is qualified by reference to the relevant provisions of Massachusetts law, a copy of which is attached hereto as Appendix E.

     In order to exercise your appraisal rights, you must take the following steps:

     - send a written objection to the merger to Genetic MicroSystems before the special meeting stating your intention to demand payment for your shares of Genetic MicroSystems capital stock if the merger is approved and the merger occurs;

     - DO NOT vote in favor of the merger; and

     - send a written demand to Genetic MicroSystems for payment for your Genetic MicroSystems shares within twenty days after you receive notice from Genetic MicroSystems that the merger has occurred (Genetic MicroSystems will send the notice within 10 days after the merger is completed).

     The written objection and written demand should be delivered to Genetic MicroSystems, Inc., 34 Commerce Way, Woburn, Massachusetts 01801, Attention:
Peter Lewis, Corporate Clerk. We
recommend that you send the objection and demand by registered or certified mail, return receipt requested.

     Please note that, if you file a written objection with Genetic MicroSystems prior to the special meeting, you do not need to vote against the merger. However, if you file a written objection with Genetic MicroSystems prior to the special meeting and vote in favor of the merger, you will be deemed to have waived your right to exercise appraisal rights.

     If you have followed the procedures set forth above and the merger is completed, Genetic MicroSystems will contact you within 10 days after the effective time of the merger in order to determine the fair value of your Genetic MicroSystems capital stock. The "fair value" of your Genetic MicroSystems capital stock will be determined as of the day before approval of the merger by the Genetic MicroSystems stockholders and will exclude any value arising from the expectation of the merger. If Genetic MicroSystems and you have not agreed as to the fair value of your stock within 30 days after you receive notice from Genetic MicroSystems that the merger has occurred, both you and Genetic MicroSystems will have the right to have the court determine the fair value by filing a bill in equity in the Superior Court Department of Middlesex County, Massachusetts no later than four months after the expiration of the negotiation period.

     After filing the bill in equity, the court or a special master will hold a hearing and enter a decree determining the fair value of your Genetic MicroSystems capital stock and ordering Genetic MicroSystems to make payment to you of such value. You will also be paid interest from the date of the special meeting to the time that you surrender your certificates representing your shares of Genetic MicroSystems capital stock to the exchange agent. The determination of fair value made by the court or special master will be binding on and enforceable by you and the other Genetic MicroSystems stockholders who have properly executed their appraisal rights.

     The fair value of the Genetic MicroSystems capital stock could be worth more than, the same as or less than the value of the Affymetrix common stock you would otherwise have received by exchanging your shares of Genetic MicroSystems capital stock for shares of Affymetrix common stock.

     Your appraisal rights are your only remedy if you object to the merger, unless the merger is determined to have been illegal, fraudulent or in breach of the fiduciary duties of the Genetic MicroSystems board of directors.

     If you exercise your appraisal rights, after the merger is completed you will not have any rights as a Genetic MicroSystems or Affymetrix stockholder, including the right to receive notices of meetings, vote at meetings or receive dividends, if any.

                                   THE MERGER

     The discussion in this document of the merger and the material terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this document as Appendix A, and is incorporated in this document by reference. A summary of the material terms of the merger agreement may be found in this document under the heading "Merger Agreement," however, we urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions upon which the merger is to be effected.

GENERAL

     If the merger agreement is adopted by the holders of two-thirds of the outstanding shares of Genetic MicroSystems common stock and convertible preferred stock entitled to vote at the special meeting and the other conditions to closing are satisfied or waived, Genetic MicroSystems will be merged with and into GMS Acquisition, a wholly owned subsidiary of Affymetrix. As a result of the merger, Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix. In the merger each holder of Genetic MicroSystems stock will be entitled to receive from Affymetrix, in exchange for each share of Genetic MicroSystems stock, an amount of Affymetrix common stock equal to an exchange ratio calculated as described below.

MERGER CONSIDERATION

     As provided in the merger agreement, Affymetrix will exchange an aggregate of up to 1,070,000 shares of Affymetrix common stock for all the Genetic MicroSystems common and convertible preferred shares:

     - issued and outstanding immediately prior to the effective time of the merger; and

     - subject to options or warrants immediately prior to the effective time of the merger, whether vested or unvested or currently exercisable or unexercisable.

     The number of Affymetrix shares to be received by each Genetic MicroSystems stockholder will be calculated immediately prior to the effective time of the merger by dividing 1,070,000 by the aggregate number of Genetic MicroSystems shares issued and outstanding and Genetic MicroSystems shares subject to Genetic MicroSystems options or warrants. Based on the number of shares, options and warrants outstanding as of October 13, 1999, stockholders of Genetic MicroSystems will receive approximately 0.2832 of a share of Affymetrix common stock for each share of Genetic MicroSystems common stock or convertible preferred stock. This exchange ratio, however, is subject to reduction if Genetic MicroSystems issues or grants additional shares, options or warrants in the ordinary course of business prior to the effective time of the merger. In addition, pursuant to the terms of the merger agreement and the escrow agreement, 10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger will be placed in an escrow fund to satisfy certain indemnification obligations of Genetic MicroSystems. See "The Merger Agreement -- Indemnification and Liability Obligations" on page 64 and "Escrow Agreement" on page 68.

     Each outstanding option or warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, will be converted into an option or warrant to acquire the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant immediately prior to the closing of the merger and the exercise price will be adjusted appropriately.

     Genetic MicroSystems stockholders will not receive fractional shares of Affymetrix common stock. Instead, a stockholder will receive the cash value, without interest, of any fractional share of Affymetrix common stock that a stockholder might otherwise have been entitled to receive, which payment represents the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent of the aggregate fractional shares of Affymetrix common stock.

SCHEDULE OF IMPORTANT DAYS

     The following schedule shows important dates and events in connection with the special meeting and the merger:

DATES                                                    EVENTS
-----                                                    ------
--.....................................  Record date for the Genetic
                                         MicroSystems special meeting
--.....................................  Genetic MicroSystems special meeting and target date for consummation of the
                                         merger

BACKGROUND OF THE MERGER

     In September 1998, representatives of Genetic MicroSystems and Affymetrix met informally at an industry conference in Miami, Florida. At this meeting, the parties discussed the possibility of a license to Genetic MicroSystems of certain Affymetrix intellectual property.

     By spring of 1999, the parties had entered into a confidentiality agreement and discussions moved to a possible collaborative relationship between the companies, ranging from collaboration on instrument development to the possibility of Affymetrix' acquiring Genetic MicroSystems.

     At various times between June and July of 1999, Affymetrix made proposals to Genetic MicroSystems for a stock-for-stock merger. Genetic MicroSystems rejected these proposals and made counteroffers, concluding that in each case the Affymetrix proposal was inadequate in light of the circumstances existing at the time the proposal was made.

     On July 6, 1999, Affymetrix and Genetic MicroSystems discussed an acquisition price valued at $85 million in Affymetrix common stock, pending additional financial and legal due diligence. On July 8, 1999, at a telephonic meeting of Affymetrix' board, Stephen Fodor, the Chief Executive Officer of Affymetrix, updated Affymetrix' directors on the state of negotiations with Genetic MicroSystems.

     During the months of July and August, both Affymetrix and Genetic MicroSystems engaged in financial and legal due diligence. During this time, Genetic MicroSystems engaged Palmer & Dodge, LLP as its legal advisor and Affymetrix engaged Sullivan & Cromwell as its legal advisor. Neither Genetic MicroSystems nor Affymetrix engaged any investment bankers or financial advisors in connection with the Merger.

     On August 18, 1999, Affymetrix management provided a summary document of the acquisition proposals, due diligence progress and outstanding negotiation points to Affymetrix' board of directors.

     On August 19, 1999, Sue Siegel, the then Senior Vice President of Marketing and Sales and currently the President of Affymetrix, provided a revised proposal for a stock-for-stock merger to Jean Montagu, President and Chief Executive Officer of Genetic MicroSystems. Based on the average closing price of Affymetrix common stock for the 40 consecutive trading days prior to the date of the proposal, the proposal had a value of $70 million in Affymetrix common stock.

Mr. Montagu agreed to consider the new proposal and to discuss it with Genetic MicroSystems' senior management and board.

     Mr. Montagu met with Genetic MicroSystems' senior managers, as well as its legal advisor. After extensive discussions regarding the strategic benefits of the merger, technology leveraging, synergies and other financial and operating benefits that could be obtained through a merger between the two companies, Genetic MicroSystems decided to meet again with Affymetrix to discuss its proposal.

     On August 24, 1999, in a conference call between the senior managers and legal advisors of each of Affymetrix and Genetic MicroSystems, the parties agreed to proceed based upon an acquisition price of up to 1,070,000 shares of Affymetrix common stock for all the issued and outstanding Genetic MicroSystems stock and all of the shares of Genetic Microsystems stock subject to stock options and warrants. Shortly thereafter, the parties executed an exclusivity agreement and began negotiating the terms of the proposed merger.

     On August 25, 1999, at an Affymetrix telephonic board meeting, various members of Affymetrix' management team provided information to the board of directors of Affymetrix regarding results of the due diligence review, technical parameters of Genetic MicroSystems' product line and its performance, the potential structure of an acquisition, the business risks involved with an acquisition of Genetic MicroSystems and certain other issues relating to the merger.

     On September 8, 1999 and September 9, 1999, the senior managers and legal advisors of both Affymetrix and Genetic MicroSystems met at the offices of Sullivan & Cromwell in New York City to discuss and negotiate the terms of the proposed merger.

     On September 9, 1999, Affymetrix' board held a telephonic board meeting to consider approval of the merger agreement, the stock option agreement and certain voting agreements and the transactions contemplated by those agreements. After questions by and discussion among Affymetrix' board, the Affymetrix board, by a unanimous vote of directors present and voting, adopted the merger agreement and approved entering into the merger agreement, stock option agreement, certain voting agreements and the transactions contemplated by those agreements.

     Also on September 9, 1999, the board of Genetic MicroSystems held a telephonic board meeting to consider the merger agreement and the stock option agreement and the transactions contemplated by those agreements. After hearing presentations from its legal advisors and discussing the matter, Genetic MicroSystems' board unanimously approved entering into the merger agreement and the stock option agreement and the transactions contemplated by those agreements.

     On September 10, 1999, Affymetrix and Genetic MicroSystems entered into the merger agreement, the stock option agreement and a letter of intent to negotiate the terms of an escrow agreement. Also on that date, certain significant stockholders of Genetic MicroSystems executed voting agreements granting Affymetrix sufficient voting power to effect the merger. The transaction was publicly announced on September 13, 1999.

     Shortly after the execution of the merger agreement and the stock option agreement and as contemplated by the merger agreement, Genetic MicroSystems, Affymetrix, Mr. Montagu and Bank One, as escrow agent, entered into an escrow agreement dated as of September 10, 1999.

GENETIC MICROSYSTEMS' REASONS FOR THE MERGER; RECOMMENDATION OF THE GENETIC MICROSYSTEMS BOARD

     In reaching its decision to approve the merger agreement and to recommend approval of the merger agreement by the Genetic MicroSystems stockholders, the Genetic MicroSystems board of directors consulted with its management team and legal advisors. Genetic MicroSystems did not employ the services of any investment bankers or financial advisors in connection with the merger. Genetic MicroSystems' board of directors also independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The following factors considered by the Genetic MicroSystems board of directors in making its decision is not intended to be exhaustive but includes all material factors considered.

     Genetic MicroSystems' board believes the following factors are reasons that the merger will be beneficial to Genetic MicroSystems and its stockholders:

     - the markets addressed by Genetic MicroSystems and Affymetrix are complementary and that customers would be beneficially served by a broad solution to their microarray needs and through expansion of the total market;

     - synergies exist between Genetic MicroSystems and Affymetrix with regard to instrumentation development as well as expansion of the sales, service and customer support network;

     - Affymetrix owns and has rights to considerable intellectual property that Genetic MicroSystems could obtain rights to, thus enabling a greater freedom to serve its customers efficiently;

     - the merger would provide access to capital resources needed to compete in this rapidly expanding marketplace; and

     - through a tax free reorganization, the opportunity to own stock of the combined entity would provide stockholders with greater liquidity and a possibility of a better return on stockholder investment.

     In the course of its deliberations, the Genetic MicroSystems board of directors and senior managers reviewed a number of other factors relevant to the merger. In particular, the Genetic MicroSystems board of directors considered, among other things:

     - information relating to the business, assets, management, competitive position, operating performance, trading performance and prospects of each of Genetic MicroSystems and Affymetrix, including the prospects of Genetic MicroSystems if it were to continue as an independent company;

     - the current and historical market prices of the Affymetrix common stock and the risks associated with ownership of Affrymetrix common stock;

     - the possibility of strategic alternatives to the merger for enhancing long-term stockholder value;

     - the impact of the merger on Genetic MicroSystems' and Affymetrix' customers, suppliers and employees;

     - the likelihood that the merger would be completed;

     - the terms of the merger agreement, including balanced representations and warranties, balanced conditions to closing and rights of termination, and provisions permitting the Genetic MicroSystems board of directors to terminate the merger agreement in response to a third party proposal which the Genetic MicroSystems board of directors determines in its good faith judgment to be more favorable to Genetic MicroSystems stockholders than the merger; and

     - the expected qualification of the merger as a reorganization under
       Section 368(a) of the Internal Revenue Code.

     The Genetic MicroSystems board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the risk that the operations of Affymetrix and Genetic MicroSystems might not be successfully integrated;

     - the risk that, despite the efforts of Affymetrix and Genetic MicroSystems after the merger, key personnel might leave the combined company;

     - the difficulty of managing operations in the different geographic locations in which Genetic MicroSystems and Affymetrix operate and will continue to operate; and

     - the risk that the potential benefits of the merger might not be fully realized.

     The Genetic MicroSystems board of directors believes that certain of these risks are unlikely to occur, that Genetic MicroSystems can avoid or mitigate others, and that, overall, these risks are outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, Genetic MicroSystems' board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in making its determination. In addition, individual members of Genetic MicroSystems' board of directors may have given different weight to different factors.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the merger. This summary is limited to United States Persons (as defined below) who hold their Genetic MicroSystems stock as a "capital asset" and whose "functional currency" is the U.S. dollar ("U.S. Holders"). This summary is based on the Internal Revenue Code of 1986, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect, or different interpretation. This summary is not a complete description of all of the considerations that may be relevant to a decision whether to approve the merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law, which would include, for example, non-U.S. persons, financial institutions, regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, financial asset securitization investment trusts, dealers in securities or currencies, traders in securities that elect to mark to market, insurance companies, tax-exempt entities, holders owning Genetic MicroSystems stock as part of a hedge, straddle, short sale or conversion transaction, and holders who acquired their Genetic MicroSystems stock as a result of the exercise of an employee option or otherwise as compensation. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state or local laws. HOLDERS OF GENETIC MICROSYSTEMS STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

     "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation created or organized in or under the laws of the United States or any state thereof;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has made a valid election to be taxed as a domestic trust for United States federal income tax purposes.

     Affymetrix and Genetic MicroSystems have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of the merger. The statements in this document and the opinions of counsel referred to herein are not binding on the IRS or a court. As a result, neither Affymetrix nor Genetic MicroSystems can assure you that the tax considerations or opinions contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

     This summary is based upon the opinion of Sullivan & Cromwell, counsel to Affymetrix, and Palmer & Dodge LLP, counsel to Genetic MicroSystems. These opinions, which are attached as Exhibits 8.1 and 8.2 to this Registration Statement, are based upon certain facts, assumptions and representations, including the assumption that the merger will be consummated as described in this document and that the representations contained in certificates of officers of Affymetrix, GMS Acquisition and Genetic MicroSystems delivered in connection with the tax opinions will be accurate through the closing of the merger. Based on the foregoing, the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. As a "reorganization," the merger will have the following principal U.S. federal income tax consequences:

     - no gain or loss will be recognized by Affymetrix, GMS Acquisition, Inc. or Genetic MicroSystems by reason of the merger;

     - no gain or loss will be recognized by U.S. Holders of Genetic MicroSystems stock who exchange their Genetic MicroSystems stock for Affymetrix common stock pursuant to the merger, except with respect to any cash received in lieu of a fractional share of Affymetrix common stock (as discussed below);

     - the aggregate tax basis of the Affymetrix common stock received in the merger by each U.S. Holder of Genetic MicroSystems stock will be the same as the aggregate tax basis of the Genetic MicroSystems stock surrendered in exchange therefor, reduced by any amount of tax basis allocable to a fractional share interest in Affymetrix common stock for which cash is received; and

     - the holding period of Affymetrix common stock received in the merger will include the holding period for the Genetic MicroSystems stock surrendered in exchange therefor.

     Cash received by a U.S. Holder of Genetic MicroSystems stock in lieu of a fractional share of Affymetrix common stock will be treated as received in disposition of such fractional share. Such holder will generally recognize capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of such holder's Genetic MicroSystems stock allocable to the fractional share interest. In addition, a U.S. Holder of Genetic MicroSystems stock who exercises appraisal rights and receives solely cash in exchange for such holder's Genetic MicroSystems stock will generally recognize capital gain or loss measured by the difference between

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

the amount of cash received therefor and the tax basis of such holder's Genetic MicroSystems stock surrendered. However, dissenters that also own Affymetrix stock (directly or constructively) could possibly be subject to dividend treatment on this cash payment. Such capital gain or loss, in either case, will be long-term capital gain or loss if such holder has held its Genetic MicroSystems stock for more than one year. In the case of individuals, the maximum federal income tax rate applicable to long-term capital gains is generally 20%.

     In addition, the obligations of the parties to consummate the merger are conditioned upon the receipt by Affymetrix of an opinion from Sullivan & Cromwell, and the receipt by Genetic MicroSystems of an opinion from Palmer & Dodge LLP, in each case based upon certain facts, assumptions and representations, that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that Affymetrix, Genetic MicroSystems and GMS Acquisition, Inc. will be "parties to the reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

     BACKUP WITHHOLDING. Unless a holder of Genetic MicroSystems stock complies with certain reporting and/or certification procedures or establishes that it is an exempt recipient, cash payments in exchange for such holder's Genetic MicroSystems stock in the merger may be subject to "backup withholding" at a rate of 31% for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided the required information is furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE CONSIDERED AS LEGAL OR TAX ADVICE. THIS SUMMARY MAY NOT APPLY TO A PARTICULAR STOCKHOLDER IN LIGHT OF SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned on receipt by Affymetrix and Genetic MicroSystems of a letter from Ernst & Young LLP, their respective independent auditors, regarding the appropriateness of "pooling-of-interests" accounting for the merger if closed and consummated in accordance with the merger agreement. Under this method of accounting, Affymetrix will retroactively restate its consolidated financial statements at the effective time of the merger to include the assets, liabilities, stockholders' equity and results of operations of Genetic MicroSystems as if the companies had always been combined. See "The Merger Agreement -- Conditions of the Merger" on page 55 and "The Merger Agreement -- Additional Covenants -- Pooling-of-Interests" on page 60. The unaudited pro forma financial information contained in this document has been prepared using the "pooling-of-interests" method of accounting.

REGULATORY APPROVALS

HART-SCOTT-RODINO

     The Federal Trade Commission, or the FTC, and the Antitrust Division of the Department of Justice, or the DOJ, frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger of seeking divestiture of substantial assets of Affymetrix or Genetic MicroSystems or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.
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

     On October 6, 1999, Affymetrix and Genetic MicroSystems filed their respective Pre-Merger Notification and Report Forms with the FTC and the DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, otherwise known as the HSR Act. The HSR Act, and the rules and regulations thereunder, provide that certain merger transactions, including the merger, may not be consummated until required information and materials have been furnished to the DOJ and the FTC and certain waiting periods have expired or been terminated. Pursuant to the HSR Act, Affymetrix and Genetic MicroSystems requested early termination of the 30-day HSR Act waiting period. There can be no assurances given, however, that the 30-day HSR Act waiting period will be terminated early. If either the FTC or the DOJ were to request additional information or documentary material from Affymetrix or Genetic MicroSystems, the waiting period would expire at 11:59 p.m., Eastern time, on the tenth calendar day after the date of substantial compliance by Affymetrix and Genetic MicroSystems with such request. Thereafter, the waiting period could be extended only by agreement or by court order. Only one extension of the waiting period pursuant to a request for additional information is authorized by the rules promulgated under the HSR Act, except by agreement or by court order.

OTHER REGULATORY APPROVALS

     The merger is conditioned on all filings required to be made prior to the effective time of the merger by Affymetrix and Genetic MicroSystems, and all consents, approvals and authorizations required to be obtained prior to the effective time by Affymetrix and Genetic MicroSystems from any governmental entity in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated hereby by Affymetrix and Genetic MicroSystems having been made or obtained.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Affymetrix common stock received by Genetic MicroSystems stockholders in the merger who are not affiliates of Genetic MicroSystems prior to the merger will be freely transferable. However, shares of Affymetrix common stock received by persons who are deemed to be affiliates of Genetic MicroSystems prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933, or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Affymetrix, or as otherwise permitted under the Securities Act. Persons deemed to be affiliates of Genetic MicroSystems are those individuals or entities that control, are controlled by, or are under common control with, Genetic MicroSystems. Affiliates generally include executive officers and directors of Genetic MicroSystems as well as certain principal stockholders of Genetic MicroSystems. This document does not cover any resales of Affymetrix common stock received by affiliates of Genetic MicroSystems in the merger.

NASDAQ NATIONAL MARKET TRADING

     It is a condition to the merger that Affymetrix file the appropriate notification form for quotation of Affymetrix common stock to be issued in the merger with the NASDAQ and pay the applicable fee. Therefore, prior to consummation of the merger, Affymetrix common stock to be issued in connection with the merger will be approved for quotation on the NASDAQ National Market. If we complete the merger, stockholders will be able to trade the shares of Affymetrix common stock they receive in the merger on the NASDAQ National Market. Genetic MicroSystems is a privately held company with fewer than ninety stockholders and is not listed on any exchange, quoted on any trading market or subject to reporting requirements under the Securities Exchange Act. Consequently, Genetic MicroSystems does not need to make any filings under the Securities Exchange Act or any stock exchange with respect to the merger.

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

                              THE MERGER AGREEMENT

     The following describes certain aspects of the proposed merger, including material provisions of the merger agreement. The following description of the merger agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Appendix A to this document and is incorporated in this document by reference. All Genetic MicroSystems stockholders are urged to read the merger agreement carefully and in its entirety.

INTRODUCTION

     The merger agreement provides, among other things, for a merger of Genetic MicroSystems with and into GMS Acquisition, Inc., a wholly owned subsidiary of Affymetrix. The transaction is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes and is intended to qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

CLOSING AND EFFECTIVE TIME OF THE MERGER

CLOSING

     The closing of the merger will take place on the later of:

     - January 14, 2000 or such earlier date as selected by Affymetrix; or

     - the first business day on which all closing conditions have been satisfied or waived or such other time as agreed to in writing by Affymetrix and Genetic MicroSystems.

Alternatively, the merger may take place at such other time as Affymetrix and Genetic MicroSystems may agree in writing. The closing is expected to take place shortly after the approval of the merger by the Genetic MicroSystems stockholders.

EFFECTIVE TIME

     The merger will be effective upon the filing articles of merger with the Secretary of State of the Commonwealth of Massachusetts, unless such articles of merger specify a later effective date, in which case the merger will be effective on such later date. We anticipate that such filing will be made simultaneously with, or as soon as practicable after, the closing of the merger. See "The Merger Agreement -- Conditions to the Merger" on page 55.

EXCHANGE OF STOCK CERTIFICATES

     GENETIC MICROSYSTEMS STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARD AND SHOULD NOT SURRENDER STOCK CERTIFICATES PRIOR TO THE ADOPTION OF THE MERGER AGREEMENT AND THE RECEIPT OF A TRANSMITTAL FORM.

FRACTIONAL SHARES

     No fractional shares of Affymetrix common stock will be issued to any Genetic MicroSystems stockholder in connection with the merger. Each Genetic MicroSystems stockholder who would otherwise have been entitled to receive a fraction of a share of Affymetrix common stock will receive cash, without interest, in an amount equal to such stockholder's proportionate interest in the net

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

proceeds from the sale by the exchange agent on behalf of all such stockholders of the aggregate fractional shares of Affymetrix common stock that such stockholders otherwise would be entitled to receive.

EXCHANGE PROCEDURES

     Promptly after the effective time, transmittal forms and exchange instructions will be mailed to each holder of record of Genetic MicroSystems common or convertible preferred stock to be used to surrender and exchange certificates formerly evidencing shares of Genetic MicroSystems common or convertible preferred stock for certificates evidencing the shares of Affymetrix common stock and any other distributions and cash in lieu of fractional shares to which such holder has become entitled. After receiving such transmittal forms, each holder of Genetic MicroSystems common or convertible preferred stock certificates will be able to surrender such certificates to the exchange agent. Each certificate surrendered shall be canceled, and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of Affymetrix common stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of Affymetrix common stock and any dividends or other distributions with respect to Affymetrix common stock with a record date at or after the effective time of the merger.

DIVIDENDS AND DISTRIBUTIONS

     All shares of Affymetrix common stock to be issued pursuant to the merger shall be deemed issued and outstanding as of the effective time of the merger. Whenever a dividend or other distribution is declared in respect of Affymetrix common stock, and the record date for such dividend or distribution is at or after the effective time of the merger, that declaration shall include dividends or other distributions in respect of all shares of Affymetrix common stock issuable pursuant to the merger agreement. No dividends or other distributions in respect of the Affymetrix common stock shall be paid to any holder of any unsurrendered certificate formerly representing Genetic MicroSystems common or convertible preferred stock until the certificate is surrendered for exchange.

EXCHANGE AND CANCELLATION OF GENETIC MICROSYSTEMS STOCK OPTIONS

     At the effective time, automatically and without any action on the part of the holder thereof, each outstanding Genetic MicroSystems stock option, whether vested or unvested, shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Genetic MicroSystems stock option, the same number of shares of Affymetrix common stock as the holder of such Genetic MicroSystems stock option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger, at an exercise price per share equal to the aggregate exercise price for the common stock otherwise purchasable pursuant to such Genetic MicroSystems stock option divided by the number of full shares of Affymetrix common stock deemed purchasable pursuant to such Genetic MicroSystems stock option.

EXCHANGE OF GENETIC MICROSYSTEMS WARRANTS

     Pursuant to the terms of the merger agreement and certain outstanding warrants to purchase Genetic MicroSystems convertible preferred stock, at the effective time, automatically and without any action on the part of the holder thereof, certain outstanding warrants to purchase Genetic MicroSystems convertible preferred stock will be deemed to constitute warrants to acquire, on substantially the same terms and conditions as were applicable under the Genetic MicroSystems warrants, the same number of shares of Affymetrix common stock the holder of such Genetic

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

MicroSystems warrant would have been entitled to receive pursuant to the merger agreement had such holder exercised such Genetic MicroSystems warrant in full immediately prior to the effective time of the merger.

CONDITIONS TO THE MERGER

CONDITIONS TO EACH PARTY'S OBLIGATIONS

     The respective obligations of Genetic MicroSystems, Affymetrix and GMS Acquisition to effect the merger are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of each of the following conditions:

     - STOCKHOLDER APPROVAL. The merger agreement shall have been approved by vote (i) of the holders of two-thirds of the shares of Genetic MicroSystems common stock outstanding and entitled to vote as of the record date for the special meeting, (ii) of the holders of two-thirds of the shares of Genetic MicroSystems convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting, (iii) of the holders of a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting and (iv) of Affymetrix as sole stockholder of GMS Acquisition. The affirmative vote of a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting shall have been obtained to the effect that the merger does not constitute a liquidation, dissolution or winding up of Genetic MicroSystems;

     - NASDAQ QUOTATION. The appropriate notification form for quotation of Affymetrix common stock to be issued in the merger shall have been filed with the NASDAQ and the applicable fee shall have been paid by Affymetrix;

     - HART-SCOTT-RODINO ACT. The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated and, other than the filing of the articles of merger, all notices other filings required to be made prior to the effective time with, and all consents, permits and authorizations required to be obtained prior to the effective time from, any governmental entity in connection with the execution and delivery of the merger agreement and the consummation of the merger shall have been made or obtained;

     - LITIGATION. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement (collectively, an "Order"), and no governmental entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order;

     - ACCOUNTANT LETTER. Affymetrix and Genetic MicroSystems shall have received a letter, dated as of the closing date, from Ernst & Young LLP regarding the appropriateness of pooling-of-interests accounting for the merger under Accounting Principles Board Opinion No. 16 if the merger is closed and consummated in accordance with the merger agreement;

     - S-4 REGISTRATION STATEMENT. The registration statement of which this document is a part shall have become effective under the Securities Act. No stop order suspending the effectiveness of the registration statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened, by the Securities and Exchange Commission; and

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

     - TAX OPINIONS. Affymetrix and Genetic MicroSystems shall each have received substantially identical written opinions from their counsel, Sullivan & Cromwell and Palmer & Dodge LLP, respectively, dated the closing date, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that each of Affymetrix, GMS Acquisition, Inc. and Genetic MicroSystems will be a party to that reorganization within the meaning of Section 368(b) of the Code.

ADDITIONAL CONDITIONS TO AFFYMETRIX' OBLIGATIONS

     The obligations of Affymetrix and GMS Acquisition, Inc. to effect the merger are also subject to the satisfaction or waiver by Affymetrix at or prior to the effective time of the merger of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of Genetic MicroSystems, the stockholders set forth on the signature pages of the merger agreement, and the Stockholder Representative (on behalf of the stockholders of Genetic MicroSystems) set forth in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent any such representation or warranty speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonably likely to have, a material adverse effect on Genetic MicroSystems, and Affymetrix shall have received a certificate signed on behalf of Genetic MicroSystems to such effect.

     - PERFORMANCE OF OBLIGATIONS OF GENETIC MICROSYSTEMS. Genetic MicroSystems shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date, and Affymetrix shall have received a certificate signed on behalf of Genetic MicroSystems to such effect.

     - CONSENTS UNDER AGREEMENTS. Genetic MicroSystems shall have obtained the consent or approval of each person whose consent or approval shall be required under any material contract to which Genetic MicroSystems is a party.

     - LEGAL OPINION. Affymetrix shall have received an opinion of Palmer & Dodge LLP, counsel to Genetic MicroSystems, dated the closing date, addressing certain transaction-related matters.

     - RESIGNATIONS. Affymetrix shall have received the resignations of each director of Genetic MicroSystems.

     - NONCOMPETITION AGREEMENTS. Affymetrix and/or GMS Acquisition, Inc. shall have entered into a noncompetition agreement with certain employees of Genetic MicroSystems.

     - AFFILIATES LETTERS. Affymetrix shall have received an affiliates letter from each person identified as an affiliate of Genetic MicroSystems.

ADDITIONAL CONDITIONS TO GENETIC MICROSYSTEMS' OBLIGATIONS

     The obligations of Genetic MicroSystems to effect the merger is also subject to the satisfaction or waiver by Genetic MicroSystems at or prior to the effective time of the merger of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of Affymetrix and GMS Acquisition, Inc. set forth in the merger agreement shall be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent any such representation or warranty speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonable likely to have, a material adverse effect on Affymetrix, and Genetic MicroSystems shall have received a certificate signed on behalf of Affymetrix to such effect.

     - PERFORMANCE OF OBLIGATIONS OF AFFYMETRIX AND GMS ACQUISITION, INC. Each of Affymetrix and GMS Acquisition, Inc. shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date, and Genetic MicroSystems shall have received a certificate signed on behalf of Affymetrix and GMS Acquisition to such effect.

     - CONSENTS UNDER AGREEMENTS. Affymetrix shall have obtained the consent or approval of each person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material contract to which Affymetrix or any of its subsidiaries is a party.

     - LEGAL OPINION. Genetic MicroSystems shall have received an opinion of the General Counsel of Affymetrix, dated the closing date, addressing certain transaction-related matters.

REPRESENTATIONS AND WARRANTIES OF AFFYMETRIX, GMS ACQUISITION, GENETIC MICROSYSTEMS, THE STOCKHOLDER REPRESENTATIVE AND CERTAIN STOCKHOLDERS OF GENETIC MICROSYSTEMS

     The merger agreement contains various customary representations and warranties of Affymetrix, GMS Acquisition, Inc., Genetic MicroSystems, the Stockholder Representative and Certain Stockholders of Genetic MicroSystems relating to, among other things:

     - corporate organization, good standing and qualification;

     - capital structure;

     - corporate power and authority to execute, deliver and perform its obligations, and to consummate the merger;

     - governmental consents and regulatory approvals necessary to compete the merger;

     - the fact that the transactions contemplated by the merger agreement will not violate Affymetrix' or Genetic MicroSystems' organizational documents, the contracts to which Affymetrix or Genetic MicroSystems is a party or any law, rule or regulation;

     - the absence of certain material adverse changes or events;

     - financial statements;

     - accounting and tax matters, including qualification of the merger as a "pooling-of-interests" transaction; and

     - brokers and finders.

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     In addition, the merger agreement contains additional representations and warranties of Genetic MicroSystems, the Stockholder Representative and Certain Stockholders of Genetic MicroSystems relating to, among other things:

     - litigation;

     - employee benefit plans;

     - compliance with applicable laws and required licenses and permits;

     - antitakeover statutes;

     - environmental matters;

     - tax matters;

     - labor matters;

     - insurance;

     - intellectual property matters;

     - year 2000 compliance;

     - title to property and leases;

     - contracts;

     - disclosure of material facts; and

     - books and records.

CONDUCT OF THE BUSINESS OF GENETIC MICROSYSTEMS PRIOR TO THE MERGER

     Pursuant to the terms of the merger agreement, Genetic MicroSystems has agreed that, prior to the effective time of the merger, unless Affymetrix otherwise consents in writing and except as otherwise expressly contemplated in the merger agreement:

     - it will carry out its business in the ordinary and usual course, and will use its commercially reasonable best efforts to preserve its business organization substantially intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     - it will not amend its organizational documents;

     - it will not split, combine or reclassify its outstanding shares of capital stock;

     - it will not declare, set aside or pay any dividend payable in cash, stock or other property in respect of any capital stock;

     - it will not repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

     - it will not issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any voting debt or any other property or assets, with certain exceptions;

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

     - it will not, other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any material indebtedness or other liability, subject to certain exceptions;

     - it will not make or authorize or commit for any capital expenditures, subject to certain exceptions or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity;

     - it will not terminate, establish, adopt, enter into, make any new grants or awards under (except pursuant to normal advancement and promotion procedure consistent with past practice), amend or otherwise modify, any compensation and benefit plans or increase or accelerate the salary, wage, bonus or other compensation of any employees;

     - it will not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims;

     - it will not make any material tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

     - it will not, except as may be required as a result of a change in generally accepted accounting principles and in accordance with the written advice of its accountants, change any of the accounting practices or principles used by it;

     - it will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of it;

     - it will not take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect; and

     - it will not authorize or enter into an agreement to do any of the foregoing.

NO SOLICITATION OF ACQUISITION PROPOSALS

     The merger agreement provides that Genetic MicroSystems and its officers and directors shall not, and that Genetic MicroSystems shall direct and use its best efforts to cause its employees and representatives and agents of Genetic MicroSystems (including any investment banker, attorney or accountant retained by Genetic MicroSystems) not to, directly or indirectly:

     - initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Genetic MicroSystems, or any purchase of 10% or more of the assets or any equity securities of Genetic MicroSystems (any such proposal is referred to in this document as an "acquisition proposal"); and

     - engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

However, Genetic MicroSystems may:

     - provide information in response to a request therefor by a person who has made an unsolicited bona fide written acquisition proposal if Genetic MicroSystems receives from the person so requesting such information an executed confidentiality agreement, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law;

     - engage in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and Genetic MicroSystems determines in good faith (after consultation with its financial advisor) that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Genetic MicroSystems' stockholders from a financial point of view than the transaction contemplated by the merger agreement (any such more favorable acquisition proposal is referred to in this document as a "superior proposal"); and

     - recommend such an acquisition proposal to the stockholders of Genetic MicroSystems, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and Genetic MicroSystems determines in good faith (after consultation with its financial advisor) that such acquisition proposal is a superior proposal.

The merger agreement also requires that Genetic MicroSystems:

     - will notify Affymetrix immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with Genetic MicroSystems; and

     - indicate to Affymetrix the identity of the offeror and the terms and conditions of any such acquisition proposal and thereafter keep Affymetrix informed of the status and terms of such proposals and the status of such negotiations or discussions.

ADDITIONAL COVENANTS

INFORMATION SUPPLIED

     Affymetrix and Genetic MicroSystems have agreed that none of the information they supply for inclusion in the registration statement on Form S-4 filed with the Securities and Exchange Commission to register the common shares of Affymetrix to be issued in the merger, of which this document is a part, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

POOLING-OF-INTERESTS

     The merger agreement provides that neither Affymetrix nor Genetic MicroSystems will take or cause to be taken any action, whether before or after the effective time of the merger that would disqualify the merger as a "pooling-of-interests" for accounting purposes. For more detailed information, see "Accounting Treatment" on page 51.

OTHER AGREEMENTS

     The merger agreement contains additional covenants relating to the conduct of the parties prior to the merger, including among other things:

     - in the case of Genetic MicroSystems, to take all action necessary to convene a meeting of Genetic MicroSystems stockholders as promptly as practicable after the registration statement, of which this document is a part, is declared effective by the Securities and Exchange Commission, in order to approve the merger agreement;

     - to use commercially reasonable best efforts to cause to be delivered to the other party "comfort letters" from such party's independent accountants;

     - to use commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate and make effective the merger, including promptly making filings with applicable governmental entities and obtaining all necessary regulatory approvals and consents;

     - not to take or cause to be taken, whether before or after the effective time of the merger, any action that would disqualify the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

     - in the case of Genetic MicroSystems, to afford Affymetrix reasonable access to information pertaining to Genetic MicroSystems and its business;

     - to deliver to the other party, no later than 10 days prior the date of the special meeting in the case of Genetic MicroSystems, and no later than the effective time of the merger in the case of Affymetrix, a list of all individuals that such party believes to be "affiliates" of such party at the time, in the case of Genetic MicroSystems, the merger agreement is submitted for approval to the Genetic MicroSystems stockholders, and in the case of Affymetrix, prior to the effective time of the merger and to use commercially reasonable best efforts to cause such persons to deliver "affiliates" letters' to the other party;

     - in the case of Affymetrix, to file with the NASDAQ National Market the appropriate notification form for the quotation of additional shares together with the applicable fee covering Affymetrix common stock to be issued in the merger;

     - in the case of Affymetrix, at the effective time of the merger, assume the Genetic MicroSystems stock option plan and reserve a sufficient number of shares of Affymetrix common stock for issuance pursuant to such options;

     - in the case of Affymetrix, for one year after the effective time of the merger, provide continuing Genetic MicroSystems employees benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Genetic MicroSystems to such employees; and

     - in the case of Genetic MicroSystems, at the effective time of the merger, assign those noncompetition and nonsolicitation contracts that Genetic MicroSystems has entered into with its employees, as Affymetrix may request.

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

TERMINATION, AMENDMENT OR WAIVER

TERMINATION

     The merger agreement may be terminated at any time prior to the closing date:

     - whether before or after the approval by the stockholders of Genetic MicroSystems, by the mutual written consent of Genetic MicroSystems and Affymetrix, by action of their respective boards of directors;

     - by either Affymetrix or Genetic MicroSystems if:

       - the merger is not completed by February 15, 2000, provided that the right to terminate after such date will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have proximately contributed to the occurrence of the failure of the merger to be consummated;

       - the requisite approval of the Genetic MicroSystems stockholders has not been obtained at a meeting duly convened for such purpose; or

       - any order permanently restraining, enjoining or otherwise prohibiting the merger shall become final and non-appealable.

     - by Genetic MicroSystems under the following circumstances:

       - Genetic MicroSystems is not in breach of any of the terms of the merger agreement; and

       - The board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and

       - Affymetrix does not make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into such an agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice; and

       - Genetic MicroSystems pays to Affymetrix, prior to such termination, in immediately available funds the termination and expense fees that are discussed below under the heading "Termination Fee and Expense Reimbursement."

     - if there has been a material breach by Affymetrix or GMS Acquisition of any representation, warranty, covenant or agreement of Affymetrix or GMS Acquisition contained in the merger agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Genetic MicroSystems to the party committing such breach.

- by Affymetrix if:

     - the Genetic MicroSystems board of directors shall have withdrawn or adversely modified its approval or recommendation of the merger agreement or failed to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so;

     - there has been a material breach by Genetic MicroSystems of any representation, warranty, covenant or agreement of Genetic MicroSystems contained in the merger agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Affymetrix to Genetic MicroSystems; or

     - Genetic MicroSystems or any of the other persons delineated under the heading "No Solicitation of Acquisition Proposals" takes any of the actions that are proscribed by the covenant described under the heading "No Solicitation of Acquisition Proposals."

Neither Affymetrix nor Genetic MicroSystems may terminate the merger agreement or elect not to complete the merger solely because of changes in the price of shares of Affymetrix common stock.

TERMINATION FEE AND EXPENSE REIMBURSEMENT

     Genetic MicroSystems has agreed to pay to Affymetrix a termination fee equal to $2,500,000 and to reimburse Affymetrix' expenses up to $1,000,000 if the merger agreement is terminated under the following circumstances:

     - Genetic MicroSystems terminates the merger agreement because:

       - Genetic MicroSystems is not in breach of any of the terms of the merger agreement; and

       - The board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and

       - Affymetrix does not make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into such an agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice.

     - Affymetrix terminates the merger agreement because:

       - the Genetic MicroSystems board of directors (in connection with a superior proposal) has withdrawn or adversely modified its approval or recommendation of the merger agreement or failed to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so; or

       - Genetic MicroSystems or any of the other persons delineated under the heading "No Solicitation of Acquisition Proposals" takes any of the actions that are proscribed by the covenant described under the heading "No Solicitation of Acquisition Proposals."

APPOINTMENT OF STOCKHOLDER REPRESENTATIVE

     Pursuant to the terms of the merger agreement, each holder of shares of Genetic MicroSystems capital stock who votes in favor of the merger or who receives or accepts shares of Affymetrix common stock as the merger consideration will be deemed to have consented to the appointment of Jean Montagu as stockholder representative and will be deemed to have consented to the performance by the stockholder representative of all rights and obligations conferred on the stockholder representative under the merger agreement and the escrow agreement. The stockholder representative is indemnified by the stockholders of Genetic MicroSystems for losses and liabilities incurred without gross negligence or bad faith on the part of the stockholder representive. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 68.

INDEMNIFICATION AND LIABILITY OBLIGATIONS

GENERAL

     Pursuant to the terms of the merger agreement and the escrow agreement, 10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger will be deposited on a pro-rata per stockholder basis with an escrow agent, for a period not to exceed one year, for purposes of indemnifying Affymetrix. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 68. For a period of one year after the effective time of the merger, the stockholders of Genetic MicroSystems will jointly and severally indemnify and hold harmless Affymetrix and its affiliates, for, and shall pay to Affymetrix and its affiliates the amount of, any damages directly or indirectly arising or resulting from or in connection with:

     - any breach of any representation or warranty made by Genetic MicroSystems, the stockholders of Genetic MicroSystems set forth on the signature pages of the merger agreement or the stockholder representative in the merger agreement or in any certificate delivered by Genetic MicroSystems pursuant to the merger agreement;

     - any breach by Genetic MicroSystems of any covenant or obligation of Genetic MicroSystems in the merger agreement; or

     - any breach of, or failure to assign to Affymetrix or any affiliate of Affymetrix all of the rights under and terms of, any contract to which Genetic MicroSystems is a party directly or indirectly arising or resulting from or in connection with Genetic MicroSystems' ceasing to exist by virtue of the merger.

     For a period of one year after the effective time of the merger, Affymetrix will indemnify and hold harmless the stockholders of Genetic MicroSystems, and shall pay to such stockholders the amount of any damages arising, directly or indirectly, from or in connection with:

     - any breach of any representation or warranty made by Affymetrix in the merger agreement or in any certificate delivered by Affymetrix pursuant to the merger agreement; or

     - any breach by Affymetrix of any covenant or obligation of Affymetrix in the merger agreement.

LIMITATIONS ON INDEMNIFICATION

     Genetic MicroSystems stockholders will not have liability for indemnification as provided by the indemnification procedures in the merger agreement:

     - unless and until the total amount of all damages with respect to such matters, taken together, exceeds $500,000, in which case Affymetrix will be entitled to indemnification for the entire amount its damages; and

     - for any damages in the aggregate in excess of the 10% escrowed shares of Affymetrix common stock;

     These limitations will not apply to any breach of Genetic MicroSystems' representations and warranties of which Genetic MicroSystems had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Genetic MicroSystems of any covenant or obligation.

     Affymetrix will not have liability for indemnification or otherwise:

     - unless and until the total amount of all damages with respect to such matters, taken together, exceeds $500,000, in which case Genetic MicroSystems stockholders will be entitled to indemnification for the entire amount of their damages; and

     - for any damages in the aggregate in excess of an amount equal to 535,000 multiplied by the closing price on the NASDAQ of the shares of Affymetrix common stock on the closing date;

     These limitations will not apply to any breach of Affymetrix' representations and warranties of which Affymetrix had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Affymetrix of any covenant or obligation.

NON-EXCLUSIVE REMEDY

     The indemnification provisions of the merger agreement are not the exclusive remedy for Affymetrix. Affymetrix will have the right to recover damages from the Genetic MicroSystems stockholders pursuant to a judgment from any court of competent jurisdiction for damages directly or indirectly arising or resulting from or in connection with:

     - any breach of any representation or warranty made by Genetic MicroSystems, the stockholders of Genetic MicroSystems set forth on the signature pages of the merger agreement or the stockholder representative in the merger agreement or in any certificate delivered by Genetic MicroSystems pursuant to the merger agreement;

     - any breach by Genetic MicroSystems of any covenant or obligation of Genetic MicroSystems in the merger agreement; or

     - any breach of, or failure to assign to Affymetrix or any affiliate of Affymetrix all of the rights under and terms of, any contract to which Genetic MicroSystems is a party directly or indirectly arising or resulting from or in connection with Genetic MicroSystems' ceasing to exist by virtue of the merger.

However, Genetic MicroSystems stockholders will not have liability for any damages in the aggregate in excess of the amount equal to 535,000 multiplied by the closing price on the NASDAQ of the shares of Affymetrix common stock on the closing date.

AMENDMENT

     Subject to the provisions of applicable law, at any time prior to the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement, by written agreement executed and delivered by duly authorized officers of such parties.

WAIVER

     The conditions to each party's obligation to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by law. At any time prior to the effective time of the merger, any party to the merger agreement may extend in writing the time for the performance of any of the obligations or other acts of any other party to the merger agreement or waive in writing compliance with any of the agreements of any other party or any conditions to its own obligations, to the extent such obligations, agreements and conditions are intended for its benefit and to the extent permitted by law.

                             STOCK OPTION AGREEMENT

     As a condition and inducement to Affymetrix' entering into the merger agreement, Genetic MicroSystems granted to Affymetrix an option to purchase shares of its common stock up to 19.9% of its currently outstanding capital stock pursuant to a stock option agreement that was entered into on September 10, 1999. The following describes certain aspects of the stock option agreement, including material provisions of the stock option agreement. The following description of the stock option agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the stock option agreement, which is attached as Appendix B to this document and is incorporated in this document by reference. All Genetic MicroSystems stockholders are urged to read the stock option agreement carefully and in its entirety.

TERMS OF THE OPTION

NUMBER OF SHARES AND EXERCISE PRICE

     Under the stock option agreement, Genetic MicroSystems has granted to Affymetrix an option to purchase shares of its common stock up to 19.9% of the outstanding capital stock of Genetic MicroSystems at an exercise price per share equal to $21.50.

     In the event of any change in the number of issued and outstanding shares of capital stock of Genetic MicroSystems (by reason of any stock dividend, stock split, split-up, recapitalization, merger, issuance of capital stock upon exercise of warrants or options or any other event), the number of shares subject to the stock option and the purchase price per share shall be appropriately adjusted to restore Affymetrix to fully preserve the economic benefits provided under the stock option agreement.

EXERCISE RIGHTS

     Affymetrix may exercise the stock option if:

     - any of the three triggering events described in the first paragraph under "Termination Fee and Expense Reimbursement" occurs; or

     - Genetic MicroSystems notifies Affymetrix that it has received a superior proposal and Affymetrix notifies Genetic MicroSystems that it does not intend to match such acquisition proposal.

CASH-OUT RIGHT

     The stock option agreement further provides that at any time the option is exercisable, Affymetrix may elect to exercise its "Cash-Out Right." This right allows Affymetrix to require Genetic MicroSystems to pay to Affymetrix an amount in cash in exchange for the cancellation of the option with respect to such number of shares as Affymetrix specifies. This cash amount is equal to such number of shares multiplied by the difference between the highest price per share of Genetic MicroSystems common stock paid or proposed to be paid by any person pursuant to an acquisition proposal and $21.50.

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

EXPIRATION

     To the extent the stock option has not been exercised, the stock option agreement will expire upon the earliest of:

     - the effective time of the merger;

     - twelve months after the date of termination of the merger agreement pursuant to a superior proposal which is not met by Affymetrix or a withdrawal or adverse modification or by the Genetic MicroSystems board of its recommendation of the merger; and

     - thirty days following the termination or the merger agreement for any reason other than those described above.

REPURCHASE AT THE OPTION OF GENETIC MICROSYSTEMS

     Pursuant to the stock option agreement, Genetic MicroSystems has the right to repurchase any shares of Genetic MicroSystems common stock purchased by Affymetrix pursuant to the stock option for a period of 180 days after each date on which the stock option is exercised. The price per share Genetic MicroSystems will pay upon a repurchase event is equal to the purchase price paid by Affymetrix.

LIMITATION OF PROFIT

     Affymetrix' total profit under the stock option agreement together with the amount of any termination and expense fee paid by Genetic MicroSystems to Affymetrix pursuant to the merger agreement shall in no event exceed $5,000,000.

EFFECT OF STOCK OPTION AGREEMENT

     The stock option agreement increases the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The stock option agreement would have the effect of making an acquisition or other combination of Genetic MicroSystems by or with a third party more costly because of the need in any such transaction to acquire, account for or pay the price of the stock option shares that would be issued under the stock option agreement. Affymetrix and Genetic MicroSystems also believe that the exercise of the stock option could prohibit any other acquiror of Genetic MicroSystems during the next two years from accounting for any such acquisition by using the pooling-of-interests accounting method. Accordingly, the stock option agreement may discourage a third party who might be interested in effecting such an acquisition or combination from considering or proposing the transaction or may cause such third party to offer to pay a lower price than such party would have proposed if pooling-of-interest accounting were available. In addition, Affymetrix would have a significant stake in Genetic MicroSystems if it exercised the stock option and held the stock.

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

                                ESCROW AGREEMENT

     The following describes certain aspects of the escrow agreement, including material provisions of the escrow agreement. The following description of the escrow agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the escrow agreement, which is attached as Appendix C to this document and is incorporated in this document by reference. All Genetic MicroSystems stockholders are urged to read the escrow agreement carefully and in its entirety.

     Pursuant to the terms of the escrow agreement, Affymetrix will deposit 10% of the aggregate merger consideration on a pro-rata per stockholder basis, for a period not to exceed one year, with Bank One Trust Company, NA, as escrow agent. The shares of Affymetrix common stock are reserved for the purpose of satisfying the indemnification obligations owed to Affymetrix by Jean Montagu, who will serve as stockholder representative under the escrow agreement, and the other stockholders of Genetic MicroSystems. Five business days after the one-year anniversary of the effective date of the merger, shares of Affymetrix common stock that have not been used to satisfy claims will be will be distributed by the escrow agent to the stockholders of Genetic MicroSystems pro rata in accordance with the relative ownership percentage of each stockholder. The escrow agreement also provides that Affymetrix can instruct the escrow agent not to distribute the escrowed shares until any unsatisfied indemnification claim has been resolved.

     Affymetrix must pay to the escrow agent any cash or stock dividends and other distributions with respect to the shares of Affymetrix common stock held in the escrow account. The escrow agent will only retain in the escrow account any dividends and distributions declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Affymetrix common stock. All other cash or stock dividends on the shares of Affymetrix common stock will be distributed to the stockholders of Genetic MicroSystems in accordance with the relative ownership percentage of each stockholder.

     If Affymetrix believes it is entitled to payment for an indemnification claim, it must file a certificate signed by its president or any of its vice-presidents stating that claim. Unless the stockholder representative objects within fifteen business days after the escrow agent and stockholder representative received that certificate, the escrow agent will pay Affymetrix' claim on the fifteenth business day after its receipt of Affymetrix' certificate. On that day, the escrow agent will deliver to Affymetrix that number of shares of Affymetrix stock equal to the amount obtained by dividing the amount sought under the indemnity by the closing price on the NASDAQ National Market of Affymetrix stock on the closing date of the merger.

     If the stockholder representative objects in a timely manner as detailed in the escrow agreement, the parties will endeavor in good faith to agree on the amount that Affymetrix is entitled to recover from the escrow account or have that amount determined by a court of competent jurisdiction.

     Jean Montagu, as stockholder representative, will not receive a fee for his services. He may resign on thirty days written notice to the parties to the escrow agreement, or he may be removed by the stockholders of Genetic MicroSystems. The stockholder representative is indemnified by the stockholders of Genetic MicroSystems for losses and liabilities incurred without gross negligence or bad faith on the part of the stockholder representative.

     Under the escrow agreement, no action may be taken or omitted to the extent that such action or omission would result in the merger not qualifying for pooling-of-interests accounting treatment.

                         STOCKHOLDER VOTING AGREEMENTS

     As a condition and inducement to Affymetrix' entering into the merger agreement, Affymetrix entered into stockholder voting agreements with the following six stockholders of Genetic MicroSystems:

     - Jean Montagu, the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Dominic Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Sasha Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Stanley Rose, executive officer -- Chief Operating Officer of Genetic MicroSystems;

     - Peter Honkanen, executive officer -- Vice President of Engineering of Genetic MicroSystems; and

     - Myles L. Mace, Jr., executive officer -- Vice President of Technology Developments of Genetic MicroSystems.

     The following description sets forth certain aspects of the stockholder voting agreements, including material provisions of the stockholder voting agreements. The following description of the stockholder voting agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of stockholder voting agreement, which is attached as Appendix D to this document and is incorporated herein by reference.

GENERAL

     On September 10, 1999, contemporaneously with the execution and delivery of the merger agreement, Affymetrix and the six stockholders listed above entered into stockholder voting agreements pursuant to which each such stockholder agreed, among other things:

     - to vote all of the shares of Genetic MicroSystems over which the stockholder has voting power in favor of the merger agreement and the merger and any other transaction contemplated by the merger agreement; and

     - to vote all of the shares of Genetic MicroSystems over which the stockholder has voting power against (i) any proposal that would constitute an acquisition proposal, (ii) any amendment to the organizational documents of Genetic MicroSystems and (iii) any other amendment, proposal or transaction involving Genetic MicroSystems, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the merger or which is reasonably likely to result in any of the conditions to Genetic MicroSystems' obligations under the merger agreement not being fulfilled; and

     - to grant to Affymetrix, an irrevocable proxy, or, if applicable, a power of attorney, and to irrevocably appoint Affymetrix, its attorney and proxy to vote all of the shares of Genetic MicroSystems over which the stockholder has voting power with respect to approval of the merger agreement at any meeting of the stockholders of Genetic MicroSystems.

     Massachusetts law requires that the merger agreement be approved by the affirmative vote of two-thirds of the shares of each class of stock of Genetic MicroSystems. Together, the six stockholders listed above beneficially own and have voting control over approximately 69.5% of the shares of Genetic MicroSystems common stock and approximately 72% of the shares of Genetic MicroSystems convertible preferred stock. Therefore, their shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.

TERMINATION

     The stockholder voting agreements provide that they will terminate upon the earlier of:

     - the effective time of the merger; or

     - the termination of the merger agreement.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     Information concerning current directors and officers of Affymetrix, executive compensation and ownership of Affymetrix common stock by management and principal stockholders is contained in Affymetrix' Proxy Statement, dated May 5, 1999, and is incorporated in this document by reference. See "Where You Can Find More Information" on page 94.

     Genetic MicroSystems is a privately held corporation with fewer than ninety stockholders and has no reporting obligation under the Securities Exchange Act of 1934, as amended, or the rules and regulations of any exchange.

     The table on the following page sets forth beneficial ownership of Genetic MicroSystems' capital stock as of September 30, 1999 by:

     - each person or entity known to Genetic MicroSystems to beneficially own 5% or more of the outstanding shares of each class of Genetic MicroSystems' capital stock;

     - each of Genetic MicroSystems' directors;

     - Genetic MicroSystems' Chief Executive Officer and each of the other four most highly compensated executive officers of Genetic MicroSystems whose salary and bonus was greater than $100,000 in 1998; and

     - all directors and executive officers of Genetic MicroSystems as a group.

                                                         SHARES OF SERIES A       SHARES OF SERIES B      PERCENT OF
                                 SHARES OF COMMON      CONVERTIBLE PREFERRED    CONVERTIBLE PREFERRED    OUTSTANDING
                                STOCK BENEFICIALLY       STOCK BENEFICIALLY       STOCK BENEFICIALLY       CAPITAL
                                    OWNED (1)                 OWNED(1)                 OWNED(1)            STOCK(2)
                              ----------------------   ----------------------   ----------------------   ------------
                              NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF    PERCENT OF
BENEFICIAL OWNER               SHARES       CLASS       SHARES       CLASS       SHARES       CLASS      TOTAL SHARES
----------------              ---------   ----------   ---------   ----------   ---------   ----------   ------------
Jean Montagu................        --         --      1,500,000     75.00%       36,400(3)    8.43%        44.68%
Stanley D. Rose.............   300,000      29.80%       50,000(4)    2.44%       43,197(4)    9.09%        11.13%
Peter Honkanen..............   300,000      29.80%           --         --        25,000(4)    5.47%         9.38%
Myles L. Mace, Jr...........   100,000       9.93%       50,000       2.50%           --         --          4.36%
Dominic D. Montagu..........        --         --       100,000(5)    5.00%       14,260(6)    3.30%         3.32%
  823 Mendecino Ave.
  Berkeley, CA 94707
John N. Williams............        --         --       100,000       5.00%           --         --          2.91%
  84 Commonwealth Ave #4
  Boston, MA 02118
Sasha Montagu...............        --         --       100,000       5.00%           --         --          2.91%
  P.O. Box 962
  Whitefish, MT 59939
L. Robert Johnson...........    50,000       4.97%       50,000(7)    2.50%           --         --          2.91%
Stewart H. Greenfield.......        --         --       100,000       5.00%           --         --          2.91%
  274 Sturges Hwy.
  Westport, CT 06880
Gottlieb Knoch..............        --         --            --         --        35,294       8.17%         1.03%
  Taegerhalde 3
  Ch-8700
  Unsnacht, Switzerland
Jane L. Glassco.............        --         --            --         --        29,411       6.81%            *
  754 Euclid Avenue
  Toronto, Ontario
  Canada MGG 2V4
Andre Citroen...............        --         --            --         --        24,000       5.56%            *
  10 Green Street
  London, WIY 3RF
  United Kingdom
All current executive
  officers and directors as
  a group (8 persons).......   815,833(8)   79.01%     1,650,000(9)   80.49%     104,597(10)   20.91%       71.75%

-------------------------

  * Indicates less than 1%

 (1) Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares listed in the table. The applicable percentage ownership for each stockholder of each class of capital stock of Genetic MicroSystems, as shown in this column, is based on (1) 1,006,702 shares of common stock, (2) 2,000,000 shares of Series A convertible preferred stock, and (3) 431,977 shares of Series B convertible preferred stock of Genetic MicroSystems outstanding as of September 30, 1999, plus any shares subject to options or warrants held by the stockholder in question that are currently exercisable or exercisable within 60 days after September 30, 1999. Although the Series A convertible preferred stock and Series B convertible preferred stock is convertible into common stock, it is not reflected on an as-converted basis in the common stock column because, as a voting security, it is reflected in its own column.

 (2) The applicable percentage ownership for each stockholder, as shown in this column, is based on an aggregate amount of 3,438,679 shares of Genetic MicroSystems capital stock outstanding as of September 30, 1999, plus

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

     any shares subject to options or warrants held by the stockholder in question that are currently exercisable or exercisable within 60 days after September 30, 1999. The common stock, Series A convertible preferred stock and Series B convertible preferred stock vote together as a single class except as required by law or under Genetic MicroSystems' restated articles of organization. The merger is treated as a liquidation unless the holders of a majority of Series A convertible preferred stock, voting as a single class, elect not to treat it as a liquidation.

 (3) Jean Montagu shares voting and investment power with his wife with respect to the shares of Series B preferred stock held by Jean Montagu.

 (4) Represents shares that may be required within 60 days after September 30, 1999 upon the exercise of outstanding warrants.

 (5) Consists of shares owned by Dominic Montagu and his wife in a trust for the benefit of their children, as to which Dominic Montagu disclaims beneficial ownership.

 (6) Includes 14,260 shares of Series B convertible preferred stock owned by or in trust for members of the immediate family of one stockholder, who disclaims beneficial ownership thereof.

 (7) L. Robert Johnson shares voting and investment power with his wife with respect to the shares of Series A convertible preferred stock held by L. Robert Johnson.

 (8) Includes 25,833 shares issuable upon exercise of outstanding stock options exercisable within 60 days after September 30, 1999.

 (9) Includes 50,000 shares issuable upon exercise of outstanding warrants exercisable within 60 days after September 30, 1999.

(10) Includes 68,197 shares issuable upon exercise of outstanding warrants exercisable within 60 days after September 30, 1999.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Genetic MicroSystems board with respect to the merger agreement and the transactions contemplated by the merger agreement, stockholders of Genetic MicroSystems should be aware that certain members of the management and board of directors of Genetic MicroSystems have certain interests in the merger that are different from, or in addition to, the interests of stockholders of Genetic MicroSystems generally. All such interests are described below, to the extent material, and Genetic MicroSystems believes that, except as described below, such persons do not have any material interest in the merger that is different from those of Genetic MicroSystems stockholders generally. The Genetic MicroSystems board was aware of, and considered the interests of, its directors and officers when it approved the merger agreement and the merger.

STOCK OWNERSHIP

     As of September 30, 1999, the directors and executive officers of Genetic MicroSystems beneficially owned approximately 815,833 shares of Genetic MicroSystems common stock, including 25,833 shares issuable upon exercise of outstanding stock options exercisable within 60 days after September 30, 1999, 1,650,000 shares of Genetic MicroSystems Series A convertible preferred stock, including 50,000 shares issuable upon exercise of outstanding warrants exercisable within 60 days after September 30, 1999, and 104,597 shares of Genetic MicroSystems Series B convertible preferred stock, including 68,197 shares issuable upon exercise of outstanding warrants exercisable within 60 days after September 30, 1999. The directors and executive officers of Genetic MicroSystems will receive the same consideration in connection with the merger as other holders of

Genetic MicroSystems common stock and options, Series A convertible preferred stock and warrants, and Series B convertible preferred stock and warrants, respectively.

NON-COMPETITION AGREEMENTS

     As a condition to closing the merger, certain senior executives of Genetic MicroSystems will enter into non-competition agreements with Affymetrix prior to the effective time of the merger. The terms of these agreements have not yet been agreed to, but these agreements will likely contain provisions whereby these individuals agree that:

     - for a period of time after the end of their employment by Affymetrix they will not directly or indirectly participate in a business or activity that competes with the business of Affymetrix or Genetic MicroSystems;

     - they will keep confidential commercially valuable information of Affymetrix; and

     - during the time they are employed by Affymetrix and for a period of time thereafter they will not directly or indirectly solicit employees of Affymetrix to leave the employ of Affymetrix, hire any former employee of Affymetrix within twelve months of the end of their employment with Affymetrix, solicit business from customers of Affymetrix, interfere with Affymetrix' relationship with any other person or disparage Affymetrix, its affiliates or employees.

     These individuals will not receive any consideration for entering into the non-competition agreements other than the Affymetrix stock issued to them in the merger.

1998 STOCK PLAN

     As of September 30, 1999, the directors and executive officers of Genetic MicroSystems held stock options or warrants exercisable within 60 days after September 30, 1999, to purchase 25,833 shares of Genetic MicroSystems common stock, 50,000 shares of Genetic MicroSystems Series A convertible preferred stock, and 68,197 shares of Genetic MicroSystems Series B convertible preferred stock. At the effective time of the merger, each option and warrant (including the stock options and warrants held by Genetic MicroSystems executive officers and directors) will convert into an option or warrant to acquire the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant in full immediately prior to the closing of the merger and the exercise price will be adjusted appropriately. The number of shares of Affymetrix common stock that the new Affymetrix option or warrant will be exercisable for and the exercise price of the new Affymetrix option or warrant will reflect the exchange ratio. Affymetrix has agreed to file with the Securities and Exchange Commission, not later than 60 days after the closing of the merger, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended, to register the shares of Affymetrix common stock issuable upon exercise of the options of Affymetrix exchanged for Genetic MicroSystems options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On May 19, 1998, Genetic MicroSystems entered into an executive severance agreement with Peter Lewis, Chief Financial Officer of Genetic MicroSystems. The severance agreement provides that if within one year of a "change of control," Mr. Lewis' employment is terminated without

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

"cause," as defined in the severance agreement, or if Mr. Lewis terminates his employment for "good reason," as defined in the severance agreement, Mr. Lewis will become entitled to:

     - receive severance compensation equal to the amount of his base salary at the time of termination, and

     - will be eligible to continue to participate in all benefit plans he was entitled to receive before such termination.

     The merger constitutes a "change of control" under Mr. Lewis' severance agreement.

RESTRICTED STOCK AGREEMENTS

     Genetic MicroSystems has entered into restricted stock agreements with the following directors and officers of Genetic MicroSystems:

     - Peter Honkanen

     - Peter Lewis

     - L. Robert Johnson

     Under the terms of the restricted stock purchase agreements, some or all of the shares of Genetic MicroSystems common stock held by these individuals are subject to repurchase by Genetic MicroSystems in the event that the individual's employment or involvement with Genetic MicroSystems is terminated. The restricted stock purchase agreements provide that upon an "acquisition event," the number of shares of Genetic MicroSystems common stock then subject to repurchase by Genetic MicroSystems will become fully vested and released from any repurchase right by Genetic MicroSystems. Genetic MicroSystems and Affymetrix believe that the merger constitutes an acquisition event of Genetic MicroSystems for purposes of the restricted stock agreements. Upon approval of the merger, the vesting will be accelerated to the extent provided for in the restricted stock agreements. On September 30, 1999, the above listed persons held a total of 380,000 shares of Genetic MicroSystems common stock.

OWNERSHIP AND VOTING OF STOCK

     As of September 30, 1999, directors and executive officers of Genetic MicroSystems and their affiliates may be deemed to have beneficial ownership of approximately 79.01% of the outstanding shares of Genetic MicroSystems common stock including outstanding stock options exercisable within 60 days after September 30, 1999, approximately 80.49% of the shares of outstanding Series A convertible preferred stock including outstanding warrants exercisable within 60 days after September 30, 1999, and approximately 20.91% of the outstanding shares of Series B convertible preferred stock including outstanding warrants exercisable within 60 days after September 30, 1999. These directors and executive officers may be deemed to have beneficial ownership either by themselves or with others. Certain of the directors and executive officers of Genetic MicroSystems and/or their affiliates have agreed in stockholder voting agreements with Affymetrix to vote all of the outstanding shares of Genetic MicroSystems stock, over which they have voting control, to be voted in favor of adoption of the merger agreement. For more detailed information concerning the stockholder voting agreements, see "Stockholder Voting Agreements" on page 69.

          GENETIC MICROSYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Genetic MicroSystems was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. Genetic MicroSystems was a development-stage company until the commencement of substantial operations in 1998.

IMPACT OF YEAR 2000

     Genetic MicroSystems is assessing the potential impact of the year 2000 computer issues with regards to its systems and other aspects of its operations dependent upon automation or computerized operation. Genetic MicroSystems has initiated the assessment process and is expected to complete the project by year end. The assessment will also include an analysis of certain third party suppliers. Expenditures to date have not been material and are not expected to be material based upon the information gathered to date. While Genetic MicroSystems believes that the year 2000 issue will not pose significant operational problems for its computer systems or other critically dependent equipment, certain contingency plans may be developed in an attempt to minimize the potential disruption on business, should an issue be identified.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JULY 3, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

     Revenues for the first six months of 1999 were $5,081,572 as compared to no revenue in the previous year's comparable period. The increase in revenue was due to growing demand for arrayer and array scanner products which Genetic MicroSystems began to ship during the fourth quarter of 1998.

     Genetic MicroSystems' gross margin for the period was $1,928,481 or 38.0 % of revenues. This percentage was negatively impacted by inefficiencies associated with the start-up of manufacturing and a mix of market seeding units at low average unit price.

     Total selling, general and administrative expenses were $1,984,137 for the first six months of 1999 versus $705,615 in the previous period. The growth in expense is a function of building out of the infrastructure of Genetic MicroSystems and the hiring of a direct sales force. Direct sales headcount was 8 as of July 3, 1999 as compared to zero in the previous period.

     Research and development expenses, for the first six months of 1999 were $1,381,309, a growth of 29% over the $1,070,532 of spending in 1998. The increase was primarily due to a continued expansion of the research and development staff.

     During the period Genetic MicroSystems recorded $64,387 of net interest income compared with $17,975 in the previous period. The growth in interest income was a function of the larger cash equivalents position in 1999 as a result of a Series B preferred stock equity offering in December of 1998 and January of 1999. A loss on the sale of securities of $664,505 was recorded in the six months ended June 30, 1998. Genetic MicroSystems did not record any income tax benefit related to its losses in 1999, given the uncertainty regarding its ability to generate taxable income in future year. The income tax benefit of $808,411 recorded during the 6 months ended June 30, 1998, reflects the income tax benefit associated with losses generated during 1998 which were used to offset income generated from the sale of available for sale securities.

     The net loss and comprehensive net loss for the six months ended July 3, 1999 was $1,372,578 or $(1.36) per basic and diluted share. This compares with a $1,614,266 net loss and a $972,489 comprehensive net loss in the comparable period of 1998. The difference between the net loss and comprehensive net loss in 1998 was due to the unrealized gains on available for sale securities during the 6 months ended June 30, 1998. During 1998 Genetic MicroSystems sold all of its investment securities. The net loss per basic and diluted share was $(10.35) and the comprehensive net loss per basic and diluted share was $ (6.24) for the six months ended June 30. 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO PERIOD FROM INCEPTION (AUGUST 7, 1997) TO DECEMBER 31, 1997

     Revenues for 1998 were $387,605 versus no revenue in the previous year's comparable period. The increase in revenue was due to the initial demand for arrayer and array scanner products which Genetic MicroSystems began to ship in the fourth quarter of 1998.

     Genetic MicroSystems' gross margin for the period was $20,000 or 5.2% of revenues. This percentage was negatively impacted by inefficiencies associated with the start-up of manufacturing.

     Total selling general and administrative expenses were $1,877,541 for 1998 versus $59,159 in the previous period. The growth in expense is a function of building out of the infrastructure of Genetic MicroSystems.

     Research and development expenses for 1998 were $2,479,915 compared to $421,694 of spending in 1997. The increase was primarily due to a continued expansion of the research and development staff as well as a full year of operations.

     During the period Genetic MicroSystems recorded $63,172 of net interest income compared with none in the previous period. The growth in interest income was a function of the larger cash equivalents position in 1998 as a result of Genetic MicroSystems' sale of available for sale securities and proceeds from the sale of Series A preferred stock.

     A loss on the sale of securities of $ (664,505) was recorded in the year ended December 31, 1998. The income tax benefit of $1,268,616 recorded during 1998, reflects the income tax benefit associated with losses generated during 1998 which were used to offset income generated from the sale of available for sale securities.

     The net loss for the year ended December 31, 1998 was $(3,670,173) and the comprehensive net loss was $(3,028,396). This compares with a $(253,771) net loss and a $(895,548) comprehensive net loss in the comparable period of 1998. For the year ended December 31, 1998, the net loss per basic and diluted share was $(6.21) and the comprehensive net loss per basic and diluted share was $(5.12). This compares to a net loss per basic and diluted share of $(25.38) and the comprehensive net loss per basic and diluted share of $(89.55) for the 1997 period.

FINANCIAL CONDITION

     Since inception Genetic MicroSystems has financed its operations and growth through the contributions of the founder in the form of equity securities, the sale of Series A and Series B preferred stock and the sale of common stock purchase rights to Takara Shuzo, a strategic partner.

     In the first six months of 1999, Genetic MicroSystems used $2,311,930 of cash in operating activities due primarily to the loss from operations as well as the increase in accounts receivable and inventories as shipments commenced. The completion of the Series B preferred stock offering in January 1999 generated $709,184 of cash, more than offsetting the capital expenditures of $237,685 in 1999.

     At July 3, 1999, Genetic MicroSystems had $2,526,577 of cash and cash equivalents. Genetic MicroSystems believes that these capital resources are sufficient to finance operations and capital expenditures through the end of the year. Genetic MicroSystems also believes that it currently has the potential to access sufficient additional capital resources to finance operations and capital expenditures for the next 12 months. A deterioration in the business prospects of Genetic MicroSystems or the financial markets, among other things, could adversely affect the ability of Genetic MicroSystems to access additional capital.

                    DESCRIPTION OF AFFYMETRIX CAPITAL STOCK

     The following summary is a description of the material terms of Affymetrix capital stock, does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, Affymetrix' certificate of incorporation and Affymetrix' bylaws, all of which are on file with the SEC.

AUTHORIZED CAPITAL STOCK

     Affymetrix' authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 1,634,522 are designated Series AA preferred stock.

PREFERRED STOCK

     As of October 13, 1999, no shares of Series AA preferred stock were issued and outstanding. Pursuant to the Affymetrix rights agreement referred to below, Affymetrix may designate a series of preferred securities entitled "Series B Junior Participating Preferred Stock" for issuance upon the exercise of the rights distributed to holders of Affymetrix stock pursuant to the Affymetrix rights agreement. See "Description of the Capital Stock -- Rights Agreement" on page 81.

SERIES AA PREFERRED STOCK

     DESIGNATION AND AMOUNT. The authorized number of shares of Series AA preferred stock, par value $0.01 per share, is 1,634,522. No shares of Series AA preferred stock are currently outstanding.

     RANK. With respect to dividend rights and rights on liquidation, dissolution and winding-up, the Series AA preferred stock ranks senior to Affymetrix common stock and are subject to the rights of any series of preferred stock that may from time to time come into existence.

     DIVIDENDS. The holders of Series AA preferred stock are entitled to receive cumulative dividends payable in cash prior and in preference to any dividends paid to holders of common stock at the rate of $1.99 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, or the like with respect to Series AA preferred stock) per share payable in two equal installments on June 30 and December 31 of each year. These dividends accrue on each share of Series AA preferred stock whether or not earned or declared from the date on which the Series AA preferred stock was first issued. Holders of Series AA preferred stock are also entitled to receive an amount equal to any cash dividend paid to holders of common stock.

     LIQUIDATION RIGHTS. In the event of a liquidation, dissolution or winding up of Affymetrix, each holder of Series AA preferred stock is entitled to receive a liquidation preference prior and in preference to any payments made to holders of common stock. This preference is an amount per share equal to the sum of:

     - $30.59 for each outstanding share of Series AA preferred stock;

     - accrued but unpaid dividends on each share of Series AA preferred stock; and

     - a per share amount equal to the difference obtained by subtracting:

       - the product of ten percent of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date on which the first share of Series AA preferred stock was first issued and the denominator of which is 365, from

       - the annual per share dividend.

     After the payment, holders of Affymetrix common stock are entitled to receive an amount per share equal to the quotient obtained by dividing:

     - the per share Series AA preferred stock liquidation preference by

     - the number of shares of common stock into which one share of Series AA preferred stock could then be converted.

     Any remaining assets would be distributed ratably to the holder of Affymetrix common stock and holders of Series AA preferred stock.

     REDEMPTION. Series AA preferred stock can be redeemed at the election of Affymetrix or at the election of the holders of the Series AA preferred stock.

     Redemption at the Option of Affymetrix

     Subject to the rights of series of preferred stock that may from time to time come into existence:

     - On or prior to March 9, 2001, Affymetrix may, at the option of the board of directors, redeem in whole or in part the Series AA preferred stock by paying in cash a sum equal to:

       - $30.59, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, plus

       - accrued but unpaid dividends on such share;

     provided that the closing sale price of this Affymetrix' common stock on the NASDAQ National Market, or any other national securities exchange on which the common stock is then listed, has been at or above $52.00, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, for twenty of thirty consecutive trading days prior to the applicable redemption date.

     - After March 9, 2001, Affymetrix may, at the option of the board of directors, redeem in whole or in part the Series AA preferred stock by paying in cash a sum equal to the Series AA liquidation preference described above.

     These redemptions will be made on a pro rata basis among the holders of the Series AA preferred stock in proportion to the number of shares of Series AA preferred stock then held, and each holder of Series AA preferred stock may, at any time after notice by the corporation of its intention to redeem shares and up to two trading days prior to the redemption, convert shares of Series AA preferred stock into shares of Affymetrix common stock pursuant to the conversion procedures described below. If Affymetrix has insufficient funds to redeem all outstanding Series AA preferred stock, it must immediately redeem the remaining shares of Series AA preferred stock as soon as funds become legally available to effect the redemption.

REDEMPTION AT THE OPTION OF THE STOCKHOLDERS

     Subject to the rights of series of preferred stock that may from time to time come into existence, at any time on or after March 9, 2005, the holders of not less than a majority of the then outstanding Series AA preferred stock can request that a specified percentage of the holders' shares of Series AA preferred stock be redeemed. Concurrently with surrender by the holders of the certificates representing the shares, Affymetrix will, to the extent it may lawfully do so, redeem the number of shares specified in the request on a pro rata basis among the holders of the Series AA preferred stock in proportion to the number of shares of Series AA preferred stock proposed to be redeemed. Affymetrix will pay in cash a redemption price equal to:

     - $30.59 per share of Series AA preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like, plus

     - accrued but unpaid dividends on that share.

Affymetrix, however, is not required to redeem more than 817,261 shares of Series AA preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like, during any twelve-month period. If Affymetrix has insufficient funds to redeem all outstanding Series AA preferred stock, it must immediately redeem the remaining shares of Series AA preferred stock as soon as funds become legally available to effect the redemption.

     CONVERSION RIGHTS. Each share of Series AA preferred stock is convertible into Affymetrix common stock at the option of the holder of the shares from the time of issuance up to two days prior to an announced redemption date. Upon an election to convert, that holder's shares of Series AA preferred stock will be converted into that number of shares of Affymetrix common stock equal to:

     - $30.59, as ratably adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to Series AA preferred stock, divided by

     - $39.77, as ratably adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to Affymetrix common stock.

     OTHER DISTRIBUTIONS. If Affymetrix declares a distribution payable in securities of another company, evidences of indebtedness, assets excluding cash, or other options or rights, the holders of Series AA preferred stock are entitled to a proportionate share of that distribution as though they were holders of the number of shares of Affymetrix common stock into which their Series AA preferred stock is convertible.

     RECAPITALIZATION. If the Affymetrix common stock is recapitalized, the holders of Series AA preferred stock are entitled to receive, upon conversion of their Series AA preferred stock to Affymetrix common stock, a number of shares of Affymetrix common stock or other securities or property to which they would have been entitled had they converted prior to the recapitalization.

     VOTING RIGHTS. The holder of each share of Series AA preferred stock has the right to one vote for each share of common stock into which the Series AA preferred stock could then be converted at the record date for determination of the stockholders entitled to vote. With respect to that vote, the holder will have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and are entitled, notwithstanding any provision in Affymetrix' charter, to notice of any stockholders' meeting in accordance with Affymetrix' bylaws, and will be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote and otherwise as required by law. Fractional votes will not, however, be permitted and any fractional voting rights available on an as-converted basis, after aggregating all shares into which shares of Series AA preferred stock held by each holder could be converted, will be rounded to the nearest whole number, with one-half being rounded upward.

OTHER SERIES OF PREFERRED STOCK

     Affymetrix' board is authorized to issue shares of preferred stock, in one or more series, and to fix for each series the rights, privileges, preferences and restrictions, including dividend rights, conversion rights, voting terms, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of series, as are permitted by the Delaware General Corporation Law.

     As of the date hereof, no shares of any other series of Affymetrix preferred stock are outstanding. Pursuant to the Affymetrix rights agreement referred to below, Affymetrix may designate a series of preferred securities entitled "Series B Junior Participating Preferred Stock" for issuance upon the exercise of the rights distributed to holders of Affymetrix stock pursuant to the Affymetrix rights agreement. See "Description of the Capital Stock -- Rights Agreement" on this page.

COMMON STOCK

     As of October 12, 1999, approximately 25,759,524 shares of Affymetrix common stock were outstanding. In addition, no shares of Affymetrix common stock were held in the treasury of Affymetrix and 4,133,612 shares of Affymetrix were reserved for issuance pursuant to Affymetrix' employee benefit plans. Immediately following the merger, we expect approximately -- shares of Affymetrix common stock will be outstanding and approximately -- shares of Affymetrix common stock will be reserved for issuance pursuant to Affymetrix' employee benefit plans.

     The holders of Affymetrix common stock are entitled to receive ratably, from funds legally available for the payment, dividends when and as declared by resolution of the Affymetrix board, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Affymetrix board. Affymetrix will not be able to pay any dividend or make any distribution of assets on shares of common stock until dividends on shares of Affymetrix Series AA preferred stock and on any other shares of Affymetrix preferred stock then outstanding with dividend or distribution rights senior to the common stock have been paid. In the event of a liquidation, dissolution or winding up of Affymetrix, each share of Affymetrix common stock is entitled to receive, after payment of liabilities and, after payment of a liquidation preference to the holders of Series AA preferred stock, an amount per share equal to the quotient obtained by dividing the per share Series AA preferred stock liquidation preference by the number of shares of common stock into which one share of Series AA preferred stock could then be converted. After this payment, any remaining assets would be distributed ratably to the holders of Affymetrix common stock and holders of Affymetrix Series AA preferred stock.

     Each holder of Affymetrix common stock is entitled to one vote for each share of Affymetrix common stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors. Holders of Affymetrix common stock have no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to Affymetrix common stock. The outstanding shares of Affymetrix common stock are, and the shares of Affymetrix common stock issued in connection with the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     American Stock Transfer & Trust Company is the transfer agent and registrar for Affymetrix common stock.

RIGHTS AGREEMENT

     On October 15, 1998, the board of directors of Affymetrix declared a dividend of one right to purchase Series B Junior Participating Preferred Stock of Affymetrix, par value $0.01 per share, for each outstanding share of common stock of Affymetrix and a number of rights for each share of Series AA preferred stock of Affymetrix equal to the number of shares of common stock of Affymetrix into which such share of Series AA preferred stock was convertible on October 27, 1998. Each right entitles the holder to purchase from Affymetrix one-thousandth of a share of Series B

Junior Participating Preferred Stock, at an exercise price of $125.00 per one one-thousandth of a share of Series B Junior Participating Preferred Stock, subject to adjustment. The description and terms of the rights are set forth in a rights agreement, dated as of October 15, 1998, between Affymetrix and American Stock Transfer & Trust Company, as rights agent. The rights are initially represented only by the underlying certificates of Affymetrix common stock or Series AA preferred stock, as the case may be, and do not trade separately from the common stock or the Series AA preferred stock unless and until the earlier of:

     - ten days following a public announcement that a person or group of affiliated or associated persons, otherwise known as acquiring persons, has acquired beneficial ownership of 15% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock; or

     - ten business days, or such later date as the board of directors of Affymetrix may fix by resolution, after the date a person or group commences, or announces an intention to make, a tender or exchange offer that would result in such person or group becoming the beneficial owners of 15% or more of the aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock.

     The purchase price payable, and the number of shares of Series B Junior Participating Preferred Stock issuable upon exercise of the rights is subject to adjustment from time to time to prevent dilution. Because of the nature of the Series B Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of each 1/1000 of a share of Series B Junior Participating Preferred Stock would have economic and voting terms equivalent to one share of Affymetrix common stock.

     In the event that any person or group either acquires or may acquire 15% of the aggregate voting power of the Affymetrix common stock and Series AA preferred stock, the rights attached to this person or group's shares and the rights attached to shares they beneficially own become void. Each other holder of a right will have the right to receive upon exercise of a right that number of shares of Affymetrix common stock having a market value of two times the exercise price of the right.

     In the event that, after a person or group has become an acquiring person of 15% or more of the voting power of Affymetrix, Affymetrix is acquired in a merger or similar form of business combination or the acquisition by such acquiring person of 50% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock, each holder of a right, other than rights beneficially owned by an acquiring person which have become void, will thereafter have the ability to exercise each right for that number of shares of common stock of that acquiring person equal to two times the market value of the exercise price.

     At any time after any person or group becomes an acquiring person and prior to a merger or similar form of business combination or the acquisition by an acquiring person of 50% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock, the Affymetrix board may exchange the rights, other than rights owned by acquiring person which have become void, in whole or in part, for shares of Affymetrix common stock, Series B Junior Participating Preferred Stock, or a series of Affymetrix' preferred stock having equivalent rights, preferences and privileges, at an exchange ratio of one share of Affymetrix common stock, or a fractional share of Series B Junior Participating Preferred Stock (or other preferred stock) of equivalent value, per right.

     Shares of Series B Junior Participating Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of:

     - $10 per share, and

     - an amount equal to one-thousandth of the dividend declared per share of Affymetrix common stock.

     In the event of liquidation, dissolution or winding up of Affymetrix, the holders of the Series B Junior Participating Preferred Stock will be entitled to a minimum preferential payment of the greater of:

     - $10 per share (plus any accrued but unpaid dividends); or

     - an amount equal to one thousandth of the liquidation payment made per share of Affymetrix common stock.

     Each share of Series B Junior Participating Preferred Stock will have one-thousand votes, voting together with the Affymetrix common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Affymetrix common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive one-thousand times the amount received per share of Affymetrix common stock.

     The rights expire on October 15, 2008, unless this expiration date is advanced or extended or unless the rights are earlier redeemed or exchanged by Affymetrix. Prior to the time that a person becomes an acquiring person, Affymetrix may redeem the rights in whole, but not in part, for $0.01 per right, or it may amend the rights agreement in any manner without the consent of the holders of the rights. After the rights are no longer redeemable, however, Affymetrix may, except with respect to the redemption price, amend the rights agreement in any manner that does not adversely affect the interests of holders of the rights.

     The rights will not prevent a takeover of Affymetrix. The rights, however, may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the rights are first redeemed by the Affymetrix board of directors. Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as an Affymetrix stockholder, including, without limitation, the right to vote or to receive dividends.

     A copy of the rights agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A, dated October 16, 1998. A description of the rights is available free of charge from Affymetrix, see "Where You Can Get More Information" on page 94. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the description of the rights contained in the Registration Statement on Form 8-A, dated October 16, 1998, which is hereby incorporated into this document by reference.

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the merger, holders of Genetic MicroSystems stock will become holders of Affymetrix common stock. The following is a summary of certain material differences between the rights of holders of Genetic MicroSystems convertible preferred stock and common stock and the rights of holders of Affymetrix common stock.

     The rights of Genetic MicroSystems stockholders are currently governed by Genetic MicroSystems' articles of organization and bylaws and applicable provisions of the Massachusetts Business Corporation Law. Affymetrix' stockholders' rights are currently governed by Affymetrix' certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law.

     The following summary highlights important similarities and differences between the rights of current holders of Affymetrix common stock and current holders of Genetic MicroSystems stock. This summary does not purport to be a complete discussion of the charters and bylaws of Genetic MicroSystems and Affymetrix or the corporation laws of Massachusetts or Delaware. The discussion of the Affymetrix charter and bylaws is qualified in its entirety by reference to the Affymetrix charter and bylaws, copies of which are on file with the Securities and Exchange Commission. The articles of Genetic MicroSystems are publicly available from the Secretary of State of the Commonwealth of Massachusetts.

                            AUTHORIZED CAPITAL STOCK

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix' charter authorizes           Genetic MicroSystems' articles authorize
Affymetrix to issue 80,000,000 shares of      Genetic MicroSystems to issue 7,636,353
capital stock, of which:                      shares of capital stock, of which:

- 75,000,000 shares are designated common     - 5,000,000 shares are designated common
  stock, $0.01 par value per share; and         stock, no par value; and

- 5,000,000 shares are designated             - 2,636,353 shares are designated
  preferred stock, $0.01 par value per        preferred stock, $0.01 par value per
  share; including 1,634,522 shares of          share; consisting of 2,054,000 shares of
  Series AA preferred stock, $0.01 par          Series A convertible preferred stock,
  value per share. Pursuant to the              $0.01 par value per share, and 582,353
  Affymetrix rights agreement referred to       shares of Series B convertible preferred
  above, Affymetrix may designate a series      stock, $0.01 par value per share.
  of preferred securities entitled "Series
  B Junior Participating Preferred Stock"
  for issuance upon the exercise of the
  rights distributed to holders of
  Affymetrix stock pursuant to the
  Affymetrix rights agreement. See
  "Description of the Capital
  Stock -- Rights Agreement" on page 81.

                                PREFERRED STOCK

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix' board of directors is        Genetic MicroSystems preferred stock may
authorized to issue shares of preferred       be issued from time to time in one or more
stock in one or more

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
series, and to fix for each series the        series. The board may determine and fix
designations and relative powers,             voting powers, full, limited or no voting
preferences, conversion or other rights,      powers, and such designations, preferences
voting powers, restrictions, limitations      and relative participating, optional or
as to dividends, qualifications, or terms     other special rights, and qualifications,
or conditions of redemption, as are           limitations or restrictions thereof,
permitted by the Delaware General             including without limitation, dividend
Corporation Law. To date, no shares of any    rights, special voting rights, conversion
series of Affymetrix preferred stock other    rights, redemption privileges and
than Series AA preferred stock are            liquidation preferences, as shall be
authorized. Pursuant to the Affymetrix        stated and expressed in resolutions all to
rights agreement referred to below,           the full extent permitted by the
Affymetrix may designate a series of          Massachusetts Business Corporation Law.
preferred securities entitled "Series B       The resolutions providing for issuance of
Participating Preferred Stock" for            any series of preferred stock may provide
issuance upon the exercise of the rights      that a new series is superior or rank
distributed to holders of Affymetrix stock    equally or be junior to the preferred
pursuant to the Affymetrix rights             stock of any other series to the extent
agreement. See "Description of the Capital    permitted by the Massachusetts Business
Stock" beginning on page 78.                  Corporation Law. Except as otherwise
                                              provided by Genetic MicroSystems, no vote
                                              of the holders of the Genetic MicroSystems
                                              preferred stock or Genetic MicroSystems
                                              common stock is a prerequisite to the
                                              issuance of any shares of any series of
                                              the preferred stock.

                                   DIVIDENDS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Delaware Law: Corporations generally     Massachusetts Law: Corporations generally
are permitted to declare and pay dividends    are permitted to pay dividends if the
out of surplus or out of net profits for      action is not taken when the corporation
the current and/or immediately preceding      is insolvent, does not render the
fiscal year, provided that dividends will     corporation insolvent, and does not
not reduce capital below the amount of        violate the corporation's articles of
capital represented by all classes of         organization. The directors of a
stock having a preference upon the            Massachusetts corporation may be jointly
distribution of assets. A corporation may     and severally liable to the corporation to
generally redeem or repurchase shares of      the extent that the directors authorize a
its stock if the redemption or repurchase     dividend when the corporation is insolvent
will not impair the capital of a              or where the amount of the dividend
corporation. The directors of a Delaware      exceeds the permissible amounts and is not
corporation may be jointly and severally      repaid to the corporation.
liable to the corporation for a willful or
negligent violation of these provisions of
Delaware law.

     Affymetrix common stock: Subject to      Genetic MicroSystems common stock: Genetic
all the rights of the preferred stock,        MicroSystems' articles provide that
except as may be expressly provided with      dividends may be declared and paid on the
respect to the preferred stock, by law or     Genetic MicroSystems common stock from
by the board pursuant to Paragraph 5(1)(a)    funds lawfully available as determined by
of Article FIFTH of the charter, dividends    the board of directors. Dividends paid to
may be declared and paid or set apart for     holders of Genetic MicroSystems common
payment upon the Affymetrix                   stock are

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
common stock only out of any assets or        subject to any preferential dividend
funds of Affymetrix legally available for     rights of any then outstanding Genetic
the payment of dividends.                     MicroSystems preferred stock.

                                              Genetic MicroSystems preferred stock:
                                              During any fiscal year of the corporation,
                                              no dividends (other than dividends payable
                                              solely in shares of Genetic MicroSystems
                                              common stock) shall be paid or declared,
                                              and no other distributions shall be made,
                                              on or with respect to the Genetic
                                              MicroSystems common stock with one
                                              exception. Unless and until there shall
                                              have been paid, or declared and set aside
                                              for payment, during the fiscal year
                                              dividends with respect to each share of
                                              Series A convertible preferred stock in an
                                              amount equivalent to the amount per share
                                              to be paid as a dividend on the Genetic
                                              MicroSystems common stock, such equivalent
                                              amount payable in respect of each share of
                                              Series A convertible preferred stock will
                                              be determined by multiplying the amount
                                              per share of the dividend to be paid on
                                              the common stock by the number of shares
                                              of common stock into which each such share
                                              of Series A convertible preferred stock
                                              and convertible at the record date for the
                                              determination of stockholders entitled to
                                              the payment of such dividend.

                                 VOTING RIGHTS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix common stock: Holders are     Genetic MicroSystems common stock: Holders
entitled to one vote for each share held      are entitled to one vote for each share
at all meetings of stockholders (and          held at all meetings of stockholders (and
written actions in lieu of meetings).         written actions in lieu of meetings).
There is no cumulative voting.                There is no cumulative voting.

                                              Genetic MicroSystems preferred stock: On
                                              all matters submitted to a vote of holders
                                              of Genetic MicroSystems common stock
                                              generally, each share of Series A
                                              convertible preferred stock or Series B
                                              convertible preferred stock will have the
                                              right to exercise the number of votes
                                              equal to the number of shares of common
                                              stock into which such share of Series A
                                              convertible preferred stock or Series B
                                              convertible preferred stock could be
                                              converted on the record date for
                                              determining stockholders having a right to
                                              vote

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
                                              on such matters, and, except as required
                                              by law, the Series A convertible preferred
                                              stock, the Series B convertible preferred
                                              stock and the Genetic MicroSystems common
                                              stock will vote as a single class.

                            MEETINGS OF STOCKHOLDERS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix' charter and bylaws           Genetic MicroSystems' bylaws provide for
provide that special meetings of              the call of a special meeting at any time
stockholders, other than those required by    by the President or a majority of the
statute, may be called only by the            directors. Special meetings shall be
Chairman of the Board or the President or     called by the Clerk, or in the case of his
by the board of directors acting pursuant     death, absence, incapacity or refusal, by
to a resolution adopted by a majority of      any other officer, upon written
the total number of authorized directors      application of one or more stockholders
whether or not there exist any vacancies      who hold at least one- tenth part in
in previously authorized directorships.       interest of the capital stock entitled to
                                              vote at such meeting, stating the time,
                                              place and purpose of the meeting.

     Affymetrix' bylaws provide that an       The annual meeting of stockholders shall
annual meeting of the stockholders, for       be held within six months after the end of
the election of directors to succeed those    Genetic MicroSystems' fiscal year
whose terms expire and for the transaction    specified in the bylaws, at such date,
of such other business as may properly        hour and place as are fixed by the board
come before the meeting, shall be held at     of directors or the president. At such
11 a.m. on the first Tuesday of the fifth     annual meeting the stockholders shall
calendar month following the end of the       elect directors, hear the report of the
corporation's fiscal year or at such time     treasurer, and transact such other
as the board of directors shall each year     business as may properly come before the
fix, which date shall be within 13 months     meeting. In the event that no date for the
of the last annual meeting of the             annual meeting is established or if no
stockholders.                                 annual meeting is held in accordance with
                                              the foregoing procedures, a special
                                              meeting of the stockholders may be held in
                                              lieu of and for the purposes of the annual
                                              meeting with all the force and effect of
                                              an annual meeting and for such other
                                              purposes as may be specified in the notice
                                              of that special meeting.

                    ACTION BY STOCKHOLDERS WITHOUT A MEETING

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Unless otherwise provided in the         Under Massachusetts law, any action to be
certificate of incorporation, Delaware law    taken by stockholders may be taken without
permits stockholders to take action           a meeting only by unanimous written
without a meeting, without prior notice       consent, and a corporation may not provide
and without a vote, upon the written          otherwise in its articles of organization
consent of stockholders having not less       or bylaws.
than the minimum number of votes that

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
would be necessary to authorize the
proposed action at a meeting at which all
shares entitled to vote were present and
voted.

     Affymetrix' charter provides that any    Pursuant to the Genetic MicroSystems
action required or permitted to be taken      bylaws, any action required or permitted
by the stockholders of the corporation        to be taken by stockholders at a meeting
must be effected at a duly called annual      may be taken without a meeting if all
or special meeting of stockholders of the     stockholders entitled to vote on the
corporation and may not be effected by any    matter consent to the action in writing
consent in writing by such stockholders.      and the written consents are filed with
                                              the records of the meetings of
                                              stockholders.

                               BOARD OF DIRECTORS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix currently has nine            Genetic MicroSystems currently has four
directors.                                    directors.

     The authorized number of directors       The Genetic MicroSystems board of
cannot be less than six nor more than         directors consists of not less than three
eleven. Within these limits, the exact        nor more than fifteen directors, except
number of directors is set at nine. An        that whenever there are only two
indefinite number of directors may be         stockholders, the Genetic MicroSystems
fixed, or the definite number of directors    board of directors may consist of at
may be changed, by a duly adopted             least, but not be less than, two
amendment to the charter or by an             directors, and whenever there is only one
amendment to the bylaws duly adopted by       stockholder or prior to the issuance of
the stockholders or Affymetrix board of       any stock, the board may consist of at
directors.                                    least, but not less than, one director.

     Whenever the authorized number of        The directors generally hold office until
directors is increased between annual         the next annual meeting of stockholders or
meetings of the stockholders, a majority      directors at which they are regularly
of the directors then in office have the      elected and until their successors are
power to elect such new directors for the     chosen and qualified.
balance of a term and until their
successors are elected and qualified. Any
decrease in the authorized number of
directors does not become effective until
the expiration of the term of the
directors then in office unless, at the
time of that decrease, there are vacancies
on the board of directors which are being
eliminated by the decrease.

     Subject to applicable law and to the     When there is a vacancy in the Genetic
rights of holders of any series of            MicroSystems board of directors, including
preferred stock with respect to that          a vacancy resulting from the enlargement
series of preferred stock, and unless the     of the board, the Genetic MicroSystems
Affymetrix board of directors otherwise       board of directors may fill that vacancy
determines, vacancies on the board of         by the affirmative vote of a majority of
directors (including without limitation       the directors then in office.
vacancies

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
resulting from death, resignation,            Any vacancy in the Genetic MicroSystems
retirement, disqualification from office      board of directors may also be filled by
or other cause) are filled only by a          the stockholders at any regular or special
majority vote of the directors then in        meeting unless that vacancy has been
office, though less than a quorum, and        previously filled by the Genetic
directors so chosen will hold office for      MicroSystems board of directors. Any
the unexpired term and until his or her       director so elected by the Genetic
successor is duly elected or qualified. No    MicroSystems board of directors or
decrease in the number of authorized          stockholders to fill such vacancy will
directors constituting the entire             hold office only until the next meeting of
Affymetrix board of directors shortens the    the stockholders or directors at which the
term of any incumbent director.               office would regularly be filled and until
                                              a successor is chosen and qualified.

     The board of directors is elected at     The Genetic MicroSystems board of
each annual meeting of the Stockholders.      directors is elected at each annual
                                              meeting of the stockholders. Except as
                                              summarized above, the exact number of
                                              directors constituting the board is fixed
                                              at each annual meeting by the
                                              stockholders, provided that by vote of the
                                              stockholders at a special meeting called
                                              for the purpose the number of directors
                                              may be increased or decreased and provided
                                              further that by vote of a majority of the
                                              directors then in office, the number of
                                              directors may be increased. No vacancy
                                              shall be deemed to exist in the board
                                              unless and until the number of directors
                                              in office falls below the number so fixed.

     At any meeting of the board of           At any meeting of the Genetic MicroSystems
directors, a majority of the total number     board of directors, a majority, or if the
of the whole Affymetrix board of directors    number of directors is an even number,
constitutes a quorum for all purposes. If     then one-half, of the directors then in
there is not a quorum at the meeting, a       office constitutes a quorum.
majority of those present may adjourn the
meeting to another place, date, or time,
without further notice or waiver thereof.

     The Affymetrix charter gives the         The Genetic MicroSystems articles and
Affymetrix board of directors broad           bylaws give the Genetic MicroSystems
authority, including authority to fix the     directors broad powers, including the
compensation of the directors. The            power to fix any fees or other
directors may be paid their expenses, if      compensation paid to directors and members
any, of attendance at each meeting of the     of the Genetic MicroSystems executive
board of directors or paid a stated salary    committee and any other committees, if
or paid other compensation as director. No    any, for their services to Genetic
such payment shall preclude any director      MicroSystems as the board may deem
from serving the corporation in any other     reasonable.
capacity and receiving compensation
therefor.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Under Delaware law, a director is not    Under Massachusetts law, a director is
exculpated from liability under provisions    generally not exculpated from liability
of the Delaware General Corporation Law       under provisions of the Massachusetts
relating to unlawful payments of dividends    Business Corporation Law relating to
and unlawful stock purchases or               unauthorized distributions and loans to
redemptions.                                  insiders.

     Delaware General Corporation Law         The Massachusetts Business Corporation Law
generally permits indemnification, or         provides that no indemnification may be
reimbursement, of directors and officers      provided with respect to any matter in
for expenses, judgments, fines and amounts    which the director or officer shall have
paid in settlement of claims incurred by      been adjudicated not to have acted in good
them by reason of their position with the     faith in the reasonable belief that his
corporation.                                  action was:

     The Delaware General Corporation Law     - in the best interest of the corporation,
permits indemnification only where there      or
has been a determination by a majority
vote of disinterested directors,              - to the extent that such matter relates
independent legal counsel, or the             to service with respect to any employee
stockholders that the person seeking            benefit plan, in the best interests of
indemnification acted in good faith and in      the participants or beneficiaries of
a manner he or she reasonably believed to       such employee benefit plan.
be in, or not opposed to, the best
interests of the corporation.

     The Delaware General Corporation Law     The Massachusetts Business Corporation Law
expressly does not permit a corporation to    does not explicitly address indemnifying
indemnify persons against judgments in        persons against judgments in actions
actions brought by or in the right of the     brought by or in the right of the
corporation (although it does permit          corporation. The previously discussed
indemnification in such situations if         standard applies to such cases.
approved by the Delaware Court of Chancery
and for expenses of such actions).

     Affymetrix' charter provides that, to    Genetic MicroSystems' articles provide
the fullest extent permitted by Delaware      that no director of the corporation shall
General Corporation Law, a director of the    be personally liable to the corporation or
corporation shall not be personally liable    its stockholders for monetary damages for
to the corporation or its stockholders for    breach of fiduciary duty as a director
monetary damages for breach of fiduciary      notwithstanding any provision of law
duty as a director, except for liability:     imposing such liability; provided,
                                              however, that this provision shall not
- for any breach of the director's duty of    eliminate or limit the liability of a
  loyalty to the corporation or its           director, to the extent that such
  stockholders;                               liability is imposed by applicable law:
- for acts or omissions not in good faith     - for any breach of the director's duty of
  or which involve intentional misconduct     loyalty to the corporation or its
  or a knowing violation of law;                stockholders;
- under Section 174 of the Delaware           - for acts or omissions not in good faith
  General Corporation Law; or                 or which involve intentional misconduct or
                                                a knowing violation of law;

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
- for any transaction from which the          - under Section 61 or 62 or successor
  director derived an improper personal       provisions of the Massachusetts Business
  benefit.                                      Corporation Law; or
                                              - for any transaction from which the
                                              director derived an improper personal
                                                benefit.

     If the Delaware General Corporation      No amendment to or repeal of this
Law is amended to authorize corporate         provision of the Genetic MicroSystems
action further eliminating or limiting the    articles shall apply to or have any effect
personal liability of directors, then the     on the liability or alleged liability of
liability of a director of the corporation    any director for or with respect to any
shall be eliminated or limited to the         acts or omissions of such director
fullest extent permitted by the Delaware      occurring prior to such amendment or
General Corporation Law, as amended.          repeal.

                        AMENDMENT OF CHARTER AND BYLAWS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix' charter provides that the    Genetic MicroSystems' articles authorize
Affymetrix board of directors is expressly    the Genetic MicroSystems board of
empowered to adopt, alter, amend or repeal    directors to make, amend or repeal the
bylaws of the corporation. Any adoption,      bylaws to the extent permitted by law.
alteration, amendment or repeal of the        Genetic MicroSystems' bylaws provide that
bylaws of the corporation by the              they may be amended or repealed and new
Affymetrix board of directors requires the    bylaws made either:
approval of a majority of the entire board
of directors. The stockholders also have      - by the stockholders at any meeting of
power to adopt, amend or repeal the bylaws    the stockholders by the affirmative vote
of the corporation; provided, however,          of the holders of at least a majority in
that in addition to any vote of the             interest of the capital stock then
holders of any class or series of stock of      outstanding and then entitled to vote,
the corporation required by law or by the       provided that notice of the proposed
charter, the affirmative vote of at least       alteration, addition, amendment or
a majority of the voting power of all the       repeal stating such change or the
then-outstanding shares of the capital          substance thereof shall have been given
stock of the corporation entitled to vote       in the notice of such meeting or in the
generally in the election of directors,         waiver of notice with respect to such
voting together as a single class, shall        meeting, or
be required to adopt, alter, amend or
repeal any provision of the corporation's     - by vote of a majority of the Genetic
bylaws.                                         MicroSystems board of directors then in
                                                office, except with respect to any
                                                provision as to which stockholder action
                                                is required by law, the articles, or the
                                                bylaws; provided that not later than the
                                                time of giving notice of the meeting of
                                                stockholders next following any such
                                                change in the bylaws by the directors,
                                                notice thereof shall be given to all
                                                stockholders entitled to vote on
                                                amending the bylaws.

     Pursuant to Delaware law, the charter    Massachusetts law requires a majority vote
of Affymetrix may be amended by a majority    to amend the articles for certain events,
vote                                          such as

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
of the stockholders.                          an increase in the authorized capital
                                              stock or a change in corporate name, but
                                              requires a two-thirds vote for other
                                              amendments such as a change in the nature
                                              of its corporate business, or to authorize
                                              the sale, mortgage, pledge, lease or
                                              exchange of all its property or assets
                                              unless the articles of organization
                                              provide for a lesser vote, not to be less
                                              than a majority of the shares entitled to
                                              vote.

                                  TAKEOVER LAW

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Section 203 of the Delaware General      With certain exceptions, Chapter 110F of
Corporation Law prohibits a corporation       the General Laws of Massachusetts
which has securities traded on a national     prohibits a business combination with an
securities exchange, designated on the        interested stockholder, generally defined
NASDAQ National Market or held of record      as a person beneficially owning 5% or more
by more than 2,000 stockholders from          of the corporation's outstanding voting
engaging in various business combinations,    stock, or an interested stockholder's
including a merger, sale of substantial       affiliate or associate, for a three-year
assets, loan or substantial issuance of       period following the date that a
stock, with an interested stockholder,        stockholder becomes an interested
defined generally as a person beneficially    stockholder. This Massachusetts statute is
owning 15% or more of the corporation's       inapplicable to this transaction, however,
outstanding voting stock, or an interested    because Genetic MicroSystems has fewer
stockholder's affiliates or associates,       than two hundred stockholders of record.
for a three-year period beginning on the
date the interested stockholder acquires
15% or more of the outstanding voting
stock of the corporation. The restrictions
on business combinations do not apply if:

- the board of directors gives prior
  approval to the transaction in which the 15% ownership level is exceeded,

- the interested stockholder acquires 85% or more of the corporation's outstanding stock in the same transaction in which the stockholder's ownership first exceeds 15%, excluding those shares owned by persons who are directors and also officers as well as by employee stock plans in which employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

- on or following the date on which the
  stockholder became an interested
  stockholder, the board of directors
  approves the business

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
  combination and the holders of at least
  two-thirds of the outstanding voting
  stock, excluding shares owned by the
  interested stockholder, authorize the
  business combination at a meeting of
  stockholders.

     Although a Delaware corporation may
elect, pursuant to its certificate or
bylaws, not to be governed by this
provision, the charter and the Affymetrix bylaws do not contain these elections.

     The Delaware General Corporation Law     The Massachusetts Business Corporation Law
generally requires that mergers and           provides that a merger agreement must be
consolidations, and sales, leases or          approved by a vote of two-thirds of the
exchanges of all or substantially all of a    shares of each class of stock unless the
corporation's property and assets be          articles of organization of the
approved by the directors and by a vote of    corporation provide for a vote of a lesser
the holders of a majority of the              proportion but not less than a majority of
outstanding stock entitled to vote, though    shares outstanding and entitled to vote.
a corporation's certificate of                See "The Genetic MicroSystems Special
incorporation may require a                   Meeting -- Required Vote" on page 41 for a
greater-than-majority vote. Under the         discussion on the voting provisions in the
Delaware General Corporation Law, a           Genetic MicroSystems articles with respect
surviving corporation need not have           to the merger.
stockholder approval for a merger if:

- each share of the surviving
  corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger;

- there is no amendment to its certificate of incorporation; and

- the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is such stock or securities convertible into such stock, the aggregate number of common shares actually issued or delivered, or initially issuable upon conversion does not exceed 20% of the shares of the survivor's common stock outstanding immediately prior to the effective date of the merger.

                               VALIDITY OF SHARES

     The validity of the Affymetrix common stock to be issued in connection with the merger will be passed upon by the General Counsel of Affymetrix. Certain tax matters relating to the merger will be passed upon by Sullivan & Cromwell, New York, New York, and Palmer & Dodge, LLP, Boston, Massachusetts. See "The
Merger -- Material Federal Income Tax Consequences" on p. 49.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Affymetrix's financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited Genetic Microsystems' financial statements for the year ended December 31, 1998 and for the period from August 7, 1997 (date of inception) to December 31, 1997, as set forth in their report. We have included these financial statements in this document in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Affymetrix is subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed by Affymetrix with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) 732-0330. In addition, Affymetrix is required to file electronic versions of such material with the Securities and Exchange Commission through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Affymetrix common stock is listed on the NASDAQ National Market and reports and other information concerning Affymetrix can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500.

     Affymetrix has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Exchange Act with respect to the shares of Affymetrix common stock to be issued pursuant to the merger agreement.

     The Securities and Exchange Commission allows Affymetrix to "incorporate by reference" information into this document, which means that Affymetrix can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. Statements contained in this document or in any document incorporated by reference in this document as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement on Form S-4 or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this document. This document incorporates by reference the documents set forth below that Affymetrix have previously filed with the Securities and Exchange Commission. These documents contain important information about Affymetrix and its finances.

          AFFYMETRIX SEC FILINGS
            (FILE NO. 0-28218)                           PERIOD OR DATE FILED
          ----------------------                         --------------------
Annual Report on Form 10-K                    Year ended December 31, 1998
Quarterly Report on Form 10-Q                 Quarter ended March 31, 1999
Quarterly Report on Form 10-Q                 Quarter ended June 30, 1999
1999 Proxy Statement                          For annual meeting of stockholders held on
                                              June 9, 1999
Current Reports on Form 8-K                   Filed on April 1, 1999 and September 28,
                                              1999
Description of rights to purchase Series B    Filed on October 16, 1999
  Junior Participating Preferred Stock
  from Registration Statement on Form 8-A

     We are also incorporating by reference additional documents that we filed with the Securities and Exchange Commission between the date of this document and the date of the special meeting.

     Affymetrix has supplied all information contained or incorporated by reference in this document relating to Affymetrix and Genetic MicroSystems has supplied all such information relating to Genetic MicroSystems.

     Documents incorporated by reference are available from Affymetrix without charge, excluding all exhibits unless Affymetrix has specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

                                AFFYMETRIX, INC.
                              CORPORATE SECRETARY
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000

     Genetic MicroSystems is a privately held corporation that is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore does not incorporate information in this document by reference unless such information appears in an Appendix to this document.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. AFFYMETRIX AND GENETIC MICROSYSTEMS HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED --, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS OF GENETIC MICROSYSTEMS NOR THE ISSUANCE OF AFFYMETRIX COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                               AFFYMETRIX, INC.,
                             GMS ACQUISITION, INC.,
                          GENETIC MICROSYSTEMS, INC.,
                                  JEAN MONTAGU
                        (AS STOCKHOLDER REPRESENTATIVE)

                                      AND
               THE STOCKHOLDERS SET FORTH ON THE SIGNATURE PAGES
                               TO THIS AGREEMENT

                         DATED AS OF SEPTEMBER 10, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   RECITALS
                                   ARTICLE I
                                  DEFINITIONS

                                  ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME
  2.1.  The Merger.......................................................  A-11
  2.2.  Closing..........................................................  A-11
  2.3.  Effective Time...................................................  A-11

                                  ARTICLE III
                     ARTICLES OF ORGANIZATION AND BY-LAWS
                         OF THE SURVIVING CORPORATION

  3.1.  The Articles of Organization.....................................  A-11
  3.2.  The By-Laws......................................................  A-11

                                  ARTICLE IV
                            OFFICERS AND DIRECTORS
                         OF THE SURVIVING CORPORATION

  4.1.  Directors........................................................  A-12
  4.2.  Officers.........................................................  A-12

                                   ARTICLE V
                    EFFECT OF THE MERGER ON CAPITAL STOCK;
                           EXCHANGE OF CERTIFICATES

  5.1.  Effect on Capital Stock..........................................  A-12
        (a)  Merger Consideration........................................  A-12
        (b)  Cancellation of Shares......................................  A-12
  5.2.  Exchange of Certificates for Shares..............................  A-12
        (a)  Exchange Agent..............................................  A-12
        (b)  Exchange Procedures.........................................  A-13
        (c)  Distributions with Respect to Unexchanged Shares............  A-13
        (d)  Transfers...................................................  A-14
        (e)  Fractional Shares...........................................  A-14
        (f)  Termination of Exchange Fund................................  A-14
        (g)  Lost, Stolen or Destroyed Certificates......................  A-14
        (h)  Affiliates..................................................  A-14
  5.3.  Appraisal Rights.................................................  A-14
  5.4.  Adjustments to Prevent Dilution..................................  A-15
  5.5.  Treatment of Warrants and Company Options........................  A-15
  5.6.  Appointment of Stockholder Representative........................  A-15

                                                                           PAGE
                                                                           ----
                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

  6.1.  Representations and Warranties of the Company....................  A-15
        (a)  Organization, Good Standing and Qualification...............  A-15
        (b)  Capital Structure...........................................  A-16
        (c)  Corporate Authority; Approval and Fairness..................  A-16
        (d)  Governmental Filings; No Violations.........................  A-16
        (e)  Financial Statements........................................  A-17
        (f)  Absence of Certain Changes..................................  A-17
        (g)  Litigation and Liabilities..................................  A-17
        (h)  Employee Benefits...........................................  A-18
        (i)  Compliance; Permits.........................................  A-19
        (j)  Takeover Statutes...........................................  A-19
        (k)  Environmental Matters.......................................  A-19
        (l)  Accounting and Tax Matters..................................  A-20
        (m)  Taxes.......................................................  A-20
        (n)  Labor Matters...............................................  A-20
        (o)  Insurance...................................................  A-21
        (p)  Intellectual Property.......................................  A-21
        (q)  Year 2000 Compliance........................................  A-23
        (r)  Title to Properties; Encumbrances...........................  A-23
        (s)  Contracts...................................................  A-23
        (t)  Condition and Sufficiency of Assets.........................  A-24
        (u)  Certain Payments............................................  A-24
        (v)  Disclosure..................................................  A-24
        (w)  Books and Records...........................................  A-24
        (x)  Brokers and Finders.........................................  A-25
  6.2.  Representations and Warranties of Parent and Merger Sub..........  A-25
        (a)  Capitalization of Parent and Merger Sub.....................  A-25
        (b)  Organization, Good Standing and Qualification...............  A-25
        (c)  Corporate Authority.........................................  A-25
        (d)  Governmental Filings; No Violations.........................  A-26
        (e)  Parent Reports; Financial Statements........................  A-26
        (f)  Accounting and Tax Matters..................................  A-26
        (g)  No Parent Material Adverse Effect...........................  A-27
        (h)  Brokers and Finders.........................................  A-27

                                  ARTICLE VII
                                   COVENANTS

  7.1.  Interim Operations of the Company................................  A-27
  7.2.  Acquisition Proposals............................................  S-28
  7.3.  Information Supplied.............................................  A-29
  7.4.  Stockholders Meeting.............................................  A-29
  7.5.  Filings; Other Actions...........................................  A-29
  7.6.  Taxation and Accounting..........................................  A-31
  7.7.  Access...........................................................  A-31
  7.8.  Affiliates.......................................................  A-31

                                                                           PAGE
                                                                           ----
  7.9.  Quotation of Parent Common Stock.................................  A-32
  7.10. Publicity........................................................  A-32
  7.11. Benefits.........................................................  A-32
        (a)  Stock Options...............................................  A-32
        (b)  Employee Benefits...........................................  A-32
  7.12. Expenses; Cash Paid to Dissenting Stockholders...................  A-33
  7.13. Takeover Statutes................................................  A-33
  7.14. Warrants.........................................................  A-33
  7.15. Assignment of Contracts..........................................  A-33

                                 ARTICLE VIII
                                  CONDITIONS

  8.1.  Conditions to Each Party's Obligation to Effect the Merger.......  A-33
        (a)  Stockholder Approval........................................  A-33
        (b)  NASDAQ Quotation............................................  A-33
        (c)  Regulatory Consents.........................................  A-33
        (d)  Litigation..................................................  A-34
        (e)  Accountant Letter...........................................  A-34
        (f)  S-4 Registration Statement..................................  A-34
        (g)  Tax Opinions................................................  A-34
  8.2.  Conditions to Obligations of Parent and Merger Sub...............  A-34
        (a)  Representations and Warranties..............................  A-34
        (b)  Performance of Obligations of the Company...................  A-34
        (c)  Consents Under Agreements...................................  A-34
        (d)  Legal Opinion...............................................  A-35
        (e)  Resignations................................................  A-35
        (f)  Non-competition Agreements..................................  A-35
        (g)  Affiliates Letters..........................................  A-35
  8.3.  Conditions to Obligation of the Company..........................  A-35
        (a)  Representations and Warranties..............................  A-35
        (b)  Performance of Obligations of Parent and Merger Sub.........  A-35
        (c)  Consents Under Agreements...................................  A-35
        (d)  Legal Opinion...............................................  A-35

                                  ARTICLE IX
                                  TERMINATION

  9.1.  Termination by Mutual Consent....................................  A-35
  9.2.  Termination by Either Parent or the Company......................  A-35
  9.3.  Termination by the Company.......................................  A-36
  9.4.  Termination by Parent............................................  A-36
  9.5.  Effect of Termination and Abandonment............................  A-36

                                                                           PAGE
                                                                           ----
                                   ARTICLE X
                                INDEMNIFICATION

 10.1.  Survival; Right to Indemnification Not Affected by Knowledge;
        Representations and Warranties Made as of the Closing Date.......  A-37
 10.2.  Indemnification and Payment of Damages by Holders of Shares......  A-38
 10.3.  Indemnification and Payment of Damages by Parent.................  A-38
 10.4.  Limitations on Amount -- Holder of Shares........................  A-38
 10.5.  Limitations on Amount -- Parent..................................  A-38
 10.6.  Payments to Parent...............................................  A-39
 10.7.  Procedures for Indemnification...................................  A-39
 10.8.  Non-Exclusive Remedy.............................................  A-39
 10.9.  Tax Treatment....................................................  A-40
 10.10. Pooling..........................................................  A-40

                                  ARTICLE XI
                           MISCELLANEOUS AND GENERAL

 11.1.  Modification or Amendment........................................  A-40
 11.2.  Waiver of Conditions.............................................  A-40
 11.3.  Counterparts.....................................................  A-40
 11.4.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL....................  A-40
 11.5.  Notices..........................................................  A-41
 11.6.  Entire Agreement.................................................  A-42
 11.7.  No Third Party Beneficiaries.....................................  A-42
 11.8.  Obligations of Parent............................................  A-42
 11.9.  Transfer Taxes...................................................  A-42
 11.10. Severability.....................................................  A-42
 11.11. Interpretation...................................................  A-42
 11.12. Assignment.......................................................  A-42
 11.13. Specific Performance.............................................  A-43

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement") is made as of September 10, 1999, by and among Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Affymetrix, Inc., a Delaware corporation ("Parent"), GMS Acquisition, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations") and Jean Montagu (the "Stockholder Representative") and the stockholders of the Company set forth on the signature pages to this Agreement.

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and the parties intend, by executing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code;

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;"

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Common Shares (as defined below) under the terms and conditions set forth in the Stock Option Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Voting Agreements, dated as of the date of this Agreement (collectively, the "Stockholder Voting Agreements"), pursuant to which such stockholders have agreed to, among other things, vote their shares of capital stock of the Company in favor of this Agreement and the Merger; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     "Acquisition Proposal" shall have the meaning set forth in Section 7.2.

     "Affiliate" means with respect to any Person, any director or executive officer of such Person and any other Person which would constitute an "affiliate" of such Person within the meaning of Rule 12b-2 under the Exchange Act.

     "Affiliates Letter" shall have the meaning set forth in Section 7.8.

     "Agreement" shall have the meaning set forth in the paragraph before the Recitals.

     "Appraisal Rights Provisions" shall have the meaning set forth in Section 5.1(a).

     "Balance Sheet Date" shall have the meaning set forth in Section 6.1(e).

     "Bankruptcy and Equity Exception" shall have the meaning set forth in
Section 6.1(c).

     "By-laws" shall have the meaning set forth in Section 3.2.

     "Certificate" shall have the meaning set forth in Section 5.1(a).

     "Charter" shall have the meaning set forth in Section 3.1.

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "Code" shall have the meaning set forth in the Recitals.

     "Commercial Software Licenses" shall have the meaning set forth in Section 6.1(p).

     "Company" shall have the meaning set forth in the paragraph before the Recitals.

     "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement.

     "Company Intellectual Property Rights" shall have the meaning set forth in
Section 6.1(p).

     "Company Material Adverse Effect" shall mean any change, event or effect that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company or on the Company's ability to perform its obligations, if any, as contemplated in the Transaction Agreements.

     "Company Option" shall have the meaning set forth in Section 6.1(b).

     "Company Requisite Vote" shall have the meaning set forth in Section
6.1(c).

     "Compensation and Benefit Plans" shall have the meaning set forth in
Section 6.1(h).

     "Common Share" shall have the meaning set forth in Section 5.1(a).

     "Constituent Corporations" shall have the meaning set forth in the paragraph before the Recitals.

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     "Contract" means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

     "Damages" shall have the meaning set forth in Section 10.2.

     "Dissenting Shares" shall have the meaning set forth in Section 5.1(a).

     "Dissenting Stockholders" shall have the meaning set forth in Section
5.1(a).

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Encumbrance" means any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

     "Environmental Health and Safety Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or binding agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     "ERISA" shall have the meaning set forth in Section 6.1(h).

     "ERISA Affiliate" shall have the meaning set forth in Section 6.1(h).

     "Escrow Agreement" means the Escrow Agreement dated as of the date of this Agreement among Parent, the Stockholder Representative and the Escrow Agent (as defined in the Escrow Agreement).

     "Excluded Shares" shall have the meaning set forth in Section 5.1(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 5.2(a).

     "Exchange Fund" shall have the meaning set forth in Section 5.2(a).

     "Financial Statements" shall have the meaning set forth in Section 6.1(e).

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature (including any self-regulatory organization).

     "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Health and Safety Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive material or radon; or (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Health and Safety Law.

     "Holdback" means 10% (or the maximum percentage permitted that is consistent with pooling of interests accounting treatment) of the aggregate number of shares of Parent Common Stock to be delivered by Parent at Closing, rounded down to the nearest whole share.

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     "Holdback Account" means the account maintained by the Escrow Agent pursuant to the terms of the Escrow Agreement in respect of the Holdback.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" shall have the meaning set forth in Section 10.7.

     "Indemnifying Parties" shall have the meaning set forth in Section 10.7.

     "Intellectual Property Rights" shall have the meaning set forth in Section 6.1(p).

     "knowledge" with respect to the Company shall mean the actual knowledge of Jean Montagu, Stanley Rose, Peter Honkanen or Peter Lewis or to the knowledge that such individuals would reasonably be expected to have after reasonable inquiry arising after the conduct by such individuals of a reasonable investigation with respect to the facts or matters specified.

     "Law" means any federal, state, local, foreign or international law, statute, ordinance, rule, regulation, treaty, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

     "Massachusetts Articles of Merger" shall have the meaning set forth in
Section 2.3.

     "MBCL" shall have the meaning set forth in Section 2.1.

     "Merger" shall have the meaning set forth in the Recitals.

     "Merger Consideration" shall have the meaning set forth in Section 5.1(a).

     "Merger Sub" shall have the meaning set forth in the paragraph before the Recitals.

     "NASDAQ" shall mean the NASDAQ Stock Market.

     "New Parent Option" shall have the meaning set forth in Section 7.11(a).

     "Order" shall have the meaning set forth in Section 8.1(d).

     "Organizational Documents" shall have the meaning set forth in Section 6.1(a).

     "Parent" shall have the meaning set forth in the paragraph before the Recitals.

     "Parent Common Stock" shall have the meaning set forth in Section 5.1(a).

     "Parent Companies" shall have the meaning set forth in Section 5.1(a).

     "Parent Disclosure Schedule" means the disclosure schedule delivered by Parent to the Company prior to the execution and delivery of this Agreement.

     "Parent Indemnified Parties" shall have the meaning set forth in Section 10.2.

     "Parent Material Adverse Effect" shall mean any change, event or effect that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the financial condition, properties, prospects, business or results of operations of Parent and its Subsidiaries, taken as a whole, or on Parent's ability to perform its obligations, if any, as contemplated in the Transaction Agreements.

     "Parent Reports" shall have the meaning set forth in Section 6.2(e).

     "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "Pooling Affiliates Letter" shall have the meaning set forth in Section
7.8.

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     "Preferred Share" shall have the meaning set forth in Section 5.1(a).

     "Prospectus/Proxy Statement" shall have the meaning set forth in Section
7.3.

     "Representatives" shall have the meaning set forth in Section 7.7.

     "S-4 Registration Statement" shall have the meaning set forth in Section
7.3.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in Section 5.1(a).

     "Stock Option Agreement" shall have the meaning set forth in the Recitals.

     "Stockholder Representative" shall have the meaning set forth in the paragraph before the Recitals.

     "Stockholder Voting Agreements" shall have the meaning set forth in the Recitals.

     "Stockholders Meeting" shall have the meaning set forth in Section 7.4.

     "Subsidiary" shall mean, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

     "Superior Proposal" shall have the meaning set forth in Section 7.2.

     "Survival Date" shall have the meaning set forth in Section 10.1.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Systems" shall have the meaning set forth in Section 6.1(q).

     "Takeover Statute" shall have the meaning set forth in Section 6.1(j).

     "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     "Termination Date" shall have the meaning set forth in Section 9.2.

     "Third Party Intellectual Property Licenses" shall have the meaning set forth in Section 6.1(p).

     "Transaction Agreements" shall mean the Merger Agreement, the Stock Option Agreement, the Stockholder Voting Agreements and the Escrow Agreement.

     "Voting Debt" shall have the meaning set forth in Section 6.1(b).

     "Warrant" shall have the meaning set forth in Section 6.1(b).

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     "Year 2000 Compliant" means that a System shall be able to process
(including without limitation calculate, compare and sequence) accurately date and time from, into and between the years 1999 and 2000 and any other years in the 20th and 21st centuries, including the making of accurate leap year calculations.

                                   ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

     2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Massachusetts Business Corporation Law, as amended (the "MBCL").

     2.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the later of (x) January 14, 2000 or such earlier date as selected by Parent in a written notice delivered to the Company or (y) the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     2.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "Massachusetts Articles of Merger") to be executed, acknowledged and filed with the Secretary of State of the Commonwealth of Massachusetts as provided in Section 84 of Chapter 156B of the MBCL. The Merger shall become effective at the time when the Massachusetts Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts, unless such Massachusetts Articles of Merger specify a later effective date in which event the Merger shall become effective on such later date (the "Effective Time").

                                  ARTICLE III

                      ARTICLES OF ORGANIZATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     3.1. The Articles of Organization. The articles of organization of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article 1 of the Charter shall be amended to change the name of the Surviving Corporation to "Genetic MicroSystems, Inc."

     3.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

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                                   ARTICLE IV

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     4.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. Prior to the Effective Time, the Company shall take all actions necessary to obtain any resignations of its directors necessary to give effect to the provisions of this Section.

     4.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE V

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     5.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

     (a) Merger Consideration. Each share of the Common Stock, no par value per share, of the Company and each share of the Preferred Stock, par value $0.01 per share, of the Company (as applicable a "Common Share" or a "Preferred Share"; or collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares ("Dissenting Shares") that are owned by stockholders exercising appraisal rights ("Dissenting Stockholders") pursuant to Chapter 156B Sections 86 through 98 of the MBCL (the "Appraisal Rights Provisions") or Shares owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company and are not held on behalf of third parties (collectively, "Excluded Shares")) shall, subject to Section 5.2(e), be converted into the right to receive that number of shares (the "Merger Consideration"), of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") determined by dividing 1,070,000 by the aggregate number of Shares issued and outstanding and Shares subject to Company Options or Warrants (whether vested or unvested or currently exercisable or unexercisable), in each case, immediately prior to the Effective Time. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to
Section 5.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 5.1(a) and any distribution or dividend pursuant to Section 5.2(c).

     (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     5.2.  Exchange of Certificates for Shares.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 5.1(a) in exchange for Shares outstanding immediately prior to the Effective time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article V (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 5.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article V, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article V, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (c) Distributions with Respect to Unexchanged Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article V. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date for which is at or after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date for which is at or after the Effective Time but with a payment date subsequent to surrender.

     (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

     (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 5.2(e) shall be entitled to receive, as of the date on which those holders entitled to receive fractional shares are determined, a cash payment in lieu thereof, without interest, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent on the date on which those holders entitled to receive fractional shares are determined.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article V shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 5.1 and Section 5.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery to the Exchange Agent of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 5.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

     (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 7.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 7.8 hereof.

     5.3. Appraisal Rights. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article V unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Appraisal Rights Provisions, and any Dissenting Stockholder shall be entitled to receive only the payment provided by the Appraisal Rights Provisions with respect to Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to perfect properly or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into shares of Parent Common Stock pursuant to Section
5.1 hereof. The Company shall give Parent

(i) prompt notice of any demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct and conclude all negotiations and proceedings with respect to demand for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands; and Parent agrees to provide the Company with all funds necessary to pay or settle such demands for appraisal.

     5.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

     5.5. Treatment of Warrants and Company Options. The Company Options shall be treated as set forth in Section 7.11 and the Warrants shall be treated as set forth in Section 7.14.

     5.6. Appointment of Stockholder Representative. (a) Each holder of Shares who votes in favor of the Merger or who receives or accepts the Merger Consideration shall be deemed to have consented in all respects to the appointment of Jean Montagu as Stockholder Representative and shall be deemed to have consented to the performance by the Stockholder Representative of all rights and obligations conferred on the Stockholder Representative under this Agreement and the Escrow Agreement.

     (b) The Stockholder Representative shall not be liable to the Stockholders of the Company for any action taken or omitted to be taken hereunder as Stockholder Representative, except due to gross negligence or bad faith. The Stockholders of Genetic MicroSystems shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     6.1. Representations and Warranties of the Company. The Company, the Stockholder Representative (on behalf of the stockholders of the Company) and the stockholders set forth on the signature pages to this Agreement hereby represent and warrant to Parent and Merger Sub that, except as set forth in a correspondingly numbered schedule in the Company Disclosure Schedule:

     (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. The Company has delivered to Parent a complete and correct copy of the Company's Restated Articles of Organization and By-laws (collectively, "Organizational Documents"), each as amended to date. The Company's Organizational Documents so delivered are in full force and effect. Section 6.1(a) of the Company

Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company is organized and/or qualified to do business. The Company has no Subsidiaries and owns no security, equity or other interest in any Person.

     (b) Capital Structure. The authorized capital stock of the Company consists of 5,000,000 Common Shares, of which 1,006,702 Common Shares were outstanding as of the close of business on September 8, 1999, and 2,636,353 Preferred Shares, of which 2,000,000 Series A Preferred Shares and 431,977 Series B Preferred Shares were outstanding as of the close of business on September 8, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than, as of the date hereof (i) 684,297 Common Shares reserved for issuance under the Stock Option Agreement, (ii) 346,864 Common Shares reserved for issuance under the Company's 1998 Stock Option Plan (the "Stock Plan") and (iii) 122,197 Common Shares reserved for issuance in connection with the Warrants, the Company has no Shares reserved for issuance. The Company Disclosure Schedule contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plan (each a "Company Option") and each outstanding Warrant to purchase Shares (each a "Warrant"), including the holder, date of grant, exercise price and number of Shares subject thereto. Except as set forth above or in Schedule 6.1(b) of the Company Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

     (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to (x) approval of this Agreement by the holders of two-thirds of the Common Shares outstanding and entitled to vote, (y) approval of this Agreement (A) by the holders of two-thirds of the Preferred Shares outstanding and entitled to vote and (B) by the holders of a majority of the Series A Preferred Shares outstanding and entitled to vote and (z) the affirmative vote of a majority of the shares of the Series A Preferred Stock of the Company that the Merger does not constitute a liquidation, dissolution or winding up of the Company as set forth in the Company's Organizational Documents (collectively, the "Company Requisite Vote"). This Agreement and the Stock Option Agreement are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The Board of Directors of the Company has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby.

     (d) Governmental Filings; No Violations. (i) Except for (A) the filing of the Massachusetts Articles of Merger pursuant to Section 2.3, (B) filings and/or notices under the HSR Act and (C) such consents, approvals, orders and authorizations as may be required under applicable state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from any Governmental Entity, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby.

     (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Company or any Law or governmental or non-governmental permit or license to which the Company is subject or (C) any change in the rights or obligations of any party under any of the Contracts binding upon the Company. Schedule 6.1(d) of the Company Disclosure Schedule sets forth a correct and complete list of Contracts of the Company pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement.

     (e) Financial Statements. The Company has delivered to Parent: (i) the Company's audited balance sheets at December 31, 1997 and 1998 and the related statements of operations and comprehensive loss, shareholders' equity, and income and cash flows for the period from August 7, 1997 (date of inception) to December 31, 1997 and the year ended December 31, 1998, respectively, and (ii) an unaudited balance sheet of the Company at August 28, 1999 (the "Balance Sheet Date") and the related unaudited statements of income and cash flows for the eight months then ended. The financial statements referred to in this Section 6.1(e) (the "Financial Statements") fairly present the consolidated financial position and the consolidated results of operations of the business of the Company as of the dates thereof and for the periods then ended. The Financial Statements have been prepared, in each case, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Absence of Certain Changes. Since December 31, 1998, the Company has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of such business and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company or any development or combination of developments that is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (iv) any change by the Company in accounting principles, practices or methods; or (v) any increase, except in the ordinary course of business consistent with past practice and consistent with Schedule 7.1(d) of the Company Disclosure Schedule, in the compensation payable or that could become payable by the Company to officers or key employees or any amendment of any of the Compensation and Benefit Plans or the Stock Plan. Schedule 6.1(f) of the Company Disclosure Schedule sets forth the name, title, salary and other compensation of each employee of the Company as of the date of this Agreement.

     (g) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Health and Safety Law, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates.

     (h) Employee Benefits.

     (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers current or former employees, contractors or directors of the Company (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 6.1(h) of the Company Disclosure Schedule and any "change of control" or similar provisions therein are specifically identified in Section 6.1(h) of the Company Disclosure Schedule.

     (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to "TRA" (as defined in
Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans. The Company has not engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company has not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Stock Option Agreement.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. The Company has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year.

     (vi) The Company does not have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Schedule, or as required by Law. The Company may amend or terminate any such plan under the terms of such plan at any time without incurring any liability thereunder except as required by Law.

     (vii) The consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement will not (x) entitle any employees of the Company to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

     (viii) None of the Company's existing or former contractors are, or may be considered under any Law, employees of the Company.

     (ix) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company comply in all respects with applicable local law. The Company has no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

     (i) Compliance; Permits. The business of the Company has not been, and is not being, conducted in violation of any Laws. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no change is required in the Company's processes, properties or procedures in connection with any Laws, and the Company has not received any notice or communication of any noncompliance with any Laws. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

     (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including, without limitation, Chapters 110C, 110D, 110 E and 110F of the General Laws of the Commonwealth of Massachusetts) (each a "Takeover Statute") or any anti-takeover provision in the Company's Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Voting Agreements.

     (k) Environmental Matters. Except as set forth in Schedule 6.1(k) of the Company Disclosure Schedule: (i) the Company has complied at all times with all applicable Environmental Health and Safety Laws; (ii) to the knowledge of the Company no property currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) to the knowledge of the Company no property formerly owned or operated by the Company was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) to the knowledge of the Company the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or subject to liability under any Environmental Health and Safety Law; (vii) the Company is not subject to any order, decree, injunction or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Health and Safety Law or relating to Hazardous Substances; (viii) to the knowledge of the Company there are no other circumstances or conditions involving the Company that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Health and Safety Law; and (ix) the Company has delivered to Parent copies of all written environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company or its current and former properties or operations.

     (l) Accounting and Tax Matters. (i) Neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (ii) The representations and warranties that are set forth in the Company's letter to be delivered by the Company to Ernst & Young LLP in connection with
Section 8.1(e) are hereby adopted as if such representations and warranties were fully set forth herein; provided that no representation or warranty is made to the extent such representation or warranty relates to Parent.

     (m) Taxes. The Company (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are complete and accurate; (ii) has paid or accrued all Taxes that are required to be paid or accrued and has withheld from amounts owing to any employee, creditor or third party all amounts that the Company is obligated to withhold, except in each case with respect to matters contested in good faith; and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not ongoing or, to the knowledge of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters which could result in any tax deficiency of the Company for any taxable period ending on or before the date hereof, and the Company is not aware of any reasonable basis upon which any such deficiency would be asserted. There are no liens on any of the Company's assets that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due or being contested in good faith by appropriate proceedings. The Company has never been a party to the filing of an affiliated, combined, consolidated or unitary Tax Return. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company. Except as set forth in the Company Disclosure Schedule, the Company will not, as a result of the transactions contemplated by this Agreement, be obligated to make a payment that will not be deductible under Section 280G of the Code. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company for each of the fiscal years ended December 31, 1997 and 1998. The Company has not been audited by any Governmental Entity in respect of Taxes or Tax matters. The Company does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the Balance Sheet Date in excess of the amounts accrued with respect thereto that are reflected in the Financial Statements.

     (n) Labor Matters. The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company the subject of any proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been, since the date of the Company's formation, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company.

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

     (o) Insurance.

     (i) The Company has delivered to Parent true and complete copies of all policies of insurance to which the Company is a party or under which any director of the Company is insured.

     (ii) All insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets.

     (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations under each insurance policy to which the Company is a party or that provides coverage to any director of the Company and all such insurance policies shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     (p) Intellectual Property.

     (i) Set forth in Schedule 6.1(p)(i) of the Company Disclosure Schedule is a complete list of each of the following items (A) all patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or licensed to the Company (collectively, "Company Intellectual Property Rights"), (B) all licenses, sublicenses, agreements and contracts relating to the Company Intellectual Property pursuant to which the Company is entitled to use any Company Intellectual Property owned by any third party ("Third Party Intellectual Property Licenses") excluding commercially available end-user computer software licenses, where the total license fees for such software do not exceed $10,000 per license per calendar year, used in the normal course of business ("Commercial Software Licenses") and (C) all agreements under which the Company has granted any third party the right to use any Company Intellectual Property.

     (ii) To the knowledge of the Company, excluding Commercial Software Licenses the Company is the owner of all intellectual property, including, without limitation, all Company Intellectual Property Rights, patents and patent applications, supplementary protection certificates and patent extensions, trademarks and trademark applications, service mark and service mark registrations, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, without limitation, any and all applications for renewal, extensions, reexaminations and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information held or used in the business of the Company (the "Company Intellectual Property").

     (iii) To the knowledge of the Company, (a) the Company is the sole legal and beneficial owner of all the Company Intellectual Property (except for Company Intellectual Property that is the subject of any Third Party Intellectual Property Licenses or the Commercial Software Licenses) and (b) all Company Intellectual Property is valid and subsisting.

     (iv) The Company has not entered into any agreements, licenses or created any Encumbrances, leases, equities, options, restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Company Intellectual Property or restrict the use by the Company of the Company Intellectual Property in any way.

     (v) The Company is in compliance in all respects with Third Party Intellectual Property Licenses.

     (vi) The Company is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby in breach, violation or default of any Third Party Intellectual Property Licenses. The rights of the Company to the Company Intellectual Property will not be affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     (vii) The Company has the right to license to third parties the use of Company Intellectual Property Rights.

     (viii) All registrations and filings relating to Company Intellectual Property Rights are in good standing. All maintenance and renewal fees necessary to preserve the rights of the Company in respect of Company Intellectual Property Rights have been made. The registrations and filings relating to Company Intellectual Property Rights are proceeding and there are no facts of which the Company has knowledge which could significantly undermine those registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications beyond that which ordinarily might occur in a patent prosecution proceeding.

     (ix) The manufacturing, marketing, distribution or sale of any product currently manufactured, marketed, distributed or sold by, or identified for development by, the Company, licensees or sublicensees in the countries where the Company has conducted or proposes to conduct such activities, to the knowledge of the Company, does not and would not infringe, induce infringement or contributorily infringe the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source code and object code), inventions, know-how, trade secrets, technology, processes, confidential information and all other intellectual property rights throughout the world (collectively, "Intellectual Property Rights") of any third party.

     (x) To the knowledge of the Company, there are no allegations, claims or proceedings instituted or pending which challenge the rights possessed by the Company to use the Company Intellectual Property or the validity or effectiveness of the Company Intellectual Property, including without limitation any interferences, oppositions, cancellations or other contested proceedings.

     (xi) To the knowledge of the Company, there are no outstanding claims or proceedings instituted or pending by any third party challenging the ownership, priority, scope or validity or effectiveness of any Company Intellectual Property.

     (xii) To the knowledge of the Company, there are no Intellectual Property Rights of any third party that would be infringed by the continued practice of any technologies previously used or presently in use by the Company.

     (xiii) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property by any third party, including any employee or former employee of the Company.

     (xiv) The Company has not granted any licenses, immunities, options or other rights to the Company Intellectual Property which could provide a third party with a defense to patent infringement proceedings, whether domestic or foreign.

     (xv) The Company has taken commercially reasonable measures to maintain the confidentiality of the inventions, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information of the Company, and all other information the value of which to the Company is contingent upon maintenance of the confidentiality thereof. Without limiting the generality of the foregoing,
(A) each employee of the Company and each consultant to the Company who has had access to proprietary information with respect to the Company has entered into an agreement suitable to vest ownership rights to any inventions, creations, developments, and works in the Company and has entered into an agreement for maintaining the confidential information of the Company and (B) each officer and director of the Company has entered into an agreement to maintain the confidential information of the Company, except for those individuals listed in Schedule 6.1(p)(xv) of the Company Disclosure Schedule whose involvement in the business of the Company is described with specificity therein.

     (q) Year 2000 Compliance. (i) Items of hardware, software, firmware or embedded processes ("Systems") that are a part of, or are used in connection with, the business of the Company will be Year 2000 Compliant by December 31, 1999, (disregarding insurance or similar coverage or plans for making such Systems Year 2000 Compliant).

     (ii) Based upon a reasonable inquiry of substantial suppliers, customers and service providers of the Company, to the knowledge of the Company, no supplier, customer or service provider of the Company will be unable to ensure that its Systems are Year 2000 Compliant.

     (r) Title to Properties; Encumbrances. The Company does not own any real property. Schedule 6.1(r) of the Company Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company is a party. The Company owns (i) all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Financial Statements and (ii) all of the properties and assets purchased or otherwise acquired by the Company since the Balance Sheet Date, except for personal property acquired and sold since such date in the ordinary course of business and consistent with past practice, which subsequently purchased or acquired properties and assets are listed in Schedule 6.1(r) of the Company Disclosure Schedule. All of the aforementioned properties and assets, taken together, are the only properties and assets used in conducting the businesses of the Company, and such properties and assets are adequate for the continued operation of such businesses after the Closing in substantially the same manner as conducted to the date hereof. All properties and assets reflected in the Financial Statements are free and clear of all Encumbrances except as reflected in the Financial Statements or Schedule 6.1(r) of the Company Disclosure Schedule.

     (s) Contracts. Schedule 6.1(s) of the Company Disclosure Schedule lists the following Contracts to which the Company is a party on the date hereof:

          (i) any agreement the performance of which involved aggregate consideration in excess of $25,000.00 during 1998 or 1999;

          (ii) any Contract of the Company the performance of which involved aggregate consideration in excess of $250,000.00;

          (iii) any employment agreement;

          (iv) any agreement which relates to indebtedness owed by the Company, or the guarantee thereof excluding purchases of parts or equipment in the ordinary course of the Company's business consistent with past practice;

          (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts and agreements to which the Company is a party;

          (vi) all Contracts with independent contractors or consultants to which the Company is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

          (vii) all Contracts with any Governmental Entity to which the Company or its Subsidiary is a party;

          (viii) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (ix) all Contracts between or among the Company and any senior executive officer or director of the Company;

          (x) all Contracts to which the Company is expressly subject by the terms of the Contract to confidentiality obligations; and

          (xi) any other Contracts which are material to the Company the absence of which would have a Company Material Adverse Effect.

Except for those Contracts specified on the Company Disclosure Schedule as Contracts under clause (x) above, the Company has made available to Parent a correct and complete copy of each Contract listed in Schedule 6.1(s) of the Company Disclosure Schedule, together with any and all amendments or modifications thereto. Each such Contract is valid, binding, enforceable, and in full force and effect, the Company is not in breach or default under any such Contract and to the knowledge of the Company no event has occurred which, with or without notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

     (t) Condition and Sufficiency of Assets. The buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The building, plants, structures and equipment of the Company are sufficient for the continued operation of the Company's businesses after the Closing in substantially the same manner as conducted to the date hereof. To the knowledge of the Company, the Company has all easements, rights of way and other real property rights which are necessary for the ownership, use and operation of its properties, assets and business.

     (u) Certain Payments. No director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business or (ii) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     (v) Disclosure. (i) No representation or warranty of the Company contained in this Agreement or the Company Disclosure Schedule contains any untrue statement of a material fact, or omits to state any material fact, which is required to be stated herein or therein, or is necessary, in order to make the statements contained herein or therein not misleading.

     (ii) There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Company Disclosure Schedule.

     (w) Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct, in all material respects, and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records, in all material respects, of all meetings held by, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held where material matters were approved, voted upon or acted upon for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records shall be in the possession of the Company.

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

     (x) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement.

     6.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that, except as set forth in a correspondingly numbered schedule in the Parent Disclosure Schedule:

     (a) Capitalization of Parent and Merger Sub.

     (i) The authorized capital stock of Parent consists of 75,000,000 shares of Common Stock, par value $0.01 per share, of which 25,723,402 shares were issued and outstanding as of September 8, 1999, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares were issued and outstanding as of such date. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Parent ("Parent's Organizational Documents") or any agreement or document to which Parent is a party or by which it is bound.

     (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub was formed for the specific purpose of consummating the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     (b) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. Parent has made available to the Company a complete and correct copy of Parent's Organizational Documents, each as amended to, and in full force as of, the date hereof.

     (c) Corporate Authority.

     (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article V. The

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

Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and free of any preemptive right of subscription or purchase in respect thereof.

     (d) Governmental Filings; No Violations. (i) Except for (A) the filing of the Massachusetts Articles of Merger pursuant to Section 2.3, (B) filings and/or notices under the HSR Act, the Securities Act and the Exchange Act, (C) such consents, approvals, orders and authorizations as may be required under applicable state securities or "blue sky" laws and (D) filings and/or notices required to be made with NASDAQ, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. Schedule 6.2(d) of the Parent Disclosure Schedule sets forth a correct and complete list of Contracts of Parent or Parent Companies pursuant to which waivers or consents may be required prior to consummation of the transactions contemplated by this Agreement.

     (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of Parent and Merger Sub, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts binding upon Parent.

     (e) Parent Reports; Financial Statements. Parent has made available to the Company (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and (iii) Parent's registration statements on Form S-3 since December 31, 1998 each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). Parent has timely filed, and between the date of this Agreement and the Effective Time will timely file, with the SEC all forms, documents and reports required to be filed with the SEC. As of their respective dates, the Parent Reports (i) complied in all material respects, and all reports filed by Parent with the SEC between the date of this Agreement and the Effective Time will comply in all material respects, with applicable SEC requirements and (ii) did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Accounting and Tax Matters. (i) As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor does Parent have any knowledge of any fact or

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

circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (ii) The representations and warranties that are set forth in Parent's letter to be delivered by Parent to Ernst & Young LLP in connection with section 8.1(e) are hereby adopted as if such representations and warranties were fully set forth herein; provided, that no representation or warranty is made to the extent such representation or warranty relates in any respect to the Company.

     (g) No Parent Material Adverse Effect. Except as set forth in the Parent Reports, since June 30, 1999 there has not been any change in the financial condition, business or results of operations of Parent or any development or combination of developments that is reasonably likely to have a Parent Material Adverse Effect; it being understood among the parties to this Agreement, that for purposes of this Section 6.2(g), any change in the trading price of the shares of Parent Common Stock, or change in financial or economic markets which effects the trading price on the NASDAQ of the shares of Parent Common Stock shall not be considered when determining if a Parent Material Adverse Effect has occurred.

     (h) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE VII

                                   COVENANTS

     7.1. Interim Operations of the Company. The Company covenants and agrees that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement and the Stock Option Agreement):

          (a) except as specifically provided in Section 7.1(a) of the Company Disclosure Schedule, the business of the Company shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it shall use its commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) it shall not (i) amend its Organizational Documents; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (c) it shall not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to (A) outstanding options on the date hereof under the Stock Plan, (B) Outstanding Warrants or (C) Company Options issued in the ordinary and usual course of business between the date of this Agreement and the Effective Time); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any material indebtedness or other liability; provided, however, that the Company may borrow funds from a bank or other financial lending institution for general working capital purposes not to exceed $250,000 in the aggregate for non-inventory expenditures

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

     and $500,000 in the aggregate for non-inventory and inventory expenditures taken together; (iii) make or authorize or commit for any capital expenditures, other than in the ordinary course of business and pursuant to the calendar years 1999 and 2000, capital appropriations/spending budgets set forth in the Company Disclosure Schedule, and in no event shall any capital expenditures exceed $50,000 individually or $200,000 in the aggregate; or (iv) by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

          (d) it shall not terminate, establish, adopt, enter into, make any new grants or awards under (except pursuant to normal advancement and promotion procedure consistent with past practice and as set forth in Schedule 7.1(d) of the Company Disclosure Schedule), amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees;

          (e) it shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) it shall not make any material Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (g) it shall not change any of the accounting practices or principles used by it other than is required by GAAP if the Company makes such change pursuant to and in accordance with the written advice of Ernst & Young LLP;

          (h) it shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (i) it shall not take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (j) it shall not authorize or enter into an agreement to do any of the foregoing.

     7.2. Acquisition Proposals. The Company agrees that neither it nor any of the officers and directors of it shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 10% or more (or any percentage that would negatively effect the ability of the Merger to qualify for pooling of interests accounting treatment) of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of the officers and directors of it shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement; (ii) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (iii) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (A) in each such case referred to in clause (i), (ii) or (iii) above, the Board of

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

Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (B) in each case referred to in clause (ii) or (iii) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties, other than Parent or Merger Sub, conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.2. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it to return all confidential information heretofore furnished to such Person by or on behalf of it.

     7.3. Information Supplied. The Company and Parent each agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.4. Stockholders Meeting. The Company shall take, in accordance with applicable law and its Organizational Documents, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Subject to fiduciary obligations under applicable law, the Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

     7.5. Filings; Other Actions. (a) Parent and the Company shall prepare and file with SEC the Prospectus/Proxy Statement and the S-4 Registration Statement as promptly as practicable after the date hereof. Parent and the Company each shall use its commercially reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement, to the stockholders of the Company. Parent shall also use its commercially reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and

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

to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement and shall pay all expenses incident thereto.

     (b) The Company and Parent each shall use its commercially reasonable best efforts (which efforts shall include, without limitation, the execution of customary representation letters) to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and the Stock Option Agreement; provided, however, that nothing in this Section 7.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement, Prospectus/ Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

     (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company and Parent each shall give prompt notice to the other of any development or combination of developments that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company or Parent, as applicable.

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     7.6.  Taxation and Accounting.  Neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute). Each of Parent and the Company shall make and use its commercially reasonable best efforts to obtain from its Affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 8.1(g).

     7.7. Access. Upon reasonable notice and subject to the requirements of the confidentiality provisions of those Contracts set forth on Schedule 6.1(s) of the Company Disclosure Schedule that are specifically described on such
Schedule 6.1(s) as containing confidentiality provisions, the Company shall afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's business, properties and personnel as may reasonably be requested. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company, or such Person as may be designated by the Company.

     7.8. Affiliates. (a) At least 10 days prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who are, as of the time of the Stockholders Meeting referred to in Section 7.4, Affiliates of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its commercially reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock received in the Merger and the certificates representing Parent Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     (ii) Prior to the date of the Effective Time, Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of the Parent, Affiliates of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a Person who may be deemed to be such an affiliate of Parent; provided, however, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not such an affiliate. Parent shall exercise its commercially reasonable

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

best efforts to deliver or cause to be delivered to the Company, prior to the date of the Effective Time, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-2 (the "Pooling Affiliates Letter").

     7.9. Quotation of Parent Common Stock. Parent shall file the appropriate notification form for the quotation of additional shares together with the applicable fee covering the Parent Common Stock to be issued in the Merger with the NASDAQ prior to the Effective Time.

     7.10. Publicity. Parent shall control and coordinate the press relations and publicity activities of the parties in connection with the Merger. The Company shall consult with Parent with respect to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and will not issue any press releases or otherwise make any public announcements with respect thereto without Parent's prior consent.

     7.11.  Benefits.

     (a) Stock Options. (i) At the Effective Time, each outstanding Company Option under the Stock Plan, whether vested or unvested, shall be deemed to constitute an option to acquire (a "New Parent Option"), on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock (rounded down to the nearest whole number) as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall take all necessary actions to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

     (ii) Effective at the Effective Time, Parent shall assume, as a New Parent Option, each outstanding Company Option in accordance with this Section and with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. Not later than 60 days after the Closing Date, Parent shall file a registration statement under the Securities Act on Form S-8, or other appropriate form, covering shares of Parent Common Stock subject to such New Parent Options.

     (iii) In connection with Parent's assumption of Company Options in accordance with the terms of the Stock Plan, Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance with respect to New Parent Options.

     (b) Employee Benefits. Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company shall continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are no less favorable in the aggregate than those currently provided by the Company to such employees. Parent will cause such employee benefit plans to take into account for purposes of eligibility and vesting thereunder service by employees of the Company as if such service were with Parent. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all

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employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date hereof.

     7.12. Expenses; Cash Paid to Dissenting Stockholders. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article V, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 9.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the other agreements set forth herein and the Merger and the other transactions contemplated by this Agreement and the other agreements set forth herein shall be paid by the party incurring such expense; provided, however, Parent shall pay all expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and any other expenses relating to the S-4 Registration Statement. All cash required to make payments to Dissenting Stockholders in respect of Dissenting Shares shall originate with Parent.

     7.13. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Voting Agreements, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement, the Stockholder Voting Agreements or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     7.14. Warrants. Prior to the Effective Time, the Company and Parent shall take all action necessary to provide that on and after the Effective Time the Warrants shall be exercisable only for the Merger Consideration.

     7.15. Assignment of Contracts. At the Effective Time, the Company shall assign those non-competition and non-solicitation Contracts that the Company has entered into with its employees, as Parent may request.

                                  ARTICLE VIII

                                   CONDITIONS

     8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote as set forth in Section 6.1(c) and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the Organizational Documents of each such corporation.

          (b) NASDAQ Quotation. The appropriate notification form for quotation of the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been filed with the NASDAQ and the applicable fee, in connection therewith, shall have been paid by Parent.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 2.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent

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     from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

          (e) Accountant Letter. Parent and the Company shall have received a letter, dated as of the Closing Date, from Ernst & Young LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (f) S-4 Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

          (g) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Sullivan & Cromwell and Palmer & Dodge LLP, respectively, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

     8.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company, the stockholders set forth on the signature pages of this Agreement, and the Stockholder Representative (on behalf of the stockholders of the Company) set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonably likely to have, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the President of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the President of the Company to such effect.

          (c) Consents Under Agreements. Except as set forth on Schedule 8.2(c) of the Company Disclosure Schedule, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any material Contract to which the Company is a party.

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          (d) Legal Opinion.  Parent shall have received an opinion of Palmer &
     Dodge LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

          (e) Resignations. Parent shall have received the resignations of each director of the Company.

          (f) Non-competition Agreements. Parent and/or Merger Sub shall have entered into a non-competition agreement with those individuals set forth in Schedule 8.2(f) of the Company Disclosure Schedule in a form satisfactory to Parent and each of such individuals.

          (g) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 7.8.

     8.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty express speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonable likely to have, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material Contract to which Parent or any of its Subsidiaries is a party.

          (d) Legal Opinion. The Company shall have received an opinion of the General Counsel of Parent dated the Closing Date addressing the matters set forth in Exhibit C hereto.

                                   ARTICLE IX

                                  TERMINATION

     9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 8.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     9.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by February 15, 2000; (the "Termination Date"), (ii) the approval of the Company's stockholders required by
Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether

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before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     9.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of the Company:

          (a) if (i) the Company is not in breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.5. The Company agrees (x) that it will not enter into a binding agreement referred to above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          (b) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     9.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 8.1(a), by action of the Board of Directors of Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or (iii) if the Company or any of the other Persons described in Section 7.2 as affiliates, representatives or agents of the Company shall take any of the actions that would be proscribed by Section 7.2 but for the proviso therein allowing certain actions to be taken pursuant to clause (i), (ii) or (iii) of the proviso under the conditions set forth therein.

     9.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article, this Agreement (other than the provisions of Sections 9.5, 11.4 and 11.5) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

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

     (b) In the event that this Agreement is terminated (x) by the Company pursuant to Section 9.3(a) or (y) by Parent pursuant to Section 9.4(i) (in connection with a Superior Proposal) or Section 9.4(iii), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with the Transaction Agreements and the transactions contemplated by the Transaction Agreements up to a maximum amount of $1,000,000, in each case payable by wire transfer of same day funds. The Company's payment shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement giving rise to such payment; provided, however, no such payment shall relieve any party hereto of any liability or damages resulting solely from any willful breach of this Agreement. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest (at a 10% rate) on the amount of the fee.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1. Survival; Right to Indemnification Not Affected by Knowledge; Representations and Warranties Made as of the Closing Date.

     (a) All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any other certificate or document delivered pursuant to this Agreement shall survive for one year after the Effective Time (the "Survival Date") other than the representation and warranty contained in Section 6.2(g) which shall not survive the Effective Time. Each party's indemnification obligations, or liability obligations pursuant to
Section 10.8, with respect to representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any other certificate or document delivered pursuant to this Agreement shall terminate when the applicable representation, warranty, covenant, obligation terminates pursuant to this Section; provided, however, that such obligations to indemnify, or liability obligations pursuant to Section 10.8, shall not terminate with respect to a particular item as to which, before the expiration of the applicable survival period, the party (i) seeking indemnification has made a claim by delivering a notice of such claim (in accordance with the terms of this Article) to the parties from which indemnification is sought or (ii) seeking Damages in accordance with Section 10.8 has commenced legal proceedings.

     (b) Except as otherwise set forth in this Article X, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

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     (c) Notwithstanding anything herein to the contrary, the representations and warranties contained in Sections 6.1 and 6.2 of this Agreement shall, for purposes of each party's indemnification obligations and liability obligations pursuant to Section 10.8, be deemed to be made as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date) without regard to the exceptions set forth in the certificates delivered in connection with Sections 8.2(a) and 8.3(a).

     10.2. Indemnification and Payment of Damages by Holders of Shares. The holders of Shares shall jointly and severally indemnify and hold harmless Parent and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "Parent Indemnified Parties"), for, and shall pay to the Parent Indemnified Parties the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising or resulting from or in connection with:

          (a) any breach of any representation or warranty made by the Company, the Stockholders of the Company set forth on the signature pages of this Agreement or the Stockholder Representative (on behalf of the stockholders of the Company) in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;

          (b) any breach by the Company of any covenant or obligation of the Company in this Agreement; or

          (c) any breach of, or failure to assign to Parent or any Affiliate of Parent all of the rights under and terms of, any Contract to which the Company is a party directly or indirectly arising or resulting from or in connection with the Company's ceasing to exist by virtue of Merger.

     10.3. Indemnification and Payment of Damages by Parent. Parent shall indemnify and hold harmless the holders of Shares, and shall pay to such holders the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement; or

          (b) any breach by Parent of any covenant or obligation of Parent in this Agreement.

     10.4. Limitations on Amount -- Holder of Shares. Holders of Shares shall not have liability for indemnification with respect to any matter described in clause (a), (b) or (c) of Section 10.2 (i) unless and until the total amount of all Damages with respect to such matters, taken together, exceeds $500,000, in which case the applicable Parent Indemnified Party shall be entitled to indemnification for the entire amount of the Parent Indemnified Party's Damages and (ii) for any Damages in the aggregate in excess of the Holdback; provided, however, that this Section 10.4 shall not apply to any breach of the Company's representations and warranties of which the Company had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Company of any covenant or obligation, and the holders of Shares shall be liable for all Damages with respect to such breaches.

     10.5. Limitations on Amount -- Parent. Parent shall have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 (i) unless and until the total of all Damages with respect to such matters, taken together, exceeds $500,000, in which case the holders of Shares shall be entitled to indemnification for the entire amount of their Damages and (ii) for any Damages in the aggregate in excess of an amount equal to (x) 535,000 multiplied by (y) the closing price on the NASDAQ of the Parent Stock on the Closing Date; provided, however, that this Section 10.5 shall not apply to any breach of the Parent's representations and warranties of which the Parent had knowledge at any time prior to the date on which such

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representation and warranty is made or any intentional breach by Parent of any covenant or obligation, and Parent shall be liable for all Damages with respect to such breaches.

     10.6. Payments to Parent. (a) Any payment to be made to a Parent Indemnified Party pursuant to this Article, shall be made in shares of Parent Common Stock valued at the Closing price on the NASDAQ of the Parent Stock on the Closing Date in accordance with the terms of the Escrow Agreement.

     (b) All shares of Parent Common Stock held in the Holdback Account (the "Held Back Shares") shall, for federal income tax purposes, be deemed to be owned by the stockholders of the Company, or such other persons or entities in whose names the stockholders may instruct Parent to record on the stock transfer books of the Company the Held Back Shares, who or which shall be entitled to vote the Held Back Shares on all matters presented to the stockholders of Parent. Except with respect to any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares in the event any dividends or distributions are made on or in respect of the Held Back Shares, such dividends or distributions received with respect to such Held Back Shares from the Effective Time through the time of such payment shall be paid to the stockholders of the Company in accordance with the terms of the Escrow Agreement.

     10.7. Procedures for Indemnification. The party seeking indemnification pursuant to this Article (the "Indemnified Party") agrees to give prompt notice to the parties providing indemnification pursuant to this Article (the "Indemnifying Parties") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Article; provided that the failure to give such notice shall not affect the rights of the Indemnifying Party except to the extent the Indemnified Party is materially prejudiced by such failure. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. If the Indemnifying Party admits responsibility for indemnification with respect to such claim, the Indemnifying Party shall be entitled to control the defense of any such suit, action or proceeding at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense; provided that the Indemnified Party shall not be obligated to incur any out-of-pocket expenses except to the extent the Indemnifying Party agrees in writing to reimburse the Indemnified Party for such expenses as they are incurred. The Indemnifying Party shall not be liable for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnification may be sought hereunder; provided that such consent shall not be unreasonably withheld (it being understood that the Indemnifying Party may withhold consent if such settlement does not release the Indemnifying Party from liability (in its capacity as Indemnifying Party) in connection with such claim, litigation or proceeding). Without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not settle any claim, litigation or proceeding in respect of which indemnity may be sought hereunder if such settlement involves an admission of liability or wrongdoing on the part of the Indemnified Party, or a restriction on the operation of the Indemnified Party's business in the future or would materially adversely affect the business reputation or Tax liability of the Indemnified Party.

     10.8. Non-Exclusive Remedy. (a) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the provisions of this
Article X with respect to indemnification shall not be the exclusive remedy for Parent and that Parent shall have the right to recover Damages from the holders of Shares from any court of competent jurisdiction for, and that the holders of Shares shall be jointly and severally liable for, Damages directly or indirectly arising or resulting from or in connection with: (i) any breach of any representation or warranty made by the Company, the

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Stockholders Representative (on behalf of the stockholders of the Company) or the stockholders of the Company set forth on the signature pages of this Agreement or in any certificate delivered by the Company pursuant to this Agreement; (ii) any breach by the Company of any covenant or obligation of the Company in this Agreement or (iii) any breach of, or failure to assign to Parent or any Affiliate of Parent of all of the terms of, any Contract to which the Company is a party directly or indirectly arising or resulting from or in connection with the Company's ceasing to exist by virtue of the Merger; provided, however, the holders of Shares shall not have any liability for any Damages in the aggregate in excess of the amount equal to (x) 535,000 multiplied by (y) the closing price on the NASDAQ of the Parent Stock on the Closing Date.

     (b) Any payment of a Damage claim pursuant to Section 10.8 may, at the option of the holder of Shares, be made in cash or in shares of Parent Common Stock having a value equal to the amount of cash that would satisfy in full such Damage claim.

     10.9. Tax Treatment. Indemnification payments made pursuant to this Article shall be treated for Tax purposes as adjustments to the Merger Consideration.

     10.10. Pooling. It is understood and agreed that no party to this Agreement shall take any action or omit to take any action pursuant to this Article to the extent that such action or omission would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

                                   ARTICLE XI

                           MISCELLANEOUS AND GENERAL

     11.1. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     11.2. Waiver of Conditions. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit and to the extent permitted by applicable law. Any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

     11.3. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     11.4. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION AGREEMENTS, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR

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PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE
VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT ANY OF THE TRANSACTION AGREEMENTS MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.5 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

     11.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by express mail or equivalent over-night courier service, prepaid, or by facsimile:

         if to Parent or Merger Sub

         Affymetrix, Inc.
         3380 Central Expressway
         Santa Clara, CA 95051
         Attention: General Counsel (Vern Norviel)
         fax: (408) 481-4709

         (with a copy to Neil Anderson, Esq.
         Sullivan & Cromwell
         125 Broad Street, New York, NY 10004
         fax: (212) 558-3588).

         if to the Company

         Genetic MicroSystems, Inc.
         34 Commerce Way
         Woburn, MA 01801
         Attention: Jean Montagu
         fax: (781) 932-9433

         (with a copy to Michael Lytton, Esq.
         Palmer & Dodge, LLP
         One Beacon Street
         Boston, MA 02108
         fax: (617) 227-4420)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     11.6. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stock Option Agreement and the Escrow Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     11.7. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.8. Obligations of Parent. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

     11.9. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred by Parent or the Company in connection with the Merger shall be paid 50% by Parent and 50% by the Company when due.

     11.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     11.11. Interpretation. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (b) The inclusion of any matter in a Section or Schedule to the Company Disclosure Schedule shall also be deemed to be an inclusion for any other Section or Schedule in the Company Disclosure Schedule if there is a sufficient indication in the Section or Schedule containing the inclusion to reasonably inform a Person of the applicability of the matter to such other Schedule. In the event of any conflict between the Parent Disclosure Schedule or the Company Disclosure Schedule and this Agreement, the terms of this Agreement shall prevail.

     11.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, (i) Parent may assign this Agreement to any entity that acquires substantially all of the business or assets of Parent and
(ii) that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     11.13. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Vice President, General
                                                     Counsel and Corporate
                                                     Secretary

                                          GMS ACQUISITION, INC.

                                          By: /s/ SUSAN E. SIEGEL
                                            ------------------------------------
                                              Name: Susan E. Siegel
                                              Title: President

                                          By: /s/ EDWARD HURWITZ
                                            ------------------------------------
                                              Name: Edward Hurwitz
                                              Title: Treasurer

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montegu
                                              Title: President

                                          By: /s/ PETER LEWIS
                                            ------------------------------------
                                              Name: Peter Lewis
                                              Title: Treasurer

                                          Stockholder Representative
                                          (on behalf of all of the stockholders
                                          of Genetic MicroSystems, Inc.)

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu

                                              /s/ STANLEY ROSE
                                            ------------------------------------
                                              Stanley Rose

                                              /s/ PETER HONKANEN
                                            ------------------------------------
                                              Peter Honkanen

                                              /s/ MYLES L. MACE, JR.
                                            ------------------------------------
                                              Myles L. Mace, Jr.

                                              /s/ DOMINIC MONTAGU
                                            ------------------------------------
                                              Dominic Montagu

                                              /s/ SASHA MONTAGU
                                            ------------------------------------
                                              Sasha Montagu

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of September 10, 1999 (the "Agreement"), between Affymetrix, Inc., a Delaware corporation (the "Grantee"), and Genetic MicroSystems, Inc., a Massachusetts corporation (the "Grantor").

     WHEREAS, the Grantee, GMS Acquisition, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), the Grantor and Jean Montagu as Stockholder Representative are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Grantor (the "Merger");

     WHEREAS, the Grantee and Merger Sub have requested that the Grantor grant to the Grantee an option to purchase up to 684,297 shares of Common Stock, no par value per share, of the Grantor (the "Common Stock"), on the terms and subject to the conditions hereof; and

     WHEREAS, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  The Option; Exercise; Adjustments; Payment of Spread; Repurchase Right.

     (a) Contemporaneously herewith the Grantee, Merger Sub and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 684,297 shares of Common Stock (the "Shares") at a cash purchase price equal to $21.50 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following (but not prior to) the occurrence of the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d) hereof, and prior to the Termination Date (as defined herein).

     (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying the total number of Shares it wishes to purchase and a date (subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of capital stock of the Company (by reason of any stock dividend, stock split, split-up, recapitalization, merger, issuance of capital stock upon exercise of warrants or options or any other event), the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder.

     (c) If at any time the Option is then exercisable pursuant to the terms of
Section 1(a) hereof and at or prior to such time the termination fee referred to in Section 9.5(b) of the Merger Agreement shall have become payable, the Grantee may from time to time elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (a "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash (the "Cancellation Amount") equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess over the Purchase Price of the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to any Acquisition Proposal (as defined in the Merger Agreement) occurring after the date of this Agreement and prior to the Termination Date (the "Alternative Purchase Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

     (d) At the request of the Grantor at any time during the 180-day period commencing on each date on which the Option is exercised (the "Call Period"), the Grantor may repurchase from the Grantee, and the Grantee shall sell to the Grantor, any or all of the Shares acquired by the Grantee pursuant hereto as a result of such exercise and with respect to which the Grantee has beneficial ownership at the time of such repurchase at a price per share equal to the Repurchase Price (defined below) per share in respect of the Shares so acquired (such price per share multiplied by the number of Shares to be repurchased pursuant to this Section 1(d) being herein called the "Repurchase Consideration"). Each date on which the Grantor exercises its rights under this
Section 1(d) by delivering its request to the Grantee is referred to as a "Grantor Request Date." "Repurchase Price" per share shall be the Purchase Price. If the Grantor exercises its rights under this Section 1(d), the Grantor shall, within five business days after the applicable Grantor Request Date, pay the applicable Repurchase Consideration in immediately available funds, and the Grantee shall surrender to the Grantor certificates evidencing the Shares purchased hereunder, and the Grantee shall warrant to the Grantor that, immediately prior to the repurchase thereof pursuant to this Section 1(d), the Grantee had sole record and beneficial ownership of such Shares and that such Shares were then held free and clear of all encumbrances.

     2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction prohibiting the delivery of the Shares shall be in effect; and

          (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated; and

          (c) the representations and warranties of the Grantee made in Section 5 of this Agreement shall be true and correct in all material respects as of the date of the closing of the issuance of the Shares; and

          (d) (i) in the event that (A) a bona fide Acquisition Proposal (as defined in the Merger Agreement) shall have been made to the Grantor or any of its stockholders, and on or following the date of the Merger Agreement, but prior to the date of the meeting of the Grantor's stockholders to approve the Merger Agreement, such Acquisition Proposal is or becomes publicly known, and (B) on or following the date on which such Acquisition Proposal is or becomes publicly known, (i) the Merger Agreement is terminated by the Grantor pursuant to Section 9.3(a) of the Merger Agreement or (ii) the Merger Agreement is terminated by the Grantee pursuant to clause (i) (in connection with a Superior Proposal) or clause
     (iii) of Section 9.4 of the Merger Agreement; or (iii) the Grantor shall have delivered to Grantee the written notification pursuant to Section 9.3(a)(ii) of the Merger Agreement and the Grantee shall have notified the Grantor in writing that the Grantee does not intend to match the Superior Proposal (as defined in the Merger Agreement) referred to in such notification. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3.  The Closing.

     (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice or as specified in
Section 1(d), as the case may be, at 10:00 A.M., local time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or, if the conditions set forth in Section 2(a), (b) or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof; or (iii) in the event of a closing pursuant to Section 1(d) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(d) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

     (b) The Grantee agrees not to transfer or otherwise dispose of the Option or the Shares, or any interest therein, except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law. The Grantee further agrees that the certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

     4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by the Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Grantor's Organizational Documents (as defined in the Merger Agreement), or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and
(e) no "fair price", "moratorium", "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation (including but not limited to Chapters 110C, 110D, 110E and 110F of the General Laws of the Commonwealth of Massachusetts) is or shall be applicable to the acquisition of Shares pursuant to this Agreement.

     5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of the Grantee, enforceable in accordance with its terms; and (c) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6. Filings; Governmental Consents. After the Option becomes exercisable hereunder, the Grantor will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated by this Agreement.

     7. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     8. Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     10.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

     (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, the Merger Agreement and of the other documents referred to in this Agreement and the Merger Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, the Merger Agreement, or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

     11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

        if to the Grantee:

          General Counsel: Vern Norviel
          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          fax: (408) 481-4709

        with copies to:

          Neil T. Anderson
          Sullivan & Cromwell
          125 Broad Street
          New York, NY 10004
          fax: (212) 558-3588

        if to the Grantor:

          Jean Montagu
          Genetic MicroSystems, Inc.
          34 Commerce Way
          Woburn, MA 01801
          fax: (781) 932-9433

        with copies to:

          Michael E. Lytton
          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          fax: (617) 227-4420

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     12. Entire Agreement. This Agreement (including any exhibits and schedules hereto), the Merger Agreement and the other documents referred to in this Agreement and the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     13. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     15. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     16. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that (i) the Grantee may assign this Agreement to any entity that acquires substantially all of the business or assets of the Grantee and (ii) the Grantee may assign its rights and obligations under this Agreement to any of its direct or indirect wholly owned subsidiaries (including Merger Sub). Any purported assignment made in contravention of this Agreement shall be null and void.

     17. Captions. The Section captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     18.  Termination.

     (a) The right to exercise the Option granted pursuant to this Agreement shall terminate at (and the Option shall no longer be exercisable after) the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the first anniversary of the earliest to occur of the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d), and (iii) the thirtieth day following the termination of the Merger Agreement if prior to such thirtieth day the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d) shall not have occurred (such earliest date being referred to in this Agreement as the "Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because one or more of the conditions set forth in Section 2(a) or (b) hereof have not yet been satisfied, the Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

     (b) All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     19.  Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $5,000,000 and, if it otherwise would exceed such amount, the Grantee shall repay such excess amount to Grantor in cash so that Grantee's Total Profit shall not exceed $5,000,000 after taking into account the foregoing actions.

     (b) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of (i) the amount of cash actually received by Grantee pursuant to Section 9.5 of the Merger Agreement and Section 1(c) hereof, less (ii) any repayment of a portion of such cash to Grantor.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu
                                              Title: President

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Vice President, General
                                                     Counsel, and Corporate
                                                     Secretary

                                                                      APPENDIX C

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (hereinafter called this "Agreement"), dated as of September 10, 1999, among Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Affymetrix, Inc., a Delaware corporation ("Parent"), GMS Acquisition, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Jean Montagu (the "Stockholder Representative") and Bank One Trust Company, NA, as the Escrow Agent (the "Escrow Agent").

     WHEREAS, Parent, Merger Sub, the Company, the Stockholder Representative and certain stockholders of the Company have entered into an Agreement and Plan of Merger dated as of September 10, 1999 (the "Merger Agreement") pursuant to which, among other things, the Company shall merge with and into Merger Sub (the "Merger");

     WHEREAS, pursuant to the terms of the Merger Agreement, Parent Indemnified Parties (as defined below) are to be indemnified by the Company's stockholders for certain events or occurrences specified in Article X of the Merger Agreement, including breaches of representations, warranties, covenants and agreements made, entered into or to be performed pursuant to the terms of the Merger Agreement;

     NOW THEREFORE, in consideration of mutual promises and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, have the following meaning:

          "business day" means any day other than a Saturday, a Sunday or a day on which banks in California are authorized or obligated by law or executive order to close.

          "Closing Date" means the date on which the Merger becomes effective.

          "Escrow Account" means a separate account established by the Escrow Agent for the purpose of holding shares of Parent Stock delivered to it pursuant to Section 3 (collectively, the "Assets").

          "Officer's Certificate" means a certificate signed by the President or any Vice-President of Parent substantially in the form attached hereto as Exhibit A stating that a Parent Indemnified Party has incurred or suffered any damages, losses, liabilities and expenses (including reasonable attorney fees and expenses) as a result of certain events or occurrences specified in Article X of the Merger Agreement, including a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement, for which indemnification is available pursuant to the Merger Agreement in the aggregate amount set forth in such Officer's Certificate (the "Indemnity Amount") that is delivered by Parent on the same day to the Escrow Agent and the Stockholder Representative.

          "Parent Indemnified Party" means Parent and any of its affiliates, including, effective upon the closing of the Merger, the Surviving Corporation.

          "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     2. Appointment of the Escrow Agent. Parent, Merger Sub, the Company and the Stockholder Representative hereby appoint Bank One Trust Company, NA to act as the Escrow Agent on the terms and conditions set forth herein and Bank One Trust Company, NA hereby accepts such appointment on such terms and conditions.

     3. Deposit of Shares. In accordance with the Merger Agreement, Parent shall deposit with the Escrow Agent at the closing of the Merger 107,000 shares of Parent Stock.

     4. Escrow Account. The Escrow Agent shall deposit such shares, upon receipt, into the Escrow Account and shall hold, safeguard and distribute such shares in accordance with and subject to the terms of this Agreement. The shares of Parent Stock held in the Escrow Account (i) shall not, so long as the Escrow Account is in existence, be sold by the Stockholder Representative, any record holder thereof or the Escrow Agent and (ii) shall be recorded on the stock transfer books of Parent as being held in the name of the stockholder(s) who own such shares of record and the Stockholder Representative shall execute any assignment on behalf of such holders that is reasonably requested by the Escrow Agent to permit the Escrow Agent to perform its duties hereunder. The Escrow Agent shall exercise the voting rights associated with shares of Parent Stock remaining in the Escrow Account in accordance with such instructions as the Stockholder Representative may from time to time deliver to the Escrow Agent.

     5. Purpose. It is understood and agreed that the Escrow Account and the Assets are for the purpose of satisfying the indemnification obligations owed to Parent by the Stockholder Representative and the other stockholders of the Company and no Assets shall be used for any other purpose except as explicitly set forth in this Agreement.

     6. Distributions on Parent Stock. Parent shall pay to the Escrow Agent all cash or stock dividends and other distributions (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares) with respect to shares of Parent Stock held in the Escrow Account. The Escrow Agent shall (i) deposit dividends and distributions declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock into the Escrow Account in accordance with and subject to the terms of this Agreement and such dividends and distributions will be held and distributed in accordance with the terms of this Agreement and (ii) distribute cash or stock dividends and distributions not declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock to the Stockholder Representative for distribution to the stockholders of the Company in accordance with the relative ownership percentage of each such stockholder.

     7. Rights to the Escrow Account. In accordance with and subject to the terms of this Agreement, Parent Indemnified Parties shall be entitled to recover from the Escrow Account the Indemnity Amount or the Final Indemnity Amount (as defined below), as the case may be.

     8. Indemnity Payments by the Escrow Agent. (a) Subject to Section 8(b), on the fifteenth business day after receipt by the Escrow Agent of an Officer's Certificate, the Escrow Agent shall deliver to Parent from the Assets in a manner specified in writing by Parent the number of shares of Parent Stock equal to the quotient obtained by dividing the Indemnity Amount by the closing price on the NASDAQ stock market of the Parent Stock on the Closing Date.

     (b) If the Stockholder Representative shall, within fifteen business days after the Escrow Agent's and the Stockholder Representative's receipt of the Officer's Certificate, notify the Escrow Agent and Parent in writing that the Stockholder Representative objects to the Indemnity Amount, (i) the Indemnity Amount shall not be delivered to Parent, (ii) Parent and the Stockholder

Representative shall (A) endeavor in good faith to agree on the amount the Parent Indemnified Party shall be entitled to recover from the Escrow Account or have such amount determined by a court of competent jurisdiction pursuant to the Merger Agreement (such amount being the "Final Indemnity Amount") and (B) either deliver to the Escrow Agent a certificate signed by the President or any Vice-President of Parent and the Stockholder Representative setting forth the Final Indemnity Amount (the "Joint Certificate") or deliver to the Escrow Agent the court order or judgment by a court of competent jurisdiction, certified by either the Stockholder Representative or Parent as an original (or as a true and complete copy thereof) (a "Final Judgment") and (iii) the Escrow Agent shall deliver to Parent the Final Indemnity Amount from the Assets in the manner set forth in Section 8(a). If the Stockholder Representative fails so to notify Parent or the Escrow Agent of the Stockholder Representative's objection to the Indemnity Amount within such ten business day period, the Indemnity Amount shall be deemed conclusive and binding on all the parties hereto, whereupon the Escrow Agent shall make distributions from the Escrow Account in the manner set forth in Section 8(a).

     (c) Notwithstanding any of the foregoing, the Escrow Account and any payments hereunder shall be subject to equitable adjustment to reflect through proportionate increase or decrease any change in the outstanding capital stock of Parent for any reason, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock, or any stock dividend thereon. Parent hereby undertakes to notify the Escrow Agent promptly of any event requiring such equitable adjustment.

     9. The Stockholder Representative. (a) Pursuant to the terms of the Merger Agreement each stockholder of the Company, who has not perfected statutory dissenters' rights, has granted the Stockholder Representative the authority to act as agent for each such stockholder in connection with the transactions contemplated hereunder and to perform all acts required hereby, including, but not limited to, receiving and delivering all notices, giving all approvals and waivers, and exercising all other rights of each such stockholder hereunder.

     (b) In the event of the death or incapacity of the Stockholder Representative, such other Person as may be designated by the vote or written consent of a majority in interest of the stockholders of the Company (as set forth on Exhibit C hereto) shall, upon notice to Parent and the Escrow Agent, be appointed as the successor Stockholder Representative.

     (c) Parent and the Escrow Agent shall be entitled to rely, without any investigation or inquiry by Parent or the Escrow Agent, upon all actions by the Stockholder Representative as having been taken upon the authority of the stockholders of the Company. Any action by the Stockholder Representative shall be conclusively deemed to be the action of the stockholders of the Company and Parent and the Escrow Agent shall not have any liability or responsibility to the stockholders of the Company for any action taken in reliance thereon.

     (d) The Stockholder Representative shall not be liable to the stockholders of the Company for any action taken or omitted to be taken hereunder as Stockholder Representative, except due to the Stockholder Representative's gross negligence or bad faith. The Stockholders of Genetic MicroSystems shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

     10. Termination of the Escrow Account. (a) Five business days after the one-year anniversary of the Effective Time (the "Termination Date"), the Escrow Agent shall distribute all Assets then remaining including any dividends and distributions not yet distributed pursuant to Section 6 hereof

(except a sufficient amount of Assets to satisfy any unsatisfied claim specified in any Officer's Certificate, Joint Certificate or Final Judgment theretofore delivered to the Escrow Agent) to the stockholders of the Company pro rata in accordance with the relative ownership percentage of each such stockholder; provided, however, that if the Escrow Agent shall receive a certificate signed by the President or any Vice-President of Parent instructing the Escrow Agent not to distribute such Assets until any unsatisfied indemnification claim hereunder has been resolved, the Escrow Agent shall hold such Assets until such time as it receives a certificate signed by the President or any Vice-President of Parent and the Stockholder Representative and dispose of such Assets in accordance with the instructions set forth therein.

     (b) It is understood and agreed that no party to this Agreement shall take any action or omit to take any action pursuant to this Article to the extent that such action or omission would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

     11. Notices. All notices, requests and other communications to any party hereunder shall be in wilting (including facsimile transmission) and shall be given,

        if to Parent or Merger Sub to:
Affymetrix, Inc.
3380 Central Expressway
Santa Clara, CA 95051
Attention: General Counsel (Vern Norviel)
fax: (408) 481-4709

        with copies to:
Neil T. Anderson
Sullivan & Cromwell
125 Broad Street
New York, NY 10004
fax: (212) 558-3588

        if to the Stockholder Representative to:
Jean Montagu
Genetic MicroSystems, Inc.
34 Commerce Way
Woburn, MA 01801
fax: (781) 932-9433

        with a copy to:
Michael E. Lytton
Palmer & Dodge LLP
One Beacon Street
Boston, MA 02108
fax: (617) 227-4420
        if to the Escrow Agent to:
Bank One Trust Company, NA
Global Corporate Trust Services
611 Woodward Avenue, M11-8110
Detroit, Michigan 48226
Attention: Amy J. Brehler
Fax: (313) 225-3945

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (Eastern Time), and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     12. The Escrow Agent. (a) The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct. The party primarily responsible for causing any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, to the Escrow Agent shall indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result solely and directly from the Escrow Agent's own gross negligence or willful misconduct; provided, however, that if no party is primarily responsible for causing such losses, claims, liabilities and expenses, including the reasonable fees of counsel, Parent and the Stockholder Representative shall jointly and severally indemnify the Escrow Agent in accordance with this Section 12. The Escrow Agent shall not be bound in any way by any agreement or contract among Parent, Merger Sub, the Company and the Stockholder Representative (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold the Assets in accordance with the terms of this Escrow Agreement. All reasonable fees and expenses of the Escrow Agent shall be paid 50% by the Stockholder Representative (on behalf of the stockholders of the Company) and 50% by Parent.

     (b) Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

          (i) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

          (ii) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signature of such signatories without inquiry and without requiring substantiating evidence of any kind;

          (iii) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision which may be contained herein;

          (iv) be entitled to compensation for its services hereunder as per Schedule B, which is attached hereto and made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, and the Escrow Agent shall have, and is hereby granted, a prior lien upon the Assets with respect to its unpaid fees and non reimbursed expenses, superior to the interests of any other persons or entities; and

     (iv) be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from each of the parties hereto, regardless of whether any party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

     13. Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to perform their obligations hereunder including, without limitation, determining the amount a Parent Indemnified Party shall be entitled to recover from the Escrow Account and delivering to the Escrow Agent a Joint Certificate or a Final Judgment upon such determination.

     14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto. Any such purported assignment, delegation or transfer made without such written consent shall be null and void.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     16. VENUE; WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION AGREEMENTS, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT ANY OF THE TRANSACTION AGREEMENTS MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESEN-

TATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

     17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     18. Resignation or Removal of the Escrow Agent. (a) The Escrow Agent may resign as such upon 30 days' prior written notice to the other parties hereto. The Escrow Agent may be removed and replaced upon 30 days' prior written notice to the Escrow Agent from Parent and the Stockholder Representative. If the Escrow Agent resigns or is removed, the duties of the Escrow Agent shall terminate 30 days after receipt of such notice (or as of such earlier date as may be agreed by the parties hereto) and the Escrow Agent shall then deliver the balance of the Assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

     (b) If the other parties hereto are unable to agree upon a successor to the Escrow Agent or shall have failed to appoint such successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor escrow agent of the receipt of the balance of the Assets in escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

     19. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     22. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 16 in addition to any other remedy to which they are entitled at law or in equity.

     23. Amendments; Waiver. This Agreement may be amended, modified or supplemented in each case only by a written instrument duly executed by or on behalf of the parties to this Agreement. Any of the terms of this Agreement may be waived only by a written instrument duly executed by or on behalf of the parties against whom enforcement is sought and no such waiver by any party of any term or condition contained in this Agreement shall be deemed to be a waiver of the same or any other term or condition of this Agreement on any future occasion.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Senior Vice President and
                                                     General Counsel

                                          GMS ACQUISITION, INC.

                                          By: /s/ SUSAN E. SIEGEL
                                            ------------------------------------
                                              Name: Susan E. Siegel
                                              Title: President

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu
                                              Title: President

                                          STOCKHOLDER REPRESENTATIVE

                                          /s/ JEAN MONTAGU
                                          --------------------------------------
                                          Jean Montagu

                                          BANK ONE TRUST COMPANY, NA

                                          By: /s/ AMY J. BREHLER
                                            ------------------------------------
                                              Name: Amy J. Brehler
                                              Title: Authorized Officer

                                                                      APPENDIX D

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     FORM OF STOCKHOLDER VOTING AGREEMENT, dated as of September 10, 1999 (this
"Agreement"), between                ("Stockholder") and Affymetrix, Inc., a
Delaware corporation ("Purchaser").

     WHEREAS, Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Purchaser, GMS Acquisition, Inc., a Massachusetts corporation and a wholly owned subsidiary of Purchaser ("Merger Sub") and Jean Montagu as "Stockholder Representative", are contemporaneously herewith entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into Merger Sub (the "Merger");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and Merger Sub have requested that Stockholder make certain agreements with respect to the aggregate number of shares of Common Stock, no par value per share ("Shares"), of the Company set forth opposite the Stockholder's name on Schedule A attached hereto as to all of which Shares the Stockholder has sole voting and dispositive power (such Shares, as such Shares may be adjusted by any stock dividend, stock split, reorganization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, being referred to herein as the "Subject Shares"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, Stockholder is willing to make certain agreements with respect to the Subject Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Voting Agreements; Proxy.

          (a) For so long as this Agreement is in effect, at any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Subject Shares (and any other Shares over which Stockholder has voting power whether issued heretofore or hereafter) that Stockholder has the right to vote or is able to control the voting of in favor of the Merger Agreement and the Merger and any other transaction contemplated by the Merger Agreement, as such agreement may be modified or amended from time to time. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

          (b) For so long as this Agreement is in effect, at any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Subject Shares (and any other Shares over which Stockholder has voting power whether issued heretofore or hereafter) that Stockholder has the right to vote, or is able to control the voting of, against (i) any merger or merger agreement (other than the Merger and the Merger Agreement) or any other proposal that would constitute an Acquisition Proposal (as defined in the Merger Agreement), (ii) any amendment to the Company's articles of organization or by-laws and (iii) any other amendment, proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger or which is reasonably likely to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

          (c) In furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of Stockholder of his duties under this Agreement, Stockholder hereby grants to Purchaser and its designees, an irrevocable proxy, or, if applicable, a power of attorney, and irrevocably appoints Purchaser or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Subject Shares with regard to any of the matters referred to in paragraph (a) above at any meeting of the stockholders of the Company, however called, or in connection with any action by written consent by the stockholders of the Company. Stockholder acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for Purchaser to enter into the Merger Agreement, is irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 16 hereof) and that no subsequent proxies with respect to the Subject Shares shall be given (and if given shall not be effective).

          (d) No Limitation on Discretion as Director. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of the Stockholder with respect to any action to be taken (or omitted) by the Stockholder in the Stockholder's fiduciary capacity as a director or officer of the Company including, without limitation, in connection with any action taken in accordance with Section 9.3(a) of the Merger Agreement; provided, however, it is agreed and understood by the parties to this Agreement that the obligations, covenants and agreements of Stockholder contained in this Agreement are separate and apart from the Stockholder's fiduciary duties as a director or officer of the Company and no fiduciary obligations that Stockholder may have as a director or officer of the Company shall countermand the obligations, covenants and agreements of Stockholder, in his capacity as a stockholder of the Company, contained in this Agreement.

     2. Covenants. (a) From and after the date of this Agreement, Stockholder agrees not to, and to use best efforts to cause any investment banker, attorney or other adviser or representative of Stockholder not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of the Subject Shares; (ii) grant any proxies with respect to any Subject Shares, deposit any such Subject Shares into a voting trust or enter into a voting or option agreement with respect to any of such Subject Shares;
(iii) except to the extent permitted by Section 7.2 of the Merger Agreement with respect to Stockholder's position as an officer or director of the Company, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal; or (iv) take any action which would make any representation or warranty of Stockholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. Representations and Warranties of Stockholder. Stockholder represents and warrants to Purchaser that:

          (a) Capacity; No Violations. Stockholder has the necessary authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms; and such execution and delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any governing instrument, contract, commitment or other obligation of Stockholder or to which Stockholder is a party or by which Stockholder is, or the Subject Shares are, bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to Stockholder or the Subject Shares; or (iii) result in the creation of, or impose any obligation on Stockholder to create, any Lien upon the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

          (b) Subject Shares. Except as set forth on Schedule B to this Agreement, (i) Stockholder is the record holder of, has sole voting and dispositive power over, and has good and valid title to, the Subject Shares free and clear of all Liens and (ii) there are no options or rights to acquire or other contracts (including proxies, voting trusts or voting agreements) relating to the Subject Shares to which Stockholder is a party. Except as otherwise disclosed on Schedule A to this Agreement, as of the date hereof, the Subject Shares are the only shares of any class of capital stock of the Company which Stockholder has the right, power or authority (sole or shared) to sell or vote, and, other than the options on Shares held by Stockholder as of the date hereof, Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company.

          (c) Investment Intent. Stockholder is acquiring the shares of Common Stock of purchaser to be received by Stockholder in the Merger (the "Purchaser Shares") for its own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act of 1933 ("Securities Act") in any manner that would be in violation of the Securities Act. Stockholder has not, directly or indirectly, offered the Purchaser Shares to anyone or solicited any offer to buy the Purchaser Shares from anyone, so as to bring such offer and sale of the Purchaser Shares by Stockholder within the registration requirements of the Securities Act. Stockholder will not sell, convey, transfer or offer for sale any of the Purchaser Shares except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

          (d) Accredited Investor Status. Stockholder is and at the time of delivery of any Purchaser Shares will be an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Stockholder has, and at the time of such delivery will have, such knowledge and experience in financial and business matters that Stockholder is and will be capable of evaluating the merits and risks of an investment in Purchaser Shares and represents and warrants that Stockholder has not received and will not receive any representations from Purchaser or any of its officers or representatives with regard to the Purchaser Shares or Purchaser.

     4. Adjustments; Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification. combination or exchange of Shares on, of or affecting the Subject Shares, or (ii) Stockholder shall become the beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 1 hereof, then such Shares held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii) shall become Subject Shares hereunder.

     5. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     6. Specific Performance. Stockholder acknowledges and agrees that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     7. Appointment of Stockholder Representative. Stockholder hereby consents in all respects to the appointment of Jean Montagu as Stockholder Representative and to the performance by the Stockholder Representative of all rights and obligations conferred on the Stockholder Representative under the Merger Agreement and the Escrow Agreement.

     8. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

          If to the Purchaser:

          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          Attention: General Counsel (Vern Norviel)
          Phone: (408) 731-5035
          Fax: (408) 481-4709

          With a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Neil T. Anderson
          Phone: (212) 558-4000
          Fax: (212) 558-3588

          If to Stockholder:

          To the address for notice set forth on Schedule A to this Agreement.

          With a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02115
          Attention: Michael E. Lytton
          Phone: (617) 573-0100
          Fax: (617) 227-4420

     9. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Stockholder or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     10. Entire Agreement; Amendments. This Agreement contains the entire agreement between Stockholder and Purchaser with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     11. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Sub), but no such transfer shall relieve Purchaser of its obligations hereunder if such transferee does not perform such obligations.

     12. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     13. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     16. Termination. This Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement.

     IN WITNESS WHEREOF, Purchaser and Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          AFFYMETRIX, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                                      [Stockholder]

                                                                      APPENDIX E

                  MASSACHUSETTS LAW REGARDING APPRAISAL RIGHTS

SECTION 86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eight-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating the he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payments for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eight-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholders parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX F

                           GENETIC MICROSYSTEMS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors..............................   F-2
Audited Financial Statements -- Year ended December 31, 1998 and period from August 7, 1997 (date of inception) to
  December 31, 1997
Balance Sheets..............................................   F-3
Statements of Operations and Comprehensive Loss.............   F-4
Statements of Shareholders' Equity (Deficit)................   F-5
Statements of Cash Flows....................................   F-6
Notes to Financial Statements...............................   F-7
Unaudited Condensed Financial Statements -- Six month
  periods ended July 3, 1999 and June 30, 1998
Condensed Balance Sheet.....................................  F-14
Condensed Statements of Operations and Comprehensive Loss...  F-15
Condensed Statements of Cash Flows..........................  F-16
Notes to Condensed Financial Statements.....................  F-17

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Genetic MicroSystems, Inc.

     We have audited the accompanying balance sheets of Genetic MicroSystems, Inc. (the Company) as of December 31, 1998 and 1997, and the related statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the year ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
January 12, 1999

                           GENETIC MICROSYSTEMS, INC.

                                 BALANCE SHEETS

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              ----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $4,365,446    $    33,654
  Available-for-sale equity securities......................                  1,518,000
  Accounts receivable.......................................     213,575
  Inventories...............................................     421,809
  Prepaid expenses and other assets.........................      87,356         11,115
                                                              ----------    -----------
          Total current assets..............................   5,088,186      1,562,769
Property and equipment, net.................................     605,811         94,766
Deposits....................................................      64,000
                                                              ----------    -----------
                                                              $5,757,997    $ 1,657,535
                                                              ==========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  252,569    $   138,152
  Accrued expenses..........................................     291,159         46,342
  Due to shareholder........................................                    120,000
  Deferred tax liability....................................                    540,665
                                                              ----------    -----------
          Total current liabilities.........................     543,728        845,159
Deferred rent...............................................      49,529
Common stock purchase rights................................   3,000,000
Series B Redeemable Convertible Preferred Stock, $.01 par
  value; 582,353 shares authorized; 347,134 shares issued
  and outstanding (aggregate liquidation preference of
  $2,950,639)...............................................   2,950,639
Shareholders' equity (deficit):
  Series A Convertible Preferred Stock, $.01 par value;
     2,054,000 shares authorized; 2,000,000 shares issued
     and outstanding (aggregate liquidation preference of
     $4,000,000)............................................      20,000
  Common Stock, no par value; 5,000,000 shares in 1998 and
     200,000 shares in 1997 authorized; 1,048,000 shares in
     1998 and 10,000 shares in 1997 issued..................     215,600        120,000
  Additional paid-in capital................................   3,075,218      1,587,924
  Notes receivable from shareholders........................    (159,840)
  Treasury Stock (46,864 shares of Common Stock, at cost)...     (12,933)
  Unrealized loss on available-for-sale equity securities...                   (641,777)
  Accumulated deficit.......................................  (3,923,944)      (253,771)
                                                              ----------    -----------
          Total shareholders' equity (deficit)..............    (785,899)       812,376
                                                              ----------    -----------
                                                              $5,757,997    $ 1,657,535
                                                              ==========    ===========

     See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                             PERIOD FROM
                                                          YEAR ENDED        AUGUST 7, 1997
                                                         DECEMBER 31,    (DATE OF INCEPTION)
                                                             1998        TO DECEMBER 31, 1997
                                                         ------------    --------------------
Revenues:
  Net product sales....................................  $   287,625
  Licensing revenue....................................       99,980
                                                         -----------
                                                             387,605
Costs and expenses:
  Costs of sales.......................................      367,605
  Research and development.............................    2,479,915          $ 421,694
  Selling, general and administrative..................    1,877,541             59,159
                                                         -----------          ---------
                                                           4,725,061            480,853
                                                         -----------          ---------
Loss from operations...................................   (4,337,456)          (480,853)
Other income (expense):
  Gain (loss) on sale of available-for-sale equity
     securities........................................     (664,505)            57,082
  Interest and dividend income.........................       63,172
                                                         -----------          ---------
                                                            (601,333)            57,082
                                                         -----------          ---------
Loss before income tax benefit.........................   (4,938,789)          (423,771)
Income tax benefit.....................................    1,268,616            170,000
                                                         -----------          ---------
Net loss...............................................   (3,670,173)          (253,771)
Change in unrealized loss on available-for-sale equity
  securities...........................................      641,777           (641,777)
                                                         -----------          ---------
Comprehensive net loss.................................  $(3,028,396)         $(895,548)
                                                         ===========          =========
Loss per share:
  Net loss per share -- basic and diluted..............  $      6.21          $   25.38
                                                         ===========          =========
  Comprehensive net loss per share -- basic and
     diluted...........................................  $      5.12          $   89.55
                                                         ===========          =========
  Weighted average common shares -- basic and
     diluted...........................................      591,227             10,000
                                                         ===========          =========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                                  NOTES
                                                SERIES A CONVERTIBLE                              ADDITIONAL    RECEIVABLE
                                                   PREFERRED STOCK           COMMON STOCK          PAID-IN         FROM
                                                  SHARES     AMOUNTS     SHARES       AMOUNTS      CAPITAL     SHAREHOLDERS
                                                ----------   --------   ---------   -----------   ----------   ------------
Issuance of Common Stock in exchange for
  contribution of available-for-sale
  securities to capital, net of deferred taxes
  of $1,138,616...............................                             10,000   $   120,000   $1,587,924
Unrealized loss on available-for-sale
  securities, net of deferred taxes of
  $427,951....................................
Net loss for the period from August 7, 1997
  (date of inception) to December 31, 1997....
                                                                        ---------   -----------   ----------
BALANCE AT DECEMBER 31, 1997..................                             10,000       120,000    1,587,924
Change in unrealized loss.....................
Contribution of available-for-sale securities
  to capital, net of deferred taxes of
  $300,000....................................                                                       450,000
Contribution of cash..........................                                                        10,082
Issuance of Common Stock in exchange for
  capital contributions.......................                            140,000     2,048,006   (2,048,006)
Conversion of Common Stock into Series A
  Convertible Preferred Stock in 1998.........  1,500,000    $15,000     (150,000)   (2,168,006)   2,153,006
Issuance of Series A Convertible Preferred
  Stock in 1998...............................    500,000      5,000                                 952,212
Issuance of Common Stock......................                          1,048,000       215,600      (30,000)   $(213,600)
Repurchase of Treasury Stock..................                                                                     12,600
Net loss......................................
Collection of notes receivable from
  stockholders................................                                                                     41,160
                                                ---------    -------    ---------   -----------   ----------    ---------
BALANCE AT DECEMBER 31, 1998..................  2,000,000    $20,000    1,048,000   $   215,600   $3,075,218    $(159,840)
                                                =========    =======    =========   ===========   ==========    =========

                                                                 UNREALIZED     DEFICIT
                                                                  LOSS ON     ACCUMULATED
                                                                 AVAILABLE-   DURING THE
                                                   TREASURY       FOR-SALE    DEVELOPMENT
                                                    STOCK        SECURITIES      STAGE
                                                --------------   ----------   -----------
Issuance of Common Stock in exchange for
  contribution of available-for-sale
  securities to capital, net of deferred taxes
  of $1,138,616...............................
Unrealized loss on available-for-sale
  securities, net of deferred taxes of
  $427,951....................................                   $(641,777)
Net loss for the period from August 7, 1997
  (date of inception) to December 31, 1997....                                $  (253,771)
                                                                 ---------    -----------
BALANCE AT DECEMBER 31, 1997..................                    (641,777)      (253,771)
Change in unrealized loss.....................                     641,777
Contribution of available-for-sale securities
  to capital, net of deferred taxes of
  $300,000....................................
Contribution of cash..........................
Issuance of Common Stock in exchange for
  capital contributions.......................
Conversion of Common Stock into Series A
  Convertible Preferred Stock in 1998.........
Issuance of Series A Convertible Preferred
  Stock in 1998...............................
Issuance of Common Stock......................
Repurchase of Treasury Stock..................     $(12,933)
Net loss......................................                                 (3,670,173)
Collection of notes receivable from
  stockholders................................
                                                   --------      ---------    -----------
BALANCE AT DECEMBER 31, 1998..................     $(12,933)     $     -0-    $(3,923,944)
                                                   ========      =========    ===========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               PERIOD FROM
                                                                             AUGUST 7, 1997
                                                            YEAR ENDED     (DATE OF INCEPTION)
                                                           DECEMBER 31,      TO DECEMBER 31,
                                                               1998               1997
                                                           ------------    -------------------
OPERATING ACTIVITIES
Net loss.................................................  $(3,670,173)         $(253,771)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization..........................      103,198             13,918
  Deferred taxes.........................................   (1,268,616)          (170,000)
  Deferred rent..........................................       49,529
  Gain (loss) on sale of available-for-sale equity
     securities..........................................      664,505            (57,082)
  Changes in operating assets and liabilities:
     Prepaid expenses and other assets...................     (140,241)           (11,115)
     Accounts receivable.................................     (213,575)
     Inventories.........................................     (421,809)
     Accounts payable and accrued expenses...............      359,234            184,494
                                                           -----------          ---------
Net cash used in operating activities....................   (4,537,948)          (293,556)
INVESTING ACTIVITIES
Purchase of property and equipment.......................     (614,243)          (108,684)
Sale of available-for-sale equity securities.............    2,673,223            315,894
                                                           -----------          ---------
Net cash provided by investing activities................    2,058,980            207,210
FINANCING ACTIVITIES
Issuance of Series A and B Preferred Stock...............    3,877,851
Issuance of Common Stock purchase rights.................    3,000,000
Capital contribution.....................................       10,082
Issuance of Common Stock.................................        2,000
Purchase of Treasury Stock...............................         (333)
Collection of notes receivable from shareholders.........       41,160
Due to shareholder.......................................     (120,000)           120,000
                                                           -----------          ---------
Net cash provided by financing activities................    6,810,760            120,000
                                                           -----------          ---------
Increase in cash and cash equivalents....................    4,331,792             33,654
Cash and cash equivalents at beginning of period.........       33,654
                                                           -----------          ---------
Cash and cash equivalents at end of period...............  $ 4,365,446          $  33,654
                                                           ===========          =========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. BASIS OF PRESENTATION

THE COMPANY

     Genetic MicroSystems, Inc. (the Company) was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. The Company was a development-stage company until the commencement of substantial operations in 1998 and has operated in a single segment since inception.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     Cash equivalents consist of those highly liquid investments having maturities of three months or less at the date of purchase. The carrying value of cash equivalents approximates fair value.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and available-for-sale securities. The Company invests its excess cash primarily in high-quality securities. Available-for-sale securities represented shares of common stock of a publicly traded company contributed to the Company by the founding shareholder. These securities were sold for cash by the Company based on the working capital requirements of the Company.

AVAILABLE-FOR-SALE EQUITY SECURITIES

     The Company classifies its equity securities contributed by its founding shareholder as available-for-sale, which are reported at fair value, in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, unrealized holding gains and losses on available-for-sale securities are excluded from income and reported as a separate component in shareholders' equity, net of applicable taxes. Realized gains and losses from securities classified as available-for-sale are included in income using the specific-identification method for determining the cost of investments sold.

INVENTORIES

     Inventories, which consist of purchased components, units in process and finished units, are valued at the lower of cost (first-in, first-out) or market.

                           GENETIC MICROSYSTEMS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Provisions for depreciation and amortization on property and equipment are computed using the straight-line method over expected useful lives of the assets as follows:

                                            ESTIMATED USEFUL LIFE
                                ---------------------------------------------
Equipment                       3-5 years
Leasehold improvements          Term of the lease or useful life, whichever
                                is shorter.

REVENUE RECOGNITION

     Product sales are recognized at the time finished units are shipped. License revenue is recognized as earned based on the terms of the related license agreement.

RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred.

LOSS PER SHARE

     Loss per share is presented in accordance with SFAS No. 128, Earnings Per Share, which requires the disclosure of basic and diluted earnings (loss) per share. Basic loss per share is based upon the Company's net loss divided by the number of weighted shares outstanding during the reporting period. Diluted loss per share for loss periods is the same as basic loss per share since the effect of including the conversion of preferred stock and common stock equivalents of warrants, options and other stock rights is anti-dilutive.

STOCK-BASED COMPENSATION

     As provided for under SFAS No. 123, Accounting for Stock Based Compensation, the Company accounts for stock-based compensation for employees based on the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). The Company discloses, as required under SFAS No. 123, pro forma net loss in the notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted.

     The Company accounts for stock-based compensation to nonemployees based on the provisions of SFAS No. 123.

RECENT ACCOUNTING PRONOUNCEMENT

     In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which requires presentation of a statement of comprehensive income that adjusts net income (loss) and net income (loss) per share for changes in unrealized gains and losses from available-for-sale securities. The adoption of this Standard is reflected in the statements of operations and comprehensive loss for each period presented.

                           GENETIC MICROSYSTEMS, INC.

3. AVAILABLE-FOR-SALE EQUITY SECURITIES

     Information related to this balance at December 31, 1997 is as follows:

                                                            MARKET       UNREALIZED
                                               COST         VALUE       HOLDING LOSS
                                            ----------    ----------    ------------
Equity securities.........................  $2,587,728    $1,518,000     $1,069,728
Deferred income tax benefit...............                                  427,951
                                                                         ----------
Net unrealized holding loss...............                               $  641,777
                                                                         ==========

4. INVENTORIES

     Inventories consist of the following at December 31, 1998:

Purchased components........................................  $288,439
Units in process............................................   102,035
Finished units..............................................    31,335
                                                              --------
                                                              $421,809
                                                              ========

5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                              1998        1997
                                                            --------    --------
Equipment.................................................  $606,945    $102,465
Leasehold improvements....................................   115,982       6,219
                                                            --------    --------
                                                             722,927     108,684
Less accumulated depreciation and amortization............   117,116      13,918
                                                            --------    --------
                                                            $605,811    $ 94,766
                                                            ========    ========

6. ACCRUED EXPENSES

     The balance consists of the following at December 31:

                                                               1998       1997
                                                             --------    -------
Accrued compensation and related taxes.....................  $164,575    $13,042
Other......................................................   126,584     33,300
                                                             --------    -------
                                                             $291,159    $46,342
                                                             ========    =======

7. OPERATING LEASE

     The Company leases its present offices under an operating lease expiring in 2001. At December 31, 1998, future minimum lease payments amounted to $316,000 in 1999, $316,000 in

                           GENETIC MICROSYSTEMS, INC.

2000 and $78,978 in 2001. Rent expense amounted to $230,000 in 1998 and $4,800 for the period from August 7, 1997 to December 31, 1997.

     The Company's lease contains certain rent inducements which are being amortized over the term of the lease. The unamortized balance of the deferred rent amounted to $49,529 at December 31, 1998.

8. COMMON STOCK PURCHASE RIGHTS

     In August 1998, the Company entered into an agreement with Takara Shuzo Co. Ltd. (Takara), a distributor, which calls for the sale of microarray manufacturing instruments and the sale of microarray manufacturing services utilizing the Company's equipment, provided a 5% royalty is paid to the Company for the sale of these services. The agreement also provides for the purchase, subject to certain requirements, of the Company's shares by Takara through an advance payment of $3.0 million, which has been included in the caption of common stock purchase rights in the accompanying financial statements. The number of shares issuable will be determined on August 19, 2003 (Closing) based on the fair market value of the Company's stock at the time. Of the $3 million advance, $2 million is repayable to Takara if certain milestones with respect to the instrumentation have not been met.

     To the extent the two remaining milestone payments are returned to Takara due to the Company's nonperformance, the Company is to issue Takara shares of Common Stock equal to $1.0 million divided by the fair market value of the stock at the Closing. In no event is the number of common shares issued to Takara to exceed 10% of the total shares of outstanding Common Stock of the Company at the time of the Closing. In the event that the Company's common stock issuable to Takara is valued at less than $3.0 million or the amount not returned to Takara, as described above, the Company will pay Takara the difference between the value of the Company's common stock and $3.0 million or the amount not returned to Takara.

     In connection with the agreement, the Company granted an employee warrants to purchase 10% of the Common Stock ultimately issued to Takara at the fair market value of the Common Stock on the date the shares are issued.

                           GENETIC MICROSYSTEMS, INC.

9. INCOME TAXES

     Deferred income taxes consist of the following at December 31:

                                                            1998         1997
                                                          ---------    ---------
Deferred tax asset:
  Net operating loss carryforwards......................  $ 120,000    $  56,535
  Start-up costs........................................    520,000       10,000
                                                          ---------    ---------
                                                            640,000       66,535
  Valuation allowance...................................   (640,000)
                                                          ---------    ---------
                                                                  0       66,535
Deferred tax liability:
  Book basis of available-for-sale equity securities in
     excess of tax basis................................                (607,200)
                                                          ---------    ---------
  Net deferred tax liability............................  $       0    $(540,665)
                                                          =========    =========

     The income tax benefit of $1,268,166 in 1998 and $170,000 in 1997 represents the elimination of deferred tax liabilities recognized in connection with the capital contributions described in Note 10, which are no longer payable due to operating losses incurred by the Company in 1997 and 1998. At December 31, 1998, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $300,000 to offset future federal taxable income, which begin to expire in 2012. A full valuation allowance has been established due to the uncertainty of the realization of these benefits in future years. In accordance with section 382 of the Internal Revenue Code, the use of the above carryforward will be subject to annual limitations based upon ownership changes of the Company's stock which have occurred.

10. SHAREHOLDERS' CAPITAL

COMMON STOCK

     The Company's founding shareholder contributed 150,000 shares of marketable equity securities with a fair value (based on quoted market values) of $2.2 million, net of applicable taxes, to the Company in 1997 and 1998. These capital contributions have been recorded net of applicable taxes since the tax basis of the marketable equity securities contributed to the Company is nominal and the Company is required to pay the applicable income taxes based on the fair value of the investments when the investments are sold.

     In 1998, the Company sold 1,048,000 shares of restricted Common Stock to certain employees in exchange for notes receivable due in 2003. The notes receivable bear interest at the applicable minimum federal rate and are collateralized by the shares of Common Stock.

PREFERRED STOCK

Series A Convertible Preferred Stock

     Each share of Series A Convertible Preferred Stock has the same number of Common Stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series A Convertible Preferred Stock have preference over Common shareholders with respect to

                           GENETIC MICROSYSTEMS, INC.

payment of dividends and distribution of assets in the event of liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $2.00 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series A Convertible Preferred Stock is convertible at any time into the number of shares of Common Stock which results from dividing the conversion price per share in effect at the time of conversion into $2.00 per share for each share of Series A Convertible Preferred Stock being converted and automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recapitalizations, as defined in the Articles of Incorporation.

Series B Redeemable Convertible Preferred Stock

     Each share of Series B Redeemable Convertible Preferred Stock has the same number of common stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series B Redeemable Convertible Preferred Stock have preference over holders of Series A Convertible Preferred Stock who have preference over Common Stockholders with respect to payment of dividends and distribution of assets in the event of liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $8.50 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series B Redeemable Convertible Preferred Stock is convertible at any time into the number of shares of Common Stock which results from dividing the conversion price per share in effect at the time of conversion into $8.50 per share for each share of Series A Convertible Preferred Stock being converted and automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recapitalization, as defined in the Articles of Incorporation.

     The Company is required, at the option of the majority of Series B Redeemable Convertible Preferred stockholders, to redeem one-third of the shares on December 30, 2004, 2005 and 2006, respectively, at $8.50 per share plus all declared and unpaid dividends.

Series A and B Preferred Stock Warrants

     In connection with the sale of Series A Preferred Stock, the Company issued warrants to an employee and a vendor to purchase 50,000 and 4,000 shares, respectively, of Series A Preferred Stock at $2.00 per share which expire in 2008. Additionally, in connection with the sale of Series B Preferred Stock, the Company issued warrants to an employee to purchase 34,713 shares of Series B Preferred Stock at $8.50 per share which expire in 2008.

     The Company has also entered into an agreement with an employee that obligates the Company to issue options, at the same price as any new equity raised up to $13.5 million, to preserve his percentage of the Company. In the event this occurs, the Company intends to settle this obligation by issuing additional options or making a cash payment. If no settlement agreement is reached, the obligation will continue until the earlier of the date at which $13.5 million is raised or December 31, 2004.

                           GENETIC MICROSYSTEMS, INC.

STOCK OPTION PLAN

     The Company's Stock Plan allows for the granting of options to purchase 300,000 shares of Common Stock. Options generally vest over four years and expire ten years from the grant date or 90 days from termination of employment, whichever is sooner.

     Pro forma information regarding net loss was computed in accordance with SFAS No. 123 and has been determined as if the Company accounted for its employee stock options granted under the fair value methods of that Statement. The fair value of these options was estimated at the date of grant using the minimal value option pricing model with the following weighted-average assumptions for 1998: risk-free interest rate of 5.4%, dividend yield of 0% and a weighted-average expected life of the option of 4.0 years. The pro forma net loss and net loss per share as computed under SFAS No. 123 for 1998 amounted to $3,030,096 and $5.13 per share, respectively.

     The following table presents the option activity for the year ended December 31, 1998:

                                                                        WEIGHTED-
                                                                         AVERAGE
                                                                        EXERCISE
                                                              SHARES      PRICE
                                                              ------    ---------
Outstanding at beginning of year............................       0
Granted.....................................................  60,000      $.34
                                                              ------      ----
Outstanding at end of year..................................  60,000      $.34
                                                              ======      ====

     The weighted average per share fair value of options granted during 1998 was $.07.

     At December 31, 1998, there were 240,000 options available for grant under the Plan. There were no options exercisable at December 31, 1998.

     The Company has reserved 3,021,066 shares of Common Stock at December 31, 1998 for conversion of Preferred Stock and exercise of options and warrants to purchase Common Stock.

11. NONCASH FINANCING ACTIVITIES

     In 1998, 140,000 shares of Common Stock were issued in exchange for $10,082 of cash and $2,048,006 of available-for-sale securities previously contributed to the Company. These shares, along with 10,000 shares of Common Stock, were then converted into 1.5 million shares of Series A Convertible Preferred Stock.

                INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                  JULY 3, 1999

                           GENETIC MICROSYSTEMS, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,526,577
  Available for sale securities.............................           --
  Accounts receivable, net of allowance of $75,603 for
     doubtful accounts......................................    1,999,759
  Inventories...............................................      999,361
  Prepaid expenses and other assets.........................       70,561
                                                              -----------
Total current assets........................................    5,596,258
Property and equipment, net.................................      732,767
Deposits....................................................       64,000
                                                              -----------
                                                              $ 6,393,025
                                                              ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $   773,280
  Accrued expenses..........................................      534,901
  Due to shareholder........................................           --
  Deferred revenue..........................................      543,837
                                                              -----------
Total current liabilities...................................    1,852,018
Deferred rent...............................................       38,099
Common stock purchase rights................................    3,000,000
Series B Redeemable Convertible Preferred Stock, $.01 par
  value; 582,353 shares authorized; 431,977 shares issued
  and outstanding (aggregate liquidation preference of
  $3,671,825 in 1999).......................................    3,671,825
Shareholders' equity (deficit):
  Series A Convertible Preferred Stock, $.01 par value;
     2,054,000 shares authorized; 2,000,000 shares issued
     and outstanding (aggregate liquidation preference of
     $4,000,000)............................................       20,000
  Common Stock, no par value; 5,000,000 shares authorized;
     1,054,499 shares issued................................      216,900
  Additional paid-in capital................................    3,063,216
  Notes receivable from shareholders........................     (159,391)
  Treasury Stock (47,797 shares of Common Stock), at cost...      (13,120)
  Accumulated deficit.......................................   (5,296,522)
                                                              -----------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)........................   (2,168,917)
                                                              -----------
                                                              $ 6,393,025
                                                              ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

           CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                  (UNAUDITED)

                                                                FOR THE SIX MONTHS ENDED
                                                              -----------------------------
                                                              JULY 3, 1999    JUNE 30, 1998
                                                              ------------    -------------
REVENUES
  Net product Sales.........................................  $ 5,081,572      $        --
COSTS AND EXPENSES:
  Cost of sales.............................................    3,153,091               --
  Research and development..................................    1,381,309        1,070,532
  Selling, general and administrative.......................    1,984,137          705,615
                                                              -----------      -----------
                                                                6,518,537        1,776,147
                                                              -----------      -----------
LOSS FROM OPERATIONS........................................   (1,436,965)      (1,776,147)
OTHER INCOME (LOSS)
  Gain (loss) on sale of available for sale securities......           --         (664,505)
  Interest and dividend income, net.........................       64,387           17,975
                                                              -----------      -----------
                                                                   64,387         (646,530)
                                                              -----------      -----------
LOSS BEFORE INCOME TAX BENEFIT..............................   (1,372,578)      (2,422,677)
INCOME TAX BENEFIT..........................................           --          808,411
                                                              -----------      -----------
NET LOSS....................................................   (1,372,578)      (1,614,266)
CHANGE IN UNREALIZED LOSS ON AVAILABLE-FOR-SALE EQUITY
  SECURITIES................................................           --          641,777
                                                              -----------      -----------
COMPREHENSIVE NET LOSS......................................  $(1,372,578)     $  (972,489)
                                                              ===========      ===========
LOSS PER SHARE
NET LOSS PER SHARE -- BASIC AND DILUTED.....................  $     (1.36)     $    (10.35)
                                                              ===========      ===========
COMPREHENSIVE NET LOSS PER SHARE -- BASIC AND DILUTED.......  $     (1.36)     $     (6.24)
                                                              ===========      ===========
WEIGHTED AVERAGE COMMON SHARES -- BASIC AND DILUTED.........    1,009,499          155,901
                                                              ===========      ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                FOR THE SIX MONTHS ENDED
                                                              -----------------------------
                                                              JULY 3, 1999    JUNE 30, 1998
                                                              ------------    -------------
OPERATING ACTIVITIES
  Net loss..................................................  $(1,372,578)     $(1,614,266)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      106,685           24,840
     Deferred taxes.........................................           --         (808,411)
     Deferred rent..........................................      (11,430)              --
     Gain (loss) on sale of available for sale equity
       securities...........................................           --          664,505
     Loss on the disposal of property and equipment.........        4,044               --
     Provision for doubtful accounts........................       75,603               --
  Changes in operating assets and liabilities:
     Prepaid expenses and other assets......................       16,795          (61,296)
     Accounts receivable....................................   (1,861,787)              --
     Inventories............................................     (577,552)              --
     Accounts payable and accrued expenses..................      764,453           73,825
     Deferred revenue.......................................      543,837               --
                                                              -----------      -----------
Net cash used in operating activities.......................   (2,311,930)      (1,720,803)
INVESTING ACTIVITIES
  Purchase of property and equipment........................     (237,685)        (282,958)
  Sale of available-for-sale equity securities..............           --        2,673,223
                                                              -----------      -----------
Net cash (used in) provided by investing activities.........     (237,685)       2,390,265
FINANCING ACTIVITIES
  Issuance of Series A and B Convertible Preferred Stock....      709,184          957,212
  Issuance of Common Stock..................................        1,300               --
  Purchase of Treasury Stock................................         (187)              --
  Collection of notes receivable............................          449               --
  Due to shareholder........................................           --         (120,000)
                                                              -----------      -----------
Net cash provided by financing activities...................      710,746          837,212
                                                              -----------      -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............   (1,838,869)       1,506,674
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............    4,365,446           33,654
                                                              -----------      -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $ 2,526,577      $ 1,540,328
                                                              ===========      ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JULY 3, 1999
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

THE COMPANY

     Genetic MicroSystems, Inc. (the "Company") was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. The Company was a development-stage company until the commencement of substantial operations in 1998.

     The interim unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnote disclosures normally included in annual financial statements have been omitted or condensed. In the opinion of management, all necessary adjustments (consisting of only normal recurring accruals) have been made to provide a fair presentation. The operating results for the six months ended July 3, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. Effective January 1, 1999, for quarterly interim reporting, the company adopted a fiscal quarter ending on the Saturday nearest to the end of the calendar quarter with the exception of year end, which ends on December 31.

2. INVENTORIES

     Inventories at July 3, 1999 consist of the following at:

Purchased components........................................    $640,128
Units in process............................................     209,300
Finished units..............................................      34,945
Demonstration inventory.....................................     114,988
                                                                --------
                                                                $999,361
                                                                ========

3. INCOME TAXES

     Deferred income taxes consist of the following at July 3, 1999:

Deferred tax asset:
  Net operating loss and tax credits carry-forwards.........   $  850,000
  Start-up costs............................................      480,000
                                                               ----------
                                                                1,330,000
  Valuation allowance.......................................    1,330,000
                                                               ----------
                                                               $        0
                                                               ==========

     The income tax benefit of $808,411 in 1998 represents the elimination of deferred tax liabilities recognized in connection with capital contributions, which are no longer payable due to the operating losses incurred by the Company in 1997 and 1998. At July 3, 1999, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $1,400,000, to offset future

                           GENETIC MICROSYSTEMS, INC.

                                  JULY 3, 1999
                                  (UNAUDITED)

federal taxable income which begin to expire in 2012. At July 3, 1999, the Company had tax credit carryforwards for income tax purposes of approximately $310,000 to offset future federal taxable income which begin to expire in 2012. A full valuation allowance has been established due to the uncertainty of the realization of these benefits in future years. In accordance with section 382 of Internal Revenue Code, the use of the above carry forward will be subject to annual limitations based upon ownership changes of the Company's stock which have occurred.

4. SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The Company closed its second round of sales of the Series B Redeemable Convertible Preferred Stock in January 1999, selling an additional 84,845 shares for net proceeds of $721,186.

     Each share of Series B Redeemable Convertible Preferred Stock has the same number of common stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series B Redeemable Convertible Preferred Stock have preference over Series A Convertible Preferred Stock who have preference over common stock shareholders with respect to payment of dividends and distribution of assets in event of liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $8.50 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series B Redeemable Convertible Preferred Stock is convertible at any time into the number of shares of common stock which results from dividing the conversion price per share in effect at the time of conversion into $8.50 per share for each share of Series B Redeemable Convertible Preferred Stock being converted. Each share of Series B Redeemable Convertible Preferred Stock will automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recaptalizations, as defined in the Articles of Incorporation.

     The Company is required, at the option of the majority of Series B Redeemable Convertible Preferred Stock stockholders, to redeem one-third of the shares on December 30, 2004, 2005, and 2006, respectively, at $8.50 per share plus all declared and unpaid dividends.

SERIES B PREFERRED STOCK WARRANTS

     The Company issued additional warrants to an employee to purchase 33,485 shares of Series B Preferred Stock at $8.50 per share which expire in 2008. No value has been assigned to these warrants.

5. SUBSEQUENT EVENTS:

     The Company has entered into an Agreement and Plan of Merger dated September 10, 1999 with Affymetrix Corporation of Santa Clara, California. The agreement is subject to the satisfaction of certain closing conditions, among which are a Hart-Scott-Rodino filing and an effective Form S-4 Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Affymetrix' charter includes a provision that eliminates the personal liability of a director to Affymetrix or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty. The charter provides, however, that unless otherwise permitted by applicable law, a director remains potentially liable for monetary damages for:

     - breach of the director's duty of loyalty to Affymetrix or its stockholders;

     - acts or omissions not in good faith or which involve misconduct or a knowing violation of law;

     - an improper payment of a dividend or an improper redemption or repurchase of Affymetrix' stock (as provided in Section 174 of the Delaware General Corporation Law); or

     - any transaction from which a director derives an improper personal benefit.

Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article VIII of the bylaws of Affymetrix provides in terms similar to those of Section 145 of the Delaware General Corporation Law that Affymetrix has the power and is required to indemnify its directors and officers in accordance with Delaware Law.

     The right to indemnification includes the right to be paid by Affymetrix the expenses (including attorneys' fees) incurred in defending any suits brought in advance of their final disposition; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to Affymetrix of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal. The rights to indemnification and to the advancement of expenses covered in Sections 1 and 2 of Article VII of Affymetrix' bylaws are contract rights and these rights continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.

     If a claim covered by Affymetrix' bylaws (Article VIII, Sections 1 and 2) is not paid in full by Affymetrix within 60 days after a written claim has been received by Affymetrix, except in the case of advancement of expenses pursuant to the terms of an undertaking, in which case the applicable period is 20 days, an indemnitee will be entitled to be paid also the expense of prosecuting or defending the suit. The failure of the indemnitee to meet any applicable standard for indemnification set forth in the Delaware General Corporation Law:

     - is a defense in any suit brought by the indemnitee to enforce a right to indemnification (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and

     - entitles Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking upon a final adjudication in any suit brought by Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking.

Neither the failure of Affymetrix, including its board of directors, independent legal counsel, or its stockholders, to have made a determination prior to the commencement of the suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Affymetrix, including its board of directors, independent legal counsel, or its stockholders, that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, is a defense to the suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses, or brought by Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to an advancement of expenses under Article VIII of the bylaws or otherwise will be on Affymetrix.

     The rights to indemnification and to the advancement of expenses conferred in Affymetrix' bylaws are not exclusive of any other right which any person may have or acquire under Affymetrix' charter, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Affymetrix may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Affymetrix or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Affymetrix would have the power to indemnify that person against the expense, liability, or loss under the Delaware General Corporation Law.

     Affymetrix may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of Affymetrix to the fullest extent of the provisions allowed by its bylaws with respect to the indemnification and advancement of expenses of directors and officers of Affymetrix.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following Exhibits are filed herewith unless otherwise indicated:

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of September 10,
          1999, among Affymetrix, Inc., GMS Acquisition, Inc., Genetic
          MicroSystems, Inc., Jean Montagu and the stockholders set
          forth on the signature pages thereto (attached as Appendix A to the Proxy Statement/ Prospectus contained in this
          Registration Statement).
  3.1     Amended and Restated Certificate of Incorporation of
          Affymetrix, Inc. (incorporated by reference to Exhibit 3.1 of Affymetrix' Registration Statement on Form S-3 as filed
          July 12, 1999).
  3.2     Bylaws of Affymetrix, Inc. (incorporated by reference to
          Appendix C of Affymetrix' Definitive Proxy Statement on
          Schedule 14A as filed on April 29, 1998).
  4.1     Rights Agreement dated as of October 15, 1998 between
          Affymetrix, Inc. and America Stock Transfer & Trust Company,
          as Rights Agent (incorporated by reference to Exhibit 1 of
          Affymetrix' Form 8-A as filed on October 16, 1998).
  4.2     Indenture dated as of September 22, 1999, between
          Affymetrix, Inc. and The Bank of New York, as Trustee.
  5.1     Opinion of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary of Affymetrix, Inc.,
          regarding the validity of the shares of Affymetrix, Inc.
          Common Stock to be registered under this Registration
          Statement.
  8.1     Opinion of Sullivan & Cromwell regarding certain United
          States federal income tax consequences of the Merger.
  8.2     Opinion of Palmer & Dodge LLP regarding certain United
          States federal income tax consequences of the Merger.
 10.1     Stock Option Agreement, dated as of September 10, 1999,
          between Affymetrix, Inc. and Genetic MicroSystems, Inc.
          (attached as Appendix B to the Proxy Statement/Prospectus
          contained in this Registration Statement).
 23.1     Consent of Ernst & Young LLP, Independent Auditors (Boston,
          Massachusetts).
 23.2     Consent of Ernst & Young LLP, Independent Auditors (Palo
          Alto, California).
 23.3     Consent of Vern Norviel, Senior Vice President, General
          Counsel & Corporate Secretary (contained in Exhibit 5.1).
 23.4     Consent of Sullivan & Cromwell (contained in Exhibit 8.1).
 23.5     Consent of Palmer & Dodge LLP (contained in Exhibit 8.2).
 24.1     Power of Attorney
 99.1     Form of Proxy for holders of Genetic MicroSystems, Inc.
          Common Stock, Genetic MicroSystems, Inc. Series A
          Convertible Preferred Stock, and Series B Convertible
          Preferred Stock Genetic MicroSystems, Inc.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 99.2     Escrow Agreement, dated as of September 10, 1999, among
          Genetic MicroSystems, Inc., Affymetrix, Inc., GMS
          Acquisition, Inc., Jean Montagu, as Stockholder
          Representative, and Bank One Trust Company, N.A., as Escrow
          Agent (attached as Appendix C to the Proxy
          Statement/Prospectus contained in this Registration
          Statement).
 99.3     Form of Stockholder Voting Agreement entered into by
          Affymetrix and Jean Montagu, Dominic Montagu, Sasha Montagu,
          Stanley Rose, Peter Honkanen and Myles L. Mace, Jr.
          (attached as Appendix D to the Proxy Statement/Prospectus
          contained in this Registration Statement).

     (b) Financial Data Schedule.

     Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by this form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this form; and

        (2) the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Affymetrix, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 14, 1999.

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title:   Senior Vice President,
                                                       General Counsel &
                                                       Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
                         *                           Chief Executive Officer and       October 14, 1999
---------------------------------------------------    Chairman of the Board
             Stephen P.A. Fodor, Ph.D.

                         *                           Vice President and Chief          October 14, 1999
---------------------------------------------------    Financial Officer (Principal
                 Edward M. Hurwitz                     Financial and Accounting
                                                       Officer)

                         *                           Vice Chairman of the Board        October 14, 1999
---------------------------------------------------
              John D. Diekman, Ph.D.

                         *                           Director                          October 14, 1999
---------------------------------------------------
                 Paul Berg, Ph.D.

                         *                           Director                          October 14, 1999
---------------------------------------------------
               Vernon R. Loucks, Jr.

                         *                           Director                          October 14, 1999
---------------------------------------------------
               Barry C. Ross, Ph.D.

                         *                           Director                          October 14, 1999
---------------------------------------------------
                  David B. Singer

                         *                           Director                          October 14, 1999
---------------------------------------------------
                Lubert Stryer, M.D.

                         *                           Director                          October 14, 1999
---------------------------------------------------
                   John A. Young

*By Power of Attorney

                 /s/ VERN NORVIEL                    Attorney-in-Fact
---------------------------------------------------
                   Vern Norviel

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of September 10,
          1999, among Affymetrix, Inc., GMS Acquisition, Inc., Genetic
          MicroSystems, Inc., Jean Montagu and the stockholders set
          forth on the signature pages thereto (attached as Appendix A to the Proxy Statement/ Prospectus contained in this
          Registration Statement).
  3.1     Amended and Restated Certificate of Incorporation of
          Affymetrix, Inc. (incorporated by reference to Appendix B of
          Affymetrix' Definitive Proxy Statement on Schedule 14A as
          filed April 29, 1998).
  3.2     Bylaws of Affymetrix, Inc. (incorporated by reference to
          Appendix C of Affymetrix' Definitive Proxy Statement on
          Schedule 14A as filed on April 29, 1998).
  4.1     Rights Agreement dated as of October 15, 1998 between
          Affymetrix, Inc. and America Stock Transfer & Trust Company,
          as Rights Agent (incorporated by reference to Exhibit 1 of
          Affymetrix' Form 8-A as filed on October 16, 1998).
  4.2     Indenture dated as of September 22, 1999, between
          Affymetrix, Inc. and The Bank of New York, as Trustee.
  5.1     Opinion of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary of Affymetrix, Inc.,
          regarding the validity of the shares of Affymetrix, Inc.
          Common Stock to be registered under this Registration
          Statement.
  8.1     Opinion of Sullivan & Cromwell regarding certain United
          States federal income tax consequences of the Merger.
  8.2     Opinion of Palmer & Dodge LLP regarding certain United
          States federal income tax consequences of the Merger.
 10.1     Stock Option Agreement, dated as of September 10, 1999,
          between Affymetrix, Inc. and Genetic MicroSystems, Inc.
          (attached as Appendix B to the Proxy Statement/Prospectus
          contained in this Registration Statement).
 23.1     Consent of Ernst & Young LLP, Independent Auditors (Boston,
          Massachusetts).
 23.2     Consent of Ernst & Young LLP, Independent Auditors (Palo
          Alto, California). Consent of Vern Norviel, Senior Vice
          President, General Counsel &
 23.3     Consent of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary (contained in Exhibit 5.1).
 23.4     Consent of Sullivan & Cromwell (contained in Exhibit 8.1).
 23.5     Consent of Palmer & Dodge LLP (contained in Exhibit 8.2).
 24.1     Power of Attorney
 99.1     Form of Proxy for holders of Genetic MicroSystems, Inc.
          Common Stock, Genetic MicroSystems, Inc. Series A
          Convertible Preferred Stock, and Series B Convertible
          Preferred Stock Genetic MicroSystems, Inc.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 99.2     Escrow Agreement, dated as of September 10, 1999, among
          Genetic MicroSystems, Inc., Affymetrix, Inc., GMS
          Acquisition, Inc., Jean Montagu, as Stockholder
          Representative, and Bank One Trust Company, N.A., as Escrow
          Agent (attached as Appendix C to the Proxy
          Statement/Prospectus contained in this Registration
          Statement).
 99.3     Form of Stockholder Voting Agreement entered into by
          Affymetrix and Jean Montagu, Dominic Montagu, Sasha Montagu,
          Stanley Rose, Peter Honkanen and Myles L. Mace, Jr.
          (attached as Appendix D to the Proxy Statement/Prospectus
          contained in this Registration Statement).
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